UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant    ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the, Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Ohio Casualty Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

Common Shares, par value $0.125 per share

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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June 29, 2007

Dear Ohio Casualty Corporation Shareholder:

On behalf of the board of directors of Ohio Casualty Corporation, I am pleased to invite you to a special meeting of Ohio Casualty Corporation to be held on Wednesday, August 8, 2007 at 9:00 a.m. (E.D.T.). The special meeting will take place at the Ohio Casualty University Auditorium, 9450 Seward Road, Fairfield, Ohio 45014.

At the special meeting, we will ask you (i) to adopt the Agreement and Plan of Merger, dated as of May 6, 2007, among Liberty Mutual Insurance Company, Waterfall Merger Corp. and Ohio Casualty; and (ii) to approve the adjournment or postponement of the special meeting, if deemed necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to adopt the merger agreement. If the merger is completed, each common share of Ohio Casualty issued and outstanding immediately prior to the merger (other than shares owned by Ohio Casualty and its subsidiaries and Liberty and its subsidiaries and shares for which dissenters rights have been properly exercised under Ohio law) will be converted into the right to receive $44 in cash, without interest and less any applicable withholding taxes, as more fully described in the accompanying proxy statement.

The Ohio Casualty board of directors has approved the merger, the merger agreement and the other transactions contemplated by the merger agreement, and has declared the merger, the merger agreement and the other transactions contemplated by the merger agreement advisable and in the best interests of Ohio Casualty and our shareholders. The Ohio Casualty board of directors recommends that you vote “FOR” the proposal to adopt the merger agreement.

The merger agreement must be adopted by the affirmative vote of a majority of the issued and outstanding common shares of Ohio Casualty entitled to vote on the matter. The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger agreement and the other transactions contemplated by the merger agreement. We encourage you to read carefully the accompanying proxy statement, including the appendices.

Your vote is very important regardless of the number of common shares that you own. If you fail to vote by proxy or in person, or fail to instruct your broker on how to vote, it will have the same effect as a vote against the proposal to adopt the merger agreement.

Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing to us the enclosed proxy card or by granting your proxy electronically over the Internet or by telephone as soon as possible. If your shares are held in an account at a brokerage firm, bank or other nominee, you should instruct your broker, bank or nominee how to vote your shares using the separate voting instruction form furnished by your broker, bank or nominee. The enclosed proxy card contains instructions regarding voting.

Thank you for your cooperation and continued support.

Sincerely,

Dan Carmichael

President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in the proxy statement. Any representation to the contrary is a criminal offense.

This proxy statement is dated June 29, 2007 and is first being mailed to our shareholders on or about July 11, 2007.

OHIO CASUALTY CORPORATION

9450 Seward Road

Fairfield, Ohio 45014

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held August 8, 2007

To the Shareholders:

Notice is hereby given that the special meeting of the shareholders of Ohio Casualty Corporation (the “Company”) will be held at 9:00 a.m., Eastern Daylight Time, on Wednesday, August 8, 2007 in the Ohio Casualty University Auditorium, 9450 Seward Road, Fairfield, Ohio 45014. The purposes of the special meeting will be to consider and vote upon:

1.	a proposal to adopt the Agreement and Plan of Merger, dated as of May 6, 2007, among Liberty Mutual Insurance Company, Waterfall Merger Corp. and the Company;

2.	a proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to adopt the merger agreement; and

3.	the transaction of such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Only those persons who were holders of record of the Company common shares at the close of business on June 28, 2007 will be entitled to notice of, to attend and to vote at, the special meeting and any adjournment or postponement thereof. As of the record date, there were 60,030,618 common shares of the Company outstanding. Each shareholder is entitled to one vote for each common share owned on the record date. If you own shares through a broker or other nominee and you want to have your vote counted, you must instruct your broker or nominee to vote. The affirmative vote of the holders of a majority of the Company’s common shares entitled to vote at the special meeting is required to approve the merger agreement.

Our board of directors has approved the merger agreement and the transactions contemplated by the merger agreement, determined that the transactions contemplated by the merger agreement are in the best interests of the Company and its shareholders and resolved to recommend that the Company’s shareholders vote in favor of the adoption of the merger agreement.

The Company’s board of directors recommends that shareholders vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.

By Order of the Board of Directors

Debra K. Crane, Senior Vice President,

General Counsel and Secretary

EVERY SHAREHOLDER’S VOTE IS IMPORTANT. IF YOU ARE UNABLE TO BE PRESENT AT THE SPECIAL MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD SO THAT YOUR COMMON SHARES WILL BE REPRESENTED. A POSTAGE PAID, ADDRESSED ENVELOPE FOR MAILING IS ENCLOSED FOR YOUR CONVENIENCE. YOU MAY ALSO VOTE YOUR PROXY VIA THE INTERNET OR BY TELEPHONE. INSTRUCTIONS FOR DOING SO ARE PROVIDED IN THE PROXY STATEMENT AND ON THE PROXY CARD.

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Termination Fee	52
Governing Law	53
Amendments, Extensions and Waivers of the Merger Agreement	53
MARKET PRICE OF THE COMMON SHARES AND DIVIDEND DATA	54
PRINCIPAL SHAREHOLDERS	55
SHAREHOLDINGS OF DIRECTORS AND MANAGEMENT	56
FUTURE SHAREHOLDER PROPOSALS	57
OTHER MATTERS	57
WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION	57
APPENDIX A—AGREEMENT AND PLAN OF MERGER, DATED AS OF MAY 6, 2007, AMONG LIBERTY MUTUAL INSURANCE COMPANY, WATERFALL MERGER CORP. AND OHIO CASUALTY CORPORATION
APPENDIX B—OPINION OF MERRILL LYNCH, PIERCE, FENNER & SMITH
APPENDIX C—SECTION 1701.85 OF THE OHIO REVISED CODE

ii

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a shareholder. You should read the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the documents referred to in this proxy statement.

Except as otherwise specifically noted in this proxy statement, “we,” “our,” “us” and similar words in this proxy statement refer to the Company. In addition, we refer to Liberty Mutual Insurance Company as “Liberty” and to Waterfall Merger Corp. as “Merger Sub.”

Q.	Who sent me this proxy statement?

A.	The Company’s board of directors sent you this proxy statement and proxy card. We began mailing this proxy statement and proxy card on or about July 11, 2007. We will pay for this solicitation. Proxies will be solicited by mail and may be solicited, for no additional compensation, by officers, directors or employees of the Company or its subsidiaries, by telephone, facsimile, electronic mail or in person. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of common shares of the Company, and will be reimbursed for their related expenses. In addition, the Company has retained Morrow & Co., Inc., a professional soliciting organization, to assist in soliciting proxies from brokerage houses, custodians and nominees. The Company expects to pay Morrow & Co., Inc. up to $9,000 and to reimburse Morrow & Co., Inc. for its out-of-pocket expenses incurred in connection with such solicitation.

Q.	Why did I receive this proxy statement and proxy card?

A.	You received this proxy statement and proxy card because you are being asked to attend a special meeting of the Company’s shareholders and because you owned our common shares as of June 28, 2007. We refer to this date as the record date. This proxy statement contains important information about the special meeting and the business to be transacted at the special meeting.

You should carefully read this proxy statement, including its appendices and the other documents we refer to in this proxy statement, because they contain important information about the merger, the merger agreement and the special meeting of the shareholders of the Company. The enclosed voting materials allow you to vote your shares without attending the special meeting.

Your vote is very important. We encourage you to vote as soon as possible.

Q.	What does it mean if I receive more than one proxy card?

A.	It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted. You may also be able to submit your proxy related to each proxy card through the Internet or by phone. Details are outlined in the enclosed proxy card.

Q.	When and where is the special meeting?

A.	The special meeting of the shareholders of the Company will be held at 9:00 a.m., Eastern Daylight Time, on Wednesday, August 8, 2007 in the Ohio Casualty University Auditorium, 9450 Seward Road, Fairfield, Ohio 45014.

Q.	What is the purpose of the special meeting and what am I being asked to vote on?

A.	At the special meeting, you are being asked to vote on a proposal to adopt the Agreement and Plan of Merger, dated as of May 6, 2007, among Liberty, Merger Sub and the Company, as it may be amended from time to time (which we refer to in this proxy statement as the “merger agreement”). A copy of the merger agreement is attached to this proxy statement as Appendix A. Pursuant to the terms and conditions of the merger agreement, Merger Sub will merge with and into the Company, and each outstanding common share of the Company, other than common shares owned by the Company and its subsidiaries, Liberty and its subsidiaries and dissenting shares, will be converted into the right to receive $44 in cash, without interest. As a result of the merger, the Company will become a wholly owned subsidiary of Liberty Mutual, and the Company’s common shares will cease to be listed on NASDAQ Stock Market (“NASDAQ”), will not be publicly traded and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, you are being asked to vote on a proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

Q.	What vote is required to adopt the merger agreement and approve the merger?

A.	In order for the merger agreement to be adopted, a majority of the issued and outstanding common shares as of the close of business on the record date must vote “FOR” the approval and adoption of the merger agreement. Therefore, if you do not return your proxy card, vote via the Internet or telephone or attend the special meeting and vote in person, or if you hold your shares in “street name” and fail to give voting instructions to the record holder of your shares, it will have the same effect as if you voted “AGAINST” the merger agreement. Each common share outstanding on the record date is entitled to one vote. As of June 28, 2007, there were 60,030,618 common shares, $.125 par value, which we refer to as the Company common shares, outstanding. The Company has no other voting securities outstanding.

In order for the special meeting to be adjourned or postponed, if necessary or appropriate, to permit further solicitation of proxies on the proposal to adopt the merger agreement, the affirmative vote of a majority of common shares represented at the special meeting, whether in person or by proxy, is required. Failure to return your proxy card, vote via the Internet or telephone or attend the special meeting and vote in person or, if you hold your shares in “street name,” failure to give voting instructions to the record holder of your shares, will have no effect on this proposal since this vote is based on the number of shares represented at the special meeting.

Q.	What do I need to do now?

A.	After reading and considering the information contained in this proxy statement, please submit your proxy as soon as possible. You may submit your proxy by returning the enclosed proxy card. You may also submit your proxy through the Internet or by phone. If you intend to submit your proxy by telephone or the Internet you must do so no later than 9:00 a.m., Eastern Daylight Time on August 8, 2007, and if you intend to submit your proxy by mail it must be received by the Company prior to commencement of voting at the special meeting. Details are outlined in the enclosed proxy card. In addition, if you hold your shares through a broker or other nominee, you may be able to submit your proxy through the Internet or by telephone in accordance with instructions your broker or nominee provides.

Q.	What is the proposed transaction?

A.

The proposed transaction is the merger of a subsidiary of Liberty with and into the Company. The merger subsidiary is currently a direct, wholly owned subsidiary of Liberty, but it is anticipated that prior to the effective time of the merger Liberty will transfer a portion of the ownership of this subsidiary to affiliates of

Liberty. As a result of the merger, the Company will become a wholly owned subsidiary of Liberty and its affiliates, and Company common shares will cease to be listed on NASDAQ, will not be publicly traded and will be deregistered under the Exchange Act.

Q.	If the merger is completed, what will I receive for my common shares?

A.	You will receive $44 in cash, without interest, for each Company common share you own if you do not exercise dissenters’ rights.

Q.	Do any of the Company’s executive officers or directors have any interests in the merger that may differ from or be in addition to my interests as a shareholder?

A.	Yes. In considering the recommendation of the board of directors with respect to the merger agreement, you should be aware that some of the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our shareholders generally. For descriptions of these interests, please see the section entitled “The Merger—Interests of Our Directors and Executive Officers in the Merger” of this proxy statement.

Q.	How does the Company’s board recommend I vote?

A.	The Company’s board of directors recommends that you vote “FOR” the adoption of the merger agreement because our board believes that the merger agreement is fair to and in the best interests of the Company and its shareholders. For a more complete description of our board’s reasons for recommending the merger agreement, see “The Merger—Reasons for the Merger.”

Q.	What happens if I do not return my proxy card, vote via the Internet or telephone or attend the special meeting and vote in person?

A.	Because the affirmative vote of a majority of the issued and outstanding common shares as of the close of business on the record date is needed to adopt the merger agreement, the failure to submit your proxy or vote in person will have the same effect as a vote “AGAINST” the adoption of the merger agreement. Abstentions and broker non-votes also will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

In order for the special meeting to be adjourned or postponed, if necessary or appropriate, to permit further solicitation of proxies on the proposal to adopt the merger agreement, the affirmative votes of a majority of the common shares represented in person or by proxy at the special meeting is required. Broker non-votes will not apply to the proposal to adjourn or postpone the special meeting. Abstentions will count as votes cast against the proposal to adjourn or postpone the special meeting, since this vote is based on the number of shares represented at the special meeting.

The Company’s board of directors urges you to complete, date, sign and return the accompanying proxy card, or to submit a proxy by telephone or through the Internet by following the instructions included with your proxy card, or, in the event you hold your shares through a broker or other nominee, by following the separate voting instructions received from your broker or nominee.

Q.	May I change my vote after I have voted?

A.	Yes. You can revoke your proxy at any time before it is voted at the special meeting by any of the following methods:

•

Submitting a later-dated proxy by mail, over the telephone or through the Internet. If you submit your later-dated proxy by telephone or through the Internet you must do so no later than 9:00 a.m. Eastern

Daylight Time on August 8, 2007, and if you submit your later-dated proxy by mail it must be received by the Company prior to the commencement of voting at the special meeting.

•	Sending a written notice, including by facsimile or electronic mail, to the Secretary of the Company that is delivered before the special meeting to:

Ohio Casualty Corporation

9450 Seward Road

Fairfield, Ohio 45014

Facsimile: (513) 603-2208

Attention: Debra K. Crane,

Senior Vice President, General Counsel and Secretary

Email: debra.crane@ocas.com

•

Attending the special meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the institution that holds your shares to be able to vote at the special meeting.

Q.	If my broker or bank holds my shares in “street name,” will my broker or bank vote my shares for me?

A.	Your broker or bank will not be able to vote your shares without instructions from you. You should instruct your broker or bank to vote your shares following the procedure provided by your bank or broker. Without instructions, your shares will not be voted, which will have the same effect as if you voted “AGAINST” the adoption of the merger agreement.

Q.	Will I have the right to have my shares appraised if I dissent from the merger?

A.	Yes, you will have dissenters’ rights. If you wish to exercise your right to appraisal as a dissenting shareholder, you must not vote in favor of the adoption of the merger agreement, and you must strictly follow the other requirements of Ohio law. A summary describing the requirements you must meet in order to exercise your right to appraisal is in the section entitled “The Merger—Dissenters’ Rights.”

Q.	When is the merger expected to be completed?

A.	We are working towards completing the merger as quickly as possible. We expect to complete the merger in the third quarter of 2007, but we cannot be certain when or if the conditions to the merger will be satisfied or, to the extent permitted, waived. The merger cannot be completed until a number of conditions are satisfied, including the adoption of the merger agreement by the Company’s shareholders at the special meeting, approval of the merger by the insurance commissioners in the states of Indiana and Ohio. On June 11, 2007, the Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”).

Q.	Should I send in my share certificates now?

A.	No. Shortly after the merger is completed, you will receive a letter of transmittal with instructions informing you how to send in your share certificates to the paying agent in order to receive your cash payment. You should use the letter of transmittal to exchange share certificates for the cash payment to which you are entitled as a result of the merger. PLEASE DO NOT SEND IN SHARE CERTIFICATES WITH YOUR PROXY.

Q:	What happens if the merger is not completed?

A:	If the merger agreement is not adopted by the Company’s shareholders or if the merger is not completed for any other reason, shareholders will not receive any payment for their shares in connection with the merger. Instead, the Company will remain a public company and the Company’s common shares will continue to be listed and traded on NASDAQ. Under specified circumstances, the Company may be required to pay Liberty a termination fee or reimburse Liberty for its out-of-pocket expenses as described under “The Merger Agreement— Termination of the Merger Agreement and—Termination Fee.”

Q.	Will I owe taxes as a result of the merger?

A.	Yes, if you recognize taxable gain. The merger will be a taxable transaction for U.S. federal income tax purposes to U.S. holders of Company common shares. As a result, to the extent you recognize taxable gain, the cash you receive in the merger in exchange for your Company common shares will be subject to U.S. federal income tax and also may be taxed under applicable state, local and foreign income and other tax laws. In general, you will recognize gain or loss equal to the difference between the amount of cash you receive in the merger and the aggregate adjusted tax basis of your Company common shares. Refer to the section entitled “The Merger—Material U.S. Federal Income Tax Consequences” in this proxy statement for a more detailed explanation of the tax consequences of the merger. You are urged to consult your own tax advisor to determine the particular tax consequences to you (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for Company common shares pursuant to the merger.

Q.	Who can help answer my other questions?

A.	If you need assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, you should contact Cindy Denney, Assistant Vice President, Corporate Communications, at (513) 603-2074. If your broker holds your shares, you should also call your broker for additional information.

Q.	Where can I find more information about the Company?

A.	We file reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). The filings are available to the public at the SEC’s website, http://www.sec.gov. Our website, http://www.ocas.com/corporate/, has copies of these filings as well. Our common shares are listed on NASDAQ under the symbol “OCAS” and you may inspect our Securities and Exchange Commission filings at the Commission’s public reference facilities. For a more detailed description of the information available, please see the section entitled “Where You Can Obtain Additional Information” in this proxy statement.

SUMMARY TERM SHEET

This summary term sheet highlights only selected information from this proxy statement relating to the merger of Merger Sub into the Company and may not contain all of the information about the merger and related transactions that is important to you as a Company shareholder. Accordingly, we encourage you to carefully read this entire document, including the appendices, and the documents to which we have referred you, including the merger agreement attached as Appendix A. The information contained in this summary is qualified in its entirety by the more detailed information contained in this proxy statement. Page references are included in parentheses to direct you to a more complete discussion of the topics presented in this summary.

The Parties to the Merger (page 19)

Ohio Casualty Corporation

9450 Seward Road

Fairfield, Ohio 45014

The Company is the holding company of The Ohio Casualty Insurance Company, which is one of six property-casualty insurance companies that comprise the Ohio Casualty Group, whose primary products consist of insurance for personal automobile, homeowners, commercial property, commercial automobile, workers compensation, surety and other miscellaneous lines. The Company operates through the independent agency system in over 40 states.

Liberty Mutual Insurance Company

175 Berkeley Street

Boston, Massachusetts 02117

Liberty Mutual Insurance Company, a Massachusetts stock insurance company, was formed in 1912. Liberty is a member of the Liberty Mutual Group of Companies (collectively the “Liberty Mutual Group”). The Liberty Mutual Group, headed by Liberty Mutual Holding Company Inc. (“Liberty Mutual”), constitute a diversified global group of insurance companies and the sixth largest property and casualty insurance group in the United States, based on 2005 direct written premium. The group also ranks 95th on the Fortune 500 list of largest corporations in the United States based on 2006 revenue. As of December 31, 2006, the group had $85.5 billion in consolidated assets, $74.6 billion in liabilities and $23.5 billion in annual consolidated revenue. The Liberty Mutual Group offers a wide range of products and services, including personal automobile, homeowners, commercial multiple peril, commercial automobile, general liability, workers compensation, global specialty, group disability, assumed reinsurance, fire and surety. The Liberty Mutual Group employs over 39,000 people in more than 900 offices throughout the world. Following the acquisition, the Company will be part of the Liberty Mutual Group’s Agency Markets business unit. The 11 companies in Liberty Mutual Agency Markets have more than 6,800 employees and approximately 6,500 appointed agencies. In 2006, Liberty Mutual Agency Markets’ net written premium was $5.9 billion.

Waterfall Merger Corp.

c/o Liberty Mutual Insurance Company

175 Berkeley Street

Boston, Massachusetts 02117

Merger Sub is an Ohio corporation that was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

Although Merger Sub is currently a direct, wholly owned subsidiary of Liberty, it is expected that at some time prior to the effective time of the merger Liberty will transfer the following percentage ownership interests in

Merger Sub to affiliated insurers (the “Liberty Affiliates”); 8% to Employers Insurance Company of Wausau; 8% to Peerless Insurance Company; and 6% to Liberty Mutual Fire Insurance Company. As a result, it is anticipated that immediately prior to the effective time of the merger Liberty will own 78% of Merger Sub.

The Special Meeting (page 14)

Date, Time and Place (page 14)

The special meeting will be held on Wednesday, August 8, 2007 at 9:00 a.m., Eastern Daylight Time, in the Ohio Casualty University Auditorium, 9450 Seward Road, Fairfield, Ohio 45014.

Matters to be Considered (page 14)

You will be asked to consider and vote upon (i) a proposal to adopt the merger agreement, (ii) a proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes to adopt the merger agreement at the time of the special meeting and (iii) the transaction of such other business as may properly come before the special meeting. If any other matters are properly presented at the special meeting for action, the persons named in the enclosed proxy will have discretion to vote on such matters in accordance with their best judgment.

Record Date and Quorum (page 14)

If you own Company common shares at the close of business on June 28, 2007, the record date for the special meeting, you will be entitled to vote at the special meeting. You have one vote for each Company common share owned on the record date. As of June 28, 2007, there were 60,030,618 common shares outstanding.

Required Vote (page 15)

Adoption of the merger agreement requires the affirmative vote of a majority of the issued and outstanding Company common shares as of the close of business on the record date. Because the affirmative vote of a majority of the issued and outstanding common shares as of the close of business on the record date is needed to adopt the merger agreement, the failure to submit your proxy or vote in person will have the same effect as a vote against the merger agreement. Abstentions and broker non-votes also will have the same effect as a vote against adoption of the merger agreement.

The proposal to adjourn or postpone the special meeting, if necessary or appropriate, requires the affirmative vote of a majority of the issued and outstanding common shares represented in person or by proxy at the special meeting. Broker non-votes will not apply to the proposal to adjourn or postpone the special meeting. Abstentions will count as votes cast against the proposal to adjourn or postpone the special meeting.

Accordingly, the Company’s board of directors urges you to complete, date, sign and return the accompanying proxy card, or to submit a proxy by telephone or through the Internet by following the instructions included with your proxy card, or, in the event you hold your shares through a broker or other nominee, by following the separate voting instructions received from your broker or nominee. If you intend to submit your proxy by telephone or through the Internet you must do so no later than 9:00 a.m. Eastern Daylight Time on August 8, 2007, and if you intend to submit your proxy by mail it must be received by the Company prior to the commencement of voting at the special meeting.

Voting by Proxy (page 15)

If you are a registered shareholder (that is, if you hold your Company common shares in certificate form) or if you own Company common shares through your participation in the Company’s Dividend Reinvestment Plan or The Ohio Casualty Insurance Company Employee Savings Plan, the enclosed proxy represents the number of shares held on your account in those plans as well as shares held of record by you. With respect to participants in the Employee Savings Plan, the proxy also serves as the voting instruction card to the Plan trustee and represents your proportional interest in shares beneficially held by the trustee.

You may submit your proxies by mail, by telephone or through the Internet. Instructions for submitting your proxies are included on the proxy card.

If you hold your shares through a broker or other nominee, you should follow the separate voting instructions, if any, provided by the broker or other nominee with the proxy statement. Your broker or nominee may provide proxy submission through the Internet or by telephone. Please contact your broker or nominee to determine how to vote.

Revocability of Proxy (page 15)

You may revoke your proxy at any time before it is voted, except as otherwise described below. If you do not hold your shares through a broker or other nominee, you may revoke your proxy before it is voted by:

•	Submitting a later-dated proxy by mail, over the telephone or through the Internet.

•

Sending a written notice, including by facsimile or electronic mail, to the Secretary of the Company. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the special meeting to:

Ohio Casualty Corporation

9450 Seward Road

Fairfield, Ohio 45014

Facsimile: (513) 603-2208

Attention: Debra K. Crane,

Senior Vice President, General Counsel and Secretary

Email: debra.crane@ocas.com

•

Attending the special meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the institution that holds your shares to be able to vote at the special meeting.

Adjournment and Postponement (page 17)

Although it is not currently expected, the special meeting may be adjourned or postponed if a quorum is not present or for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement. If the special meeting is adjourned or postponed, no notice of the adjourned or postponed meeting is required to be given to shareholders, other than an announcement at the special meeting of the place, date and time to which the special meeting is adjourned or postponed. The record date will not change due to an adjournment or postponement unless the directors of the Company, in their discretion, establish a new record date.

Shares Owned by Company Directors and Executive Officers (page 56)

As of June 28, 2007, our directors and executive officers owned approximately 3.99% of the outstanding Company common shares (including options exercisable within 60 days).

The Merger (page 19)

Background of the Merger (page 20)

A description of the process we undertook, which led to the proposed merger, including our discussions with Liberty, is included in the proxy statement under “The Merger—Background of the Merger.”

Reasons for the Merger; Recommendation of the Board of Directors (page 23)

Our board of directors has approved the merger agreement and determined that the merger is fair to and in the best interests of the Company and its shareholders. Our board recommends that shareholders vote “FOR” the adoption of the merger agreement at the special meeting. Our board also recommends that you vote “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of the adoption of the merger agreement at the time of the special meeting.

Structure of the Merger (page 41)

Upon the terms and subject to the conditions of the merger agreement, Merger Sub, a subsidiary of Liberty, will be merged with and into the Company. As a result of the merger, we will become a wholly owned subsidiary of Liberty Mutual.

Effects on the Company and our Shareholders if the Merger is not Completed (page 33)

If the merger is not approved by our shareholders or if the merger is not completed for any other reason, our shareholders will not receive any payment for their shares in connection with the merger. Instead, the Company will remain an independent public company. In addition, if the merger agreement is terminated under certain circumstances, the Company may be obligated to pay a $62 million termination fee to Liberty, less any expenses paid pursuant to the following sentence. In certain circumstances, the Company also may be required to pay up to $5 million of Liberty’s expenses in connection with the merger.

Merger Consideration (page 42)

In the merger, for each Company common share you hold immediately prior to the merger, you will receive $44 in cash, without interest. In addition, equity based awards will be treated as follows:

•

Company stock options and stock appreciation rights will become vested and will be converted into the right to receive a cash payment equal to the excess, if any, of $44 per share over their respective exercise prices, multiplied by the number of shares subject to the option or stock appreciation right.

•

For restricted shares outstanding immediately prior to the merger, the Company will waive all conditions and vesting restrictions and each such restricted share will be converted into the right to receive a cash payment of $44 per share.

•

Performance based awards will be canceled and the holder will be entitled to receive cash payment based on the higher of the number of common shares issuable at “target level” under the plan or the award level actually achieved as of the effective time of the merger, multiplied by $44. This amount will then be pro-rated based on the number of months of the performance period completed prior to the effective time of the merger.

•

Performance shares held by non-employee directors of the Company in the Company directors’ deferred compensation plan will be converted into the right to receive $44 for each performance share that is outstanding as of the effective time of the merger.

In the case of the conversion and cancellation of equity based awards, applicable tax withholding will be subtracted from the amounts payable.

Conditions to the Merger (page 50)

Before the merger can be completed, a number of conditions must be satisfied or waived. These include:

•	adoption of the merger agreement by a majority of the Company’s issued and outstanding common shares;

•	any applicable waiting period (or any extension) under the HSR Act has been terminated or has expired;

•	the absence of any legal prohibitions against the merger;

•	approval of the merger by the insurance commissioners in the states of Indiana and Ohio; and

•	material compliance by both the Company and Liberty of their representations and warranties and covenants and agreements under the merger agreement.

On June 11, 2007 the Federal Trade Commission granted early termination of the waiting period under the HSR Act with respect to the merger. We expect to complete the merger shortly after all conditions to the merger have been satisfied or waived. We expect to complete the merger in the third quarter of 2007, but we cannot be certain when or if the conditions will be satisfied or, to the extent permitted, waived.

Opinion of Merrill Lynch (page 25 and Appendix B)

Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), has delivered its opinion, dated May 6, 2007, to the Company’s board of directors that, as of such date, the consideration to be received by the holders of Company common shares in the merger was fair, from a financial point of view, to the holders of such shares.

The full text of the Merrill Lynch opinion is attached to this proxy statement as Appendix B. Shareholders are urged to read the Merrill Lynch opinion in its entirety. Merrill Lynch provided its opinion for the information and assistance of the Company’s board of directors in connection with its consideration of the proposed merger. The Merrill Lynch opinion addresses only the fairness, from a financial point of view, as of the date of such opinion, of the consideration to be received by the holders of the Company common shares in the proposed merger, and does not address any other aspect of the merger nor any other matter. The Merrill Lynch opinion is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the merger or any other matter and should not be relied upon by any shareholder as such.

No Solicitation by the Company (page 47)

The merger agreement restricts our ability to solicit or engage in discussions or negotiations with third parties regarding specified transactions involving the Company or our subsidiaries. Notwithstanding these restrictions, under certain circumstances and subject to certain conditions, our board of directors may, prior to the approval of the merger by our shareholders, respond to a takeover proposal, change its recommendation or terminate the merger agreement and enter into an agreement with respect to a superior proposal after paying the termination fee specified in the merger agreement.

Termination of the Merger Agreement (page 51)

The Company and Liberty may agree in writing to terminate the merger agreement at any time without completing the merger, even after our shareholders have adopted it. The merger agreement may also be terminated at any time prior to the effective time of the merger under specified circumstances, including:

•	by Liberty or the Company if the merger is not consummated by October 31, 2007 (or December 31, 2007 if such outside date is extended by either the Company or Liberty if it determines in good faith that additional time is necessary to obtain governmental approvals or adoption of the merger agreement by the Company’s shareholders) and the terminating party’s material breach of the agreement did not primarily contribute to the failure of the merger to close by such date;

•	by Liberty or the Company if any governmental entity issues a final non-appealable order or ruling preventing the merger;

•	by Liberty or the Company if our shareholders fail to adopt the merger agreement at the special meeting or at an adjournment or postponement of the special meeting;

•

by Liberty or the Company if the other party has breached or failed to perform its representations, warranties or covenants in the merger agreement, subject to the ability of the breaching party to cure the breach within the time period set forth in the merger agreement;

•

by Liberty if our board of directors has (i) failed to recommend adoption of the merger agreement to our shareholders, (ii) withdrawn or modified its approval or recommendation of the merger agreement, (iii) in the case of a takeover proposal by a person other than Liberty by way of a tender or exchange offer, has failed to recommend that the shareholders reject such tender or exchange offer or has approved or recommended such tender or exchange offer within the time period set forth in the merger agreement, or (iv) taken any action to render the Company’s Amended and Restated Rights Agreement inapplicable to a third party (other than Liberty or Merger Sub or any of their respective affiliates);

•

by the Company if our board of directors has received a “superior proposal,” as defined in the section entitled “The Merger Agreement—Termination of the Merger Agreement,” and the Company has satisfied each of the prerequisite steps for terminating the agreement including payment of a $62 million termination fee; and

•

by the Company, if our board of directors changes its recommendation of the merger, other than in connection with a takeover proposal by a person other than Liberty, and prior to termination of the merger agreement, the Company pays to Liberty a $62 million termination fee as provided for in the merger agreement.

Termination Fees if the Merger Is Not Completed (page 52)

We must pay Liberty a termination fee of $62 million if the merger agreement is terminated under certain circumstances, less any expenses paid pursuant to the following sentence. In certain circumstances we also may be required to pay up to $5 million of Liberty’s expenses in connection with the merger. For more information on the termination fee, please see the section entitled “The Merger Agreement—Termination Fee.”

Interests of Our Directors and Executive Officers in the Merger (page 34)

Our directors and executive officers have interests in the merger that are different from, or in addition to, their interests as Company shareholders. These interests include:

•	Vesting and cash-out of all unvested stock options and stock appreciation rights held by our key employees and directors (including our executive officers).

•	Vesting and payment of pro-rated bonuses to all participants (including our executive officers) in our 2007 Annual Incentive Plan.

•

Vesting and cash-out of pro-rated stock-based performance awards and pro-rated cash-based performance awards under our 2005, 2006 and 2007 long-term incentive plans held by all of our employees (including our executive officers).

•	Distribution of director deferred compensation and cash-out of all performance shares held by our directors.

•	Company directors and executive officers are entitled to continued indemnification and insurance coverage under the merger agreement.

•	Agreements with our executive officers that provide for change in control severance benefits in the event of qualifying terminations of employment in connection with or following the merger.

Governmental and Regulatory Approvals (page 33)

Under the provisions of the HSR Act, the merger may not be completed until we and Liberty have made certain filings with the United States Federal Trade Commission and the United States Department of Justice and the applicable waiting period has expired or been terminated. On May 22, 2007, we and Liberty filed notification reports under the HSR Act with the Federal Trade Commission and the Department of Justice. On June 11, 2007 the Federal Trade Commission granted early termination of the waiting period under the HSR Act with respect to the merger.

State insurance laws and regulations generally require that, prior to the acquisition of an insurance company domiciled in that jurisdiction, the acquiring company must obtain the approval of the insurance commissioner of that jurisdiction. Liberty will make all filings with the insurance commissioners of Ohio and Indiana, the states in which the Company’s insurance subsidiaries are domiciled. In addition, the insurance laws and regulations of certain U.S. states require that, prior to an acquisition of an insurance company doing business in that state or licensed by that state, a notice filing disclosing certain market share data in the applicable jurisdiction must be made and an applicable waiting period must expire or be terminated.

Although the Company and Liberty do not expect these regulatory authorities to raise any significant concerns in connection with their review of the merger, there is no assurance that the Company and Liberty will obtain all required regulatory approvals, or that those approvals will not include terms, conditions or restrictions that may have an adverse effect on the Company or Liberty.

Material U.S. Federal Income Tax Consequences (page 31)

The merger will be a taxable transaction for U.S. federal income tax purposes to U.S. holders of Company common shares. For U.S. federal income tax purposes, you generally will recognize gain or loss from the merger in an amount equal to the difference between the amount of cash you receive in the merger and the aggregate adjusted tax basis of your Company common shares.

Dissenters’ Rights (page 38 and Appendix C)

Under Ohio law, if you do not vote for adoption of the merger agreement and comply with the other statutory requirements of the Ohio Revised Code (“ORC”), you may elect to receive, in cash, the fair cash value of your shares of stock in lieu of the $44 merger consideration. Fair cash value: (i) will be determined as of the day prior to the special meeting, (ii) will be the amount a willing seller and willing buyer would accept or pay with neither being under compulsion to sell or buy, (iii) will not exceed the amount specified in the shareholder’s written demand, and (iv) will exclude any appreciation or depreciation in market value resulting from the merger.

To perfect your right to appraisal, you must:

•	not vote your shares of Company common shares in favor of the proposal to adopt the merger agreement at the special meeting;

•	deliver a written demand for payment of the fair cash value of your shares of Company common shares on or before the tenth day following the special meeting; and

•	otherwise comply with the statutory requirements of the ORC.

The Company will not notify shareholders of the expiration of this ten day period. The common shares held by any shareholder who desires to demand their dissenters’ rights but fails to perfect or who effectively withdraws or loses the right to appraisal will be converted into the right to receive the merger consideration to be received by shareholders under the merger agreement. A copy of Section 1701.85 of the ORC, “Dissenting shareholders—compliance with section—fair cash value of shares,” is attached as Appendix C to this proxy statement.

Market Price of Company Common Shares (page 54)

Our common shares are listed on NASDAQ under the trading symbol “OCAS.” On May 4, 2007, which was the last trading day before the Company announced the signing of the merger agreement, our common shares closed at $33.32 per share. On June 28, 2007, which was the last trading day before the printing of this proxy statement, our common shares closed at $ [    ] per share. On April 5, 2007 and February 7, 2007, which were the trading days one month and three months prior to the announcement of the signing of the merger agreement, respectively, our common shares closed at $30.47 and $30.17, respectively.

CAUTIONARY STATEMENT REGARDING

FORWARD-LOOKING STATEMENTS

Information both included and incorporated by reference in this proxy statement may contain statements that are considered “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by their use of terms such as: “expect(s),” “intend(s),” “may,” “plan(s),” “should,” “believe(s),” “anticipate(s),” “will,” “project(s),” “estimate(s),” “continue,” “potential,” “opportunity,” “on track,” or similar terms. We or our representatives may also make similar forward-looking statements from time to time orally or in writing. We cannot guarantee that we will achieve these plans, intentions or expectations, including completing the merger on the terms summarized in this proxy statement. All statements regarding our expected financial position and business are forward-looking statements. The reader is cautioned that these forward-looking statements are subject to a number of risks, uncertainties, or other factors that may cause (and in some cases have caused) actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

•	the risk that the merger may not be consummated in a timely manner, if at all;

•

the occurrence of events, changes or other circumstances that could give rise to the termination of the merger agreement, including under circumstances which may require us to pay Liberty a termination fee of $62 million or documented out-of-pocket expenses of up to $5 million;

•	the Company may be unable to obtain Company shareholder approval required for the merger;

•	the outcome of any legal proceeding instituted against the Company and others in connection with the proposed merger;

•	conditions to the closing of the merger may not be satisfied or the merger agreement may be terminated prior to closing;

•	the businesses of the Company may suffer as a result of uncertainty surrounding the merger;

•	the effect of the announcement of the merger on our business relationships, operating results and business generally;

•	the amount of the costs, fees, expenses and charges related to the merger;

•	risks regarding employee retention;

•	the diverting of Company management’s attention from ongoing business operations;

•	the industry may be subject to future regulatory or legislative actions that could adversely affect the Company;

•	the Company may be adversely affected by other economic, business and/or competitive factors; and

•	other risks detailed in our current filings with the SEC, including our most recent filings on Form 10-K or Form 10-Q, which discuss these and other important risk factors concerning our operations.

These factors may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. Our Company operates in a continually changing business environment and new factors emerge from time to time. We cannot predict such factors nor can we assess the impact, if any, of such factors on our financial position or our results of operations. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results.

Additional factors that may affect the future results of the Company are set forth in its filings with the Securities and Exchange Commission, which are available at http://www.ocas.com/corporate/. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

All forward-looking statements included in this proxy statement speak only as of the date of this proxy statement and all forward-looking statements incorporated by reference into this proxy statement speak only as of the date of the document in which they were included. We expressly disclaim any obligation to release publicly any revision or updates to any forward-looking statements, except to the extent required by law. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section.

All information contained in this proxy statement concerning Liberty, Merger Sub and their affiliates has been supplied by Liberty and has not been independently verified by us.

THE SPECIAL MEETING

General; Date, Time and Place

This proxy statement is being furnished to Company shareholders as part of the solicitation of proxies by the Company’s board of directors for use at the special meeting to be held at 9:00 a.m., Eastern Daylight Time, on Wednesday, August 8, 2007, in the Ohio Casualty University Auditorium, 9450 Seward Road, Fairfield, Ohio 45014.

Matters to Be Considered

The purpose of the special meeting will be to consider and vote upon a proposal to adopt the merger agreement. In addition, we are also asking for you to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to adopt the merger agreement at the time of the special meeting. If any other matters are properly presented at the special meeting for action, the persons named in the enclosed proxy will have discretion to vote on such matters in accordance with their best judgment.

Record Date and Quorum

The holders of record of Company common shares as of the close of business on June 28, 2007, the record date, will be entitled to receive notice of, and to vote at, the special meeting or any adjournment or postponement thereof. As of the record date, there were 60,030,618 Company common shares outstanding.

A quorum of shareholders is necessary to take action at the special meeting. A majority of the outstanding shares of the Company, represented in person or by proxy, will constitute a quorum. Votes cast by proxy or in person at the special meeting will be tabulated by the inspectors of election appointed for the special meeting. The inspectors of election will determine whether a quorum is present at the special meeting. In the event that a quorum is not present at the special meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies.

Abstentions and “broker non-votes” will be treated as present for purposes of determining the presence of a quorum. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment or postponement of the special meeting, unless the holder is present solely to object at the beginning of the special meeting to the transaction of any business because the meeting is not lawfully called or convened. However, if a new record date is set for the adjourned or postponed special meeting, then a new quorum will have to be established.

The record date of the special meeting is earlier than the date of the special meeting and the date that the merger is expected to be completed. If you transfer your common shares after the record date but before the special meeting, you will retain the right to vote at the special meeting, but you will have transferred the right to receive the merger consideration. In order to receive the merger consideration, you must beneficially own your common shares through completion of the merger.

Required Vote

Each outstanding common share on the record date entitles the holder to one vote at the special meeting. Completion of the merger requires, among other conditions, the adoption of the merger agreement by the affirmative vote of a majority of the issued and outstanding common shares as of the close of business on the record date. In the event the special meeting will need to be adjourned or postponed, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to adopt the merger agreement, approval of the holders of a majority of the common shares represented at the meeting will be required .

In order for your Company common shares to be included in the vote, you must submit your proxy by returning the enclosed proxy card, or by telephone or through the Internet by following the instructions included with your proxy card, or you must vote in person at the special meeting. If you hold your shares through a broker or other nominee, you may receive separate voting instructions with the proxy statement. Your broker or nominee may provide proxy submission through the Internet or by telephone. Please contact your broker or nominee to determine how to vote.

If you are a participant in the Company’s Dividend Reinvestment Plan or a participant in The Ohio Casualty Insurance Company Employee Savings Plan, the enclosed proxy represents the number of shares held in your account in those plans as well as shares you hold of record. With respect to participants in the Employee Savings Plan, the proxy also serves as the voting instruction card to the Plan trustee and represents your proportional interest in shares beneficially held by the trustee.

Voting by Proxy; Revocability of Proxy

Each copy of this proxy statement mailed to Company shareholders is accompanied by a form of proxy and a self-addressed envelope. Instead of attending the special meeting and voting your shares in person, you may choose to submit your proxies by any of the following methods:

•

Voting by Mail. If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you intend to submit your proxy by mail it must be received by the Company prior to the commencement of voting at the special meeting. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted “FOR” the adoption of the merger agreement and “FOR” the approval of the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.

•

Voting by Telephone. You can vote your shares by telephone by calling the toll-free telephone number provided on the proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using the personal control number located on your proxy card. If you vote by telephone, you should not return your proxy card. If you submit your later-dated proxy by telephone you must do so no later than 9:00 a.m. Eastern Daylight Time on August 8, 2007.

•

Voting by Internet. You can also vote on the Internet by signing on to the website identified on the proxy card and following the procedures described on the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal control number located on your proxy card. If you vote on the Internet, you should not return your proxy card. If you submit your later-dated proxy by Internet you must do so no later than 9:00 a.m. Eastern Daylight Time on August 8, 2007.

If you hold your shares through a broker or other nominee, you should follow the separate voting instructions, if any, provided by the broker or other nominee with the proxy statement. Your broker or nominee may provide proxy submission through the Internet or by telephone. Please contact your broker or nominee to determine how to vote.

You can revoke your proxy at any time before the vote is taken at the special meeting, except as otherwise described below. If you do not hold your shares through a broker or other nominee, you may revoke your proxy before the proxy is voted by:

•	Submitting a later-dated proxy by mail, over the telephone or through the Internet.

•

Sending a written notice, including by facsimile or electronic mail, to the Secretary of the Company. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the special meeting to:

Ohio Casualty Corporation

9450 Seward Road

Fairfield, Ohio 45014

Facsimile: (513) 603-2208

Attention: Debra K. Crane,

Senior Vice President, General Counsel and Secretary

Email: debra.crane@ocas.com

•

Attending the special meeting and voting in person. Your attendance at the special meeting will not in and of itself revoke your proxy. You must also vote your shares at the special meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the institution that holds your shares to be able to vote at the special meeting.

If your Company common shares are held in street name, you should follow the instructions of your broker or nominee regarding the revocation of proxies. If your broker or nominee allows you to submit a proxy by telephone or the Internet, you may be able to change your vote by submitting a proxy again by telephone or through the Internet.

All shares represented by valid, unrevoked proxies we receive through this solicitation will be voted in accordance with your instructions on the proxy card. If you vote your Company common shares by telephone or through the Internet, your shares will be voted at the special meeting as instructed.

If other matters do properly come before the special meeting, or at any adjournment or postponement thereof, we intend that shares represented by properly submitted proxies will be voted, or not voted, by and at the discretion of the persons named as proxies on the proxy card. In addition, the grant of a proxy will confer discretionary authority on the persons named as proxies on the proxy card to vote in accordance with their best judgment on procedural matters incidental to the conduct of the special meeting, such as a motion to adjourn or postpone in the absence of a quorum or a motion to adjourn or postpone for other reasons, including to solicit additional votes in favor of adoption of the merger agreement. However, proxies that indicate a vote against the adoption of the merger agreement or against any adjournment or postponement of the special meeting will not be voted in favor of any adjournment or postponement of the special meeting for the purpose of soliciting additional votes in favor of adoption of the merger agreement.

Shareholders should NOT send share certificates with their proxy cards. If the merger is completed, shareholders of record will receive a letter of transmittal with instructions informing them how to send in any share certificates to the paying agent in order to receive the shareholder’s cash payment. Shareholders should use the letter of transmittal to exchange share certificates for the cash payment to which they are entitled as a result of the merger. PLEASE DO NOT SEND IN SHARE CERTIFICATES WITH THE PROXY CARD.

Effect of Abstentions and Broker Non-Votes

Absent specific instructions from the beneficial owner of shares, brokers may not vote the shares with respect to the adoption of the merger agreement. For purposes of determining adoption of the merger agreement, abstentions and broker non-votes will have the same effect as a vote against the merger agreement. Broker non-votes will not apply to the proposal to adjourn or postpone the special meeting. Abstentions will count as votes cast against the proposal to adjourn or postpone the special meeting, since this vote is based on the number of shares represented at the special meeting.

Accordingly, the Company’s board of directors urges shareholders to complete, date, sign and return the accompanying proxy card, or to submit a proxy by telephone or through the Internet by following the instructions included with your proxy card, or, in the event you hold your shares through a broker or other nominee, by following the separate voting instructions received from your broker or nominee.

Shares Owned by Company Directors and Executive Officers

As of June 28, 2007, directors and executive officers of the Company owned, in the aggregate, 2,396,402 Company common shares (including options exercisable within 60 days), or approximately 3.99% of the voting power of the issued and outstanding Company common shares. See the section entitled “Shareholdings of Directors and Management” below.

Solicitation of Proxies

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited by mail and may be solicited, for no additional compensation, by officers, directors or employees of the Company or its subsidiaries, by telephone, facsimile, electronic mail or in person. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of common shares of the Company, and will be reimbursed for their related expenses. In addition, the Company has retained Morrow & Co., Inc., a professional soliciting organization, to assist in soliciting proxies from brokerage houses, custodians and nominees. The Company expects to pay Morrow & Co., Inc. $9,000 in fees and to reimburse Morrow & Co., Inc. for its out-of-pocket expenses incurred in connection with such solicitation.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment or postponement may be made without notice, other than by an announcement made at the special meeting, and the record date will not change due to an adjournment or postponement unless the directors of the Company, in their discretion, establish a new record date. In order for the special meeting to be adjourned or postponed, if necessary or appropriate, to permit further solicitation of proxies on the proposal to adopt the merger agreement, the affirmative votes of a majority of the outstanding Company common shares represented at the special meeting, whether in person or by proxy, is required to approve the proposal to adjourn or postpone the special meeting. The officer of the Company presiding at the special meeting or a majority of Company common shares present in person or represented by proxy at the special meeting may adjourn or postpone the special meeting, whether or not a quorum is present. Any signed proxies received by the Company will be voted in accordance with your instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares to be voted before signing and returning it, your proxy will be voted “FOR” the approval of the adjournment or postponement of the special meeting.

Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow Company shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed, provided that, such revocation is in compliance with the instructions (including as to timing) set forth in the section entitled “—Voting by Proxy; Revocability of Proxy” in the enclosed proxy.

THE MERGER

Introduction

The Company is seeking adoption by its shareholders of the merger agreement among Liberty, Merger Sub and the Company. In connection with the merger, Company shareholders will receive $44 in cash, without interest, for each common share of Company.

The Companies

Ohio Casualty

The Company is the holding company of The Ohio Casualty Insurance Company, which is one of six property-casualty insurance companies that comprise the Ohio Casualty Group, whose primary products consist of insurance for personal auto, homeowners, commercial property, commercial auto, workers’ compensation, surety and other miscellaneous lines. The Company is licensed to transact the business of insurance in over 40 states. The Company’s executive offices are located at 9450 Seward Road, Fairfield, Ohio 45014, telephone (513) 603-2400.

Liberty

Liberty Mutual Insurance Company

175 Berkeley Street

Boston, Massachusetts 02117

Liberty, a Massachusetts stock insurance company, was formed in 1912. Liberty is a member of the Liberty Mutual Group. The Liberty Mutual Group, headed by Liberty Mutual, constitutes a diversified global group of insurance companies and the sixth largest property and casualty insurance group in the United States, based on 2005 direct written premium. The group also ranks 95th on the Fortune 500 list of largest corporations in the United States based on 2006 revenue. As of December 31, 2006, the group had $85.5 billion in consolidated assets, $74.6 billion in liabilities and $23.5 billion in annual consolidated revenue. The Liberty Mutual Group offers a wide range of products and services, including personal automobile, homeowners, commercial multiple peril, commercial automobile, general liability, workers compensation, global specialty, group disability, assumed reinsurance, fire and surety. The Liberty Mutual Group employs over 39,000 people in more than 900 offices throughout the world. Following the acquisition, the Company will be part of Liberty Mutual Group’s Agency Markets business unit. The 11 companies in Liberty Mutual Agency Markets have more than 6,800 employees and approximately 6,500 appointed agencies. In 2006, Liberty Mutual Agency Markets’ net written premium was $5.9 billion.

Merger Sub

Waterfall Merger Corp.

c/o Liberty Mutual Insurance Company

175 Berkeley Street

Boston, Massachusetts 02117

Merger Sub is an Ohio corporation that was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement. Although Merger Sub is currently a direct, wholly owned subsidiary of Liberty, it is expected that at some time prior to the effective time of the merger Liberty will transfer the following percentage ownership interests in Merger Sub to affiliated insurers: 8% to Employers Insurance Company of Wausau; 8% to Peerless Insurance Company; and 6% to Liberty Mutual Fire Insurance Company. As a result, immediately prior to the effective time of the merger Liberty will own 78% of Merger Sub.

Background of the Merger

The Company’s board of directors and management regularly review and evaluate the Company’s business, operations and capital structure with the goal of enhancing shareholder value.

On January 19, 2007, Edmund Kelly, Chairman, President and Chief Executive Officer of Liberty Mutual, called Dan Carmichael, President and Chief Executive Officer of the Company, stating that Liberty Mutual was interested in exploring a possible business combination with the Company. Mr. Carmichael told Mr. Kelly that the Company was not interested in exploring a business combination transaction and that the Company and its board of directors were committed to pursuing the Company’s operating plan.

On January 25, 2007, the Company received a letter from Liberty Mutual in which Liberty Mutual proposed to acquire all of the outstanding stock of the Company for a price per share in cash between $35.00 and $37.50. The proposal was subject to satisfactory completion of due diligence by Liberty Mutual and approval of the Liberty Mutual board of directors. Liberty Mutual indicated that it intended to fund the entire purchase price with cash on hand and the proposal was not subject to any financing contingencies or conditions.

The Company thereafter engaged Merrill Lynch, to act as financial advisor to the Company, and Sullivan & Cromwell LLP (“Sullivan & Cromwell”) and Vorys, Sater, Seymour and Pease LLP (“Vorys, Sater”), to act as counsel to the Company, in connection with the consideration of the proposal received from Liberty Mutual.

On February 2, 2007, the Company’s board of directors held a meeting to discuss the proposal received from Liberty Mutual and to decide upon a timeframe for responding to Liberty Mutual. Representatives of Merrill Lynch, Sullivan & Cromwell and Vorys, Sater participated in the meeting. It was determined that at the next regularly scheduled board of directors meeting, which was scheduled for February 19, 2007, the board, with assistance from its advisors, would evaluate the proposal as well as other possible strategic alternatives available to the Company.

Following the February 2, 2007 board of directors meeting, Mr. Carmichael called Mr. Kelly to let him know the Company’s board of directors would be considering the Liberty Mutual proposal at a board meeting later in the month and that he would get back to him following such meeting.

On February 19, 2007, the Company’s board of directors held a meeting to discuss the proposal received from Liberty Mutual. Representatives of Merrill Lynch, Sullivan & Cromwell and Vorys, Sater participated in the meeting. Management reviewed with the directors an updated 2007 operating plan for the Company taking into account the Company’s performance during the fourth quarter of 2006. Representatives of Sullivan & Cromwell made a presentation to the directors providing a legal overview of considerations in connection with an unsolicited cash acquisition offer and a representative of Vorys, Sater reviewed with the directors their fiduciary duties under Ohio law in connection with such a proposal. Representatives of Merrill Lynch made a presentation to the directors regarding strategic alternatives available to the Company, including the transaction proposed by Liberty Mutual, an analysis of the property and casualty insurance industry, including valuation analyses of companies in that industry, a discussion of the current mergers and acquisition environment in the property and casualty insurance industry and a review of the Company’s operating plan. The Merrill Lynch presentation materials had been distributed to the directors prior to the meeting. The board determined that before responding to the proposal from Liberty Mutual it wanted to have another board meeting in which Merrill Lynch would provide the board with additional information, primarily showing how the valuation of the Company would be impacted by including FAS 115 accounting adjustments and more aggressive capital management initiatives, and management of the Company would provide the board with management’s assessment of the risks and opportunities associated with the Company’s standalone plan.

On February 27, 2007, the Company’s board of directors held a follow-up meeting to discuss the proposal received from Liberty Mutual. Representatives of Merrill Lynch, Sullivan & Cromwell and Vorys, Sater participated in the meeting. Representatives of Merrill Lynch made a presentation to the directors which included the supplemental valuation information that had been requested by the board at its February 19, 2007 meeting. The Merrill Lynch presentation materials had been distributed to the directors prior to the meeting. As previously requested by the board, management then discussed its assessment of the risks and opportunities in the Company’s 2007-2009 operating plan. Management also reviewed with the board the Company’s current capital plan and possible refinements to the capital plan to further enhance shareholder value. After consideration of the reports and analyses of its legal and financial advisors and after discussion of the Company’s 2007-2009 operating plan and current capital plan, the board concluded that it was not interested in pursuing discussions with Liberty Mutual with respect to its proposal. The board directed Mr. Carmichael to communicate the board’s response to Mr. Kelly.

On February 27, 2007, Mr. Carmichael called Mr. Kelly and informed him that the board of directors was not interested in pursuing discussions with Liberty Mutual with respect to its proposal. Mr. Kelly told Mr. Carmichael that it was likely that the Company would hear further from Liberty Mutual.

On March 16, 2007, Mr. Kelly called Mr. Carmichael expressing his desire to meet with Mr. Carmichael so that he could present in greater detail Liberty Mutual’s proposal. Mr. Carmichael repeated to Mr. Kelly the board’s previously-communicated position that it was not interested in pursuing discussions with Liberty Mutual with respect to its proposal. Mr. Kelly informed Mr. Carmichael that the Company would hear back from Liberty Mutual more formally sometime in the future. Mr. Carmichael called Mr. Kelly’s office in the morning of March 19, 2007 and left him a message that upon further reflection he had decided to discuss with his board of directors Mr. Kelly’s request for a meeting and would call Mr. Kelly after such discussion with his board.

On March 19, 2007, the Company’s board of directors held a meeting to discuss the recent communication from Liberty Mutual. Representatives of Merrill Lynch, Sullivan & Cromwell and Vorys, Sater participated in the meeting. Mr. Carmichael updated the board regarding the recent call from Mr. Kelly. The board discussed possible responses to Liberty Mutual which included waiting to hear back from Liberty Mutual or offering to meet with Liberty Mutual, either with or without a standstill agreement in place. Following discussion, it was the consensus of the board that Mr. Carmichael should communicate to Mr. Kelly his willingness to meet to hear a more detailed presentation of the Liberty Mutual proposal, so long as Liberty Mutual agreed in advance to enter into a standstill agreement with the Company. Mr. Carmichael also informed the board that A.M. Best was upgrading the Company from A- to A and that the announcement should be made public the following day.

On March 20, 2007, Mr. Carmichael called Mr. Kelly and requested that Liberty Mutual enter into a standstill agreement with the Company in order to talk further. Mr. Kelly responded that, while he preferred not to sign a standstill agreement that would be in effect for longer than a few weeks, he would consider it and that the Company should send Liberty Mutual a draft agreement. On March 23, 2007, counsel for the Company sent a draft standstill agreement to counsel for Liberty Mutual providing for a 15 month standstill period. On March 27, 2007, Liberty Mutual informed the Company that it was not willing to enter into the standstill agreement proposed by the Company but would only be willing to enter into a standstill agreement that would be in effect for 30-45 days if Liberty Mutual was given the right to negotiate with the Company on an exclusive basis.

On April 2, 2007, Liberty Mutual sent a second letter to the Company pursuant to which Liberty Mutual proposed to acquire all of the outstanding common shares of the Company for $40.00 per share in cash. Again, Liberty Mutual indicated in its proposal that it intended to fund the entire purchase price with cash on hand and the proposal was not subject to any financing contingencies or conditions. In addition, Liberty Mutual indicated in its letter that if the Company’s board did not act, it may feel compelled to disclose the terms of its proposal to the Company’s shareholders.

On April 9, 2007, the Company’s board of directors held a meeting to discuss the recent communications from Liberty Mutual, including the April 2, 2007 letter. A copy of the letter was sent to the directors prior to the meeting. Representatives of Merrill Lynch, Sullivan & Cromwell and Vorys, Sater participated in the meeting. Representatives of Merrill Lynch made a presentation to the directors, which was distributed to the board prior to the meeting, updating the various financial analyses previously presented to the directors, and advised the directors with respect to the increased price proposed by Liberty Mutual. In addition, Merrill Lynch discussed the range of prices that other strategic buyers in the industry might pay for the Company. The board discussed the price being proposed by Liberty Mutual, various approaches to a possible sale of the Company if the board decided that was in the best interests of shareholders, including the risks and rewards of talking to multiple parties or negotiating directly with Liberty Mutual, with a post-signing market check. Given Merrill Lynch’s views about Liberty Mutual being a very logical buyer of the Company with substantial financial resources who appeared very interested, and the risks to the business and disruption to the agency force that could come from a drawn-out sales process or leaks about a possible sale of the Company, the board determined they would proceed with discussions with Liberty Mutual only if Liberty Mutual agreed to pay what the board viewed as a preemptive price. After further discussion with its financial advisors, the board was of the view that a price in the range of $44-$45 (or closer to 1.75 times the Company’s book value) was preemptive and that Liberty Mutual should be informed that the Company and the board would be prepared to enter into immediate negotiations only at that price level. The board authorized Mr. Carmichael to meet with Mr. Kelly so long as Mr. Carmichael advised Mr. Kelly prior to the meeting that the board viewed the April 2 proposal as unacceptable, that the board had not made a decision to sell the Company and that the board was unwilling to authorize discussions with Liberty Mutual unless Liberty Mutual expressed a willingness to pay a price that was in the range discussed above.

On April 10, 2007, Mr. Carmichael called Mr. Kelly to inform him of the position of the Company’s board and arranged to meet with Mr. Kelly on April 11, 2007 to discuss the Liberty Mutual proposal.

On April 11, 2007, Mr. Carmichael met with Mr. Kelly to discuss the Liberty Mutual proposal. Mr. Carmichael again informed Mr. Kelly of the position of the Company’s board. Mr. Kelly indicated that he believed the $40 per share proposal was adequate given a recent transaction in the property and casualty insurance industry. Mr. Carmichael distinguished the Company from the company involved in that transaction and repeated to Mr. Kelly the message from the board that at this price level the Company’s board of directors would not authorize one-on-one discussions with Liberty Mutual even if Liberty Mutual felt compelled to disclose the terms of its proposal to the Company’s shareholders.

On April 18, 2007, the board of directors of Liberty Mutual met and considered the proposed transaction with the Company. Following the meeting on April 19, 2007, Mr. Kelly called Mr. Carmichael and informed him that Liberty Mutual would be willing to pay $44 in cash per outstanding common share of the Company.

On April 19, 2007, counsel for the Company sent counsel for Liberty Mutual a confidentiality agreement. On April 24, 2007, the parties entered into a confidentiality agreement in which Liberty Mutual agreed to a six month standstill except that the standstill would be 20 days if Liberty Mutual made a bona fide proposal with respect to an acquisition of all of the Company’s outstanding shares at a price per share not less than $44 in cash. In addition, the standstill would terminate immediately in the event that the Company entered into or publicly announced a business combination transaction with a third party. On April 25, 2007, Liberty Mutual began reviewing due diligence materials regarding the Company.

On April 26, 2007, Debevoise & Plimpton, outside counsel for Liberty Mutual, sent a draft merger agreement to the Company. The draft merger agreement contemplated, among other things,

•

a provision requiring the Company to hold a shareholders meeting to approve the merger and not to be permitted to terminate the merger agreement even if the Company’s board of directors changed its recommendation with respect to the merger (other than in connection with a superior proposal);

•

a provision providing that Liberty Mutual would have five days to match any superior proposal and then three days to match any material revisions to such superior proposal before the Company would be permitted to recommend any such superior proposal or terminate the merger agreement; and

•	a termination fee payable by the Company equal to $100 million (or approximately [3.85%] of the equity value of the proposed transaction) if a fee became payable.

On April 28 and 29, 2007, members of senior management of the Company made presentations to senior management of Liberty Mutual.

On April 30, 2007, Sullivan & Cromwell provided Debevoise & Plimpton with a detailed mark-up of the draft merger agreement. The mark-up contemplated, among other things,

•

a provision permitting the Company to terminate the merger agreement if the Company’s board of directors changed its recommendation whether or not such change of recommendation was in connection with a superior proposal;

•

a provision providing that Liberty Mutual would have two days to match any superior proposal (with no provision specifically requiring a subsequent right to match any material revisions to such superior proposal) before the Company would be permitted to terminate the merger agreement; and

•	a termination fee payable by the Company equal to $50 million (or less than 2.00% of the equity value of the proposed transaction) if a fee became payable.

On May 2, 2007, Debevoise & Plimpton provided a revised draft of the merger agreement to Sullivan & Cromwell. From May 3, 2007 through May 6, 2007, Sullivan & Cromwell, with input from its client, on the one hand, and Debevoise & Plimpton, with input from its client, on the other hand, negotiated the terms of the draft merger agreement. During these negotiations it was agreed, among other things, that the Company could terminate the merger agreement if the Company’s board of directors changed its recommendation other than in connection with a takeover proposal, Liberty Mutual would have three business days to match any superior proposal (with no required subsequent match right), and the termination fee payable by the Company would be equal to $62 million (or approximately 2.25% of the equity value of the proposed transaction) if a fee became payable.

On May 6, 2007, the Company’s board of directors held a meeting to consider approval of the merger agreement and the proposed merger. Also participating in the meeting were members of management and representatives of Merrill Lynch, Sullivan & Cromwell and Vorys, Sater. Representatives of Sullivan & Cromwell reviewed with the directors the terms of the merger agreement and a representative of Vorys, Sater reviewed with the directors their fiduciary duties under Ohio law. Representatives of Merrill Lynch made a presentation regarding their financial analyses and delivered its oral opinion, as of May 6, 2007 (subsequently confirmed in writing) that, subject to the limitations in its opinion, the merger consideration to be received by holders of the Company’s common shares (other than shares owned by Liberty Mutual or any of its wholly owned subsidiaries) was fair, from a financial point of view, to such holders. After consideration of the factors described under “—Reasons for the Merger,” the Company’s board approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.

Later that evening, the Company, Liberty Mutual and Merger Sub executed the merger agreement.

On May 7, 2007, prior to the opening of trading on NASDAQ, the Company and Liberty Mutual issued a joint press release announcing the execution of the merger agreement.

Reasons for the Merger

The board of directors has consulted with legal and financial advisors and considered and evaluated a number of factors, including:

•	The current and historical financial condition and results of operations of the Company and the fact that the $44 per share price was a historic high price for shares of the Company.

•	The financial projections of the Company and the risks associated with the ability to meet such projections.

•

The fact that $44 per share exceeded the valuation in connection with other possible strategic alternatives to the merger, including continuing to operate the Company on its existing stand-alone basis, or after selected capital market initiatives (and the feasibility, risks and uncertainties associated with each alternative).

•	The fact that the price finally agreed to was the result of multiple increases by Liberty Mutual from its original proposed purchase price range of $35.00—$37.50 per share.

•

The fact that the $44 per share cash merger consideration represents a 32.1% premium over the closing price of the Company’s common shares on May 4, 2007, the most recent trading day prior to execution of the merger agreement, and a 39.9% and 43.4% premium over the average closing price for the one month and three month periods preceding that date, respectively.

•

The fact that the Company’s financial advisor believed it was unlikely that another buyer would be prepared to pay more than the price being offered by Liberty Mutual and that the termination fee and other deal protection provisions included in the merger agreement would not deter such a buyer.

•

The fact that the consideration to be received by the Company’s shareholders in the merger will consist entirely of cash, which will provide liquidity and certainty of value to the Company’s shareholders.

•

The experience and expertise of Merrill Lynch for quantitative analysis of the financial terms of the merger agreement, including the presentations by Merrill Lynch on May 6, 2007 and the valuation analyses contained therein.

•

The opinion of Merrill Lynch that, as of May 6, 2007, the merger consideration to be received by holders of the Company’s common shares (other than shares owned by Liberty Mutual or any of its wholly owned subsidiaries and other than dissenting shares) was fair, from a financial point of view, to such holders.

•	The fact that the Company’s shareholders will be entitled to appraisal rights under Ohio law.

•	The terms and conditions of the merger agreement (which the board of directors believes would not preclude a superior proposal), and the course of negotiation thereof, including:

o	the Company’s right prior to the approval of the merger agreement by shareholders, to engage in negotiations with, and provide information to, a third party that makes an unsolicited acquisition proposal if the board of directors determines in good faith, after consultation with its financial and legal advisors, that such proposal could reasonably be expected to lead to a transaction that is more favorable to the Company’s shareholders than the merger;

o	the termination fee of $62 million, which is approximately 2.25% of the equity value of the transaction, if a termination fee became payable in connection with a takeover proposal made by third party;

o	the closing conditions to the merger, including the fact that the obligations of Liberty Mutual and Merger Sub under the agreement are not subject to a financing condition;

o	the structure of the transaction as a merger which will result in detailed public disclosure and a protracted period of time prior to consummation of the merger during which an unsolicited superior proposal could materialize;

o	the Company’s right to terminate the merger agreement in order to accept a superior proposal, subject to certain conditions (including matching rights) and the payment of a termination fee of $62 million; and

o	the Company’s right to terminate the merger agreement if the board, in the exercise of its fiduciary duties, changes its recommendation other than in response to a takeover proposal and the payment of a termination fee of $62 million.

The board of directors has also considered a variety of risks and other potentially negative factors concerning the merger. These factors included the following:

•	The fact that, following the merger, the Company’s public shareholders will cease to participate in any future earnings growth of the Company or benefit from any future increase in its value.

•	The closing conditions to the merger, including shareholder approval and regulatory approvals.

•	The fact that, for United States federal income tax purposes, the cash merger consideration will be taxable to the shareholders of the Company entitled to receive such consideration.

•	The possible disruption to the Company’s business that may result from the announcement of the merger and the resulting distraction of the attention of the Company’s management.

•

The restrictions on the conduct of our business prior to completion of the merger which could delay or prevent the Company from undertaking business opportunities that may arise pending completion of the merger.

This discussion summarizes the material factors considered by the board of directors in their consideration of the merger. After considering these factors, the board of directors concluded that the positive factors relating to the merger agreement and the merger outweighed the potential negative factors. In view of the wide variety of factors considered by the board of directors, and the complexity of these matters, the board did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the board may have assigned different weights to various factors. The board approved and recommended the merger agreement and the merger based upon the totality of the information presented to and considered by them.

Recommendation of the Board of Directors

The Company’s board of directors determined that the merger agreement is advisable, fair to, and in the best interests of the Company and its shareholders and approved the merger agreement. Accordingly, the Company’s board of directors recommends that you vote “FOR” the adoption of the merger agreement at the special meeting. The Company’s board of directors also recommends that you vote “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of the adoption of the merger agreement.

Opinion of Merrill Lynch

Our board of directors engaged Merrill Lynch to act as its financial advisor in connection with the proposed merger and to render an opinion as to whether the consideration to be received by the holders of our common shares pursuant to the merger was fair, from a financial point of view, to the holders of such shares.

On May 6, 2007, Merrill Lynch delivered its oral opinion to our board of directors, subsequently confirmed in writing on May 6, 2007, that, as of that date, and based upon and subject to the assumptions made, matters considered, qualifications and limitations set forth in the written opinion (which are described below), the consideration of $44 per share in cash to be received by the holders of our common shares pursuant to the merger was fair, from a financial point of view, to the holders of such shares.

The full text of the written opinion of Merrill Lynch, which sets forth assumptions made, matters considered and, qualifications and limitations on the review undertaken by Merrill Lynch, is attached to this proxy statement as Appendix B and is incorporated into this proxy statement by reference. The following summary of Merrill Lynch’s opinion is qualified by reference to the full text of the opinion. Shareholders are urged to read and should read the entire opinion carefully.

The opinion is addressed to our board of directors and addresses only the fairness, from a financial point of view, of the consideration to be received by the holders of our common shares pursuant to the merger. The opinion does not address the merits of the underlying decision by us to engage in the merger and does not constitute, nor should it be construed as, a recommendation to any shareholder as to how the shareholder should vote with respect to the proposed merger or any other matter. In addition, Merrill Lynch was not asked to address, and its opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of our common shares. Although Merrill Lynch participated in negotiations among the parties, the consideration to be received by such holders pursuant to the merger was determined by our board of directors, and was approved by our board of directors.

In arriving at its opinion, Merrill Lynch, among other things:

•	reviewed certain publicly available business and financial information relating to us that Merrill Lynch deemed to be relevant;

•	reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of us furnished to it by us;

•	conducted discussions with members of our senior management concerning the matters described in the preceding two bullet points;

•	reviewed the market prices and valuation multiples for our common shares and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

•	reviewed our results of operations and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

•	compared the proposed financial terms of the Merger with the financial terms of certain other transactions that Merrill Lynch deemed to be relevant;

•	participated in certain discussions and negotiations among our representatives and Liberty and their financial and legal advisors;

•	reviewed the merger agreement; and

•

reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including its assessment of general economic, market and monetary conditions.

In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for it, or that was publicly available. Merrill Lynch did not assume any responsibility for independently verifying such information and did not undertake and was not furnished with any independent evaluation or appraisal of any of our assets or liabilities, nor did it evaluate our solvency or fair value under any state or federal laws relating to bankruptcy, insolvency or similar matters. Merrill Lynch did not make an independent evaluation of the adequacy of our reserves. In that regard, Merrill Lynch made no analysis of, and expresses no opinion as to, the adequacy of our losses and loss adjustment expense reserves, including any of our asbestos related reserves and outstanding claim obligations. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of our properties or facilities. With respect to the financial forecast information furnished to or discussed with Merrill Lynch by us, Merrill Lynch assumed that such information had been reasonably prepared and reflected the best currently available estimates and judgment of our management as to our expected future financial performance.

In performing its analyses, Merrill Lynch made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Merrill Lynch and us. Any estimates contained in the analyses performed by Merrill Lynch are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by Merrill Lynch’s analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which those businesses or securities might actually be sold. Accordingly, the analyses and estimates are inherently subject to substantial uncertainty. Merrill Lynch’s opinion was among a number of factors taken into consideration by our board of directors in making its determination to approve the merger agreement. In addition, our board of directors did not rely on any single analysis in making its determination. Consequently, the analyses described below should not be viewed as determinative of the decision of our board of directors or management with respect to the fairness of the consideration to be paid pursuant to the merger.

At the May 6, 2007 meeting of our board of directors, Merrill Lynch made a presentation of certain financial analyses of the merger. Merrill Lynch performed each of the financial analyses summarized below. The summary below does not purport to be a complete description of the analyses performed by Merrill Lynch and underlying its opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description.

In arriving at its opinion, Merrill Lynch considered the results of all of its analyses and did not attribute any particular weight to any analysis or factor that it considered. The financial analyses summarized below include information presented in tabular format. Merrill Lynch believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses.

Historical Trading Analysis

Merrill Lynch reviewed the historical trading performance of our common shares as reported by FactSet, an online investment research and database service used by financial institutions, and calculated for our board of directors various multiples and premiums resulting from the transaction. The following table presents the results of Merrill Lynch’s calculations:

	The Company at Transaction Price:
Implied Multiples:
Price/2007E Earnings Per Share(EPS) (1)	15.0	x
Price/2008E EPS (1)	16.5	x
Price/2007E EPS (2)	15.4	x
Price/2008E EPS (2)	13.8	x
Price/3/31/07 Book Value per Share (BVPS) (3)	1.70	x
Price/3/31/07 Tangible BVPS (3)	1.81	x
Price/3/31/07 BVPS (excluding other comprehensive income) (3)	1.93	x

Implied Premium to:
1 day (based on Company closing price of $33.32 on 5/4/07)	32.1%
1 week average	34.9%
1 month average	39.9%
3 month average	43.4%
6 month average	46.8%
1 year average	52.8%
52 week high	31.4%

(1)	Estimates for Company at transaction price per consensus.

(2)	Estimates for Company at transaction price per our management.

(3)	Based on fully diluted shares outstanding.

Analysis of Selected Comparable Publicly Traded Companies

Merrill Lynch analyzed the public market statistics of certain comparable publicly traded companies and examined various trading statistics and information. Comparable publicly traded companies include:

•	The Travelers Companies Inc.;

•	Hartford Financial Services Group;

•	Chubb Corporation;

•	CNA Financial Corporation;

•	Cincinnati Financial Corporation;

•	Safeco Corporation;

•	American Financial Group Incorporated;

•	One Beacon Insurance Group, Ltd.;

•	Hanover Insurance Group, Inc.;

•	Selective Insurance Group, Inc.;

•	State Auto Financial Corporation;

•	Harleysville Group Inc.; and

•	United Fire and Casualty Company.

Merrill Lynch selected these companies because their businesses and operating profiles are reasonably similar to us. None of the comparable companies identified above is identical to us. A complete analysis involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect public trading values of such comparable companies. Mathematical analysis (such as determining the mean and median) is not by itself a meaningful method of using the selected comparable companies data.

As part of its analysis, Merrill Lynch examined public market data, including the following market statistics for each of the selected comparable companies:

•	the multiple of market price per share to book value per share;

•	the multiple of market price per share to estimated 2007 earnings per share; and

•	the multiple of market price per share to estimated 2008 earnings per share.

Regression Analysis

Merrill Lynch performed a regression analysis of the correlation between (1) the ratio of price (based on May 4, 2007 market prices) to March 31, 2007 estimated book value per share and (2) estimated return on average common equity based on 2007 earnings estimates for comparable companies (excluding Cincinnati Financial Corporation). This regression analysis produced the following valuation range for our common shares:

Position to Regression Curve	Implied Book Value Multiple		3/31/2007 BVPS of the Company (1)	Implied Valuation Range for Each Common Share of the Company
5% Discount	1.22	x	$25.88	$31.51
On Curve	1.28	x	$25.88	$33.17
15% Premium	1.47	x	$25.88	$38.15

(1)	Based on fully diluted shares outstanding.

Analysis of Price / Earnings Multiples

Merrill Lynch observed the multiples of share price to estimated 2007 EPS and 2008 EPS of the comparable companies and derived a range of such multiples (excluding Cincinnati Financial Corporation) of 9.4x to 12.3x for 2007 EPS and 9.4x to 13.0x for 2008 EPS. Considering this analysis Merrill Lynch derived an equity value per share of our common shares of (i) $25.22 to $36.18 using First Call estimates and (ii) $26.98 to $41.32 using our management estimates.

Precedent Transaction Analysis

Merrill Lynch analyzed certain information relating to selected comparable precedent transactions announced during the period from May 8, 1997 to May 4, 2007 in the property and casualty insurance sector. The transactions reviewed, which are referred to as the “selected transactions,” were:

Announce Date	Acquiror	Target
1/4/07	QBE Insurance Group Ltd	Winterthur US Holdings Inc.
12/12/06	QBE Insurance Group Ltd.	Praetorian Financial Group, Inc. (subsidiary of Hannover Re)
11/18/05	Swiss Reinsurance Co.	GE Insurance Solutions
11/16/03	St. Paul Companies	Travelers Property Casualty Corp.
6/25/03	American International Group, Inc.	GE Edison Life Insurance Co. (Japan) and GE Auto & Home (US)
6/9/03	Alleghany Insurance Holdings	Royal Specialty Underwriting Inc (subsidiary of Royal & Sun Alliance Insurance Group plc)
8/17/00	American International Group, Inc.	Hartford Steam Boiler Group, Inc.
10/18/99	Farmers Insurance Group of Companies	Foremost Corporation of America
8/15/99	Markel Corporation	Terra Nova (Bermuda) Holdings Ltd.
7/12/99	Royal & Sun Alliance Insurance Group plc	Orion Capital Corporation
3/5/99	Fortis AG	American Bankers Insurance Group
2/15/99	XL Capital Ltd.	NAC Re Corp.
2/6/99	Chubb Corp.	Executive Risk Inc.
2/1/99	Liberty Mutual	Guardian Royal Exchange (a UK-based company)
1/11/99	ACE Limited	International & domestic property & casualty insurance businesses of CIGNA Corporation
12/3/98	Fairfax Financial Holdings Limited	TIG Holdings, Inc.
10/5/98	Liberty Mutual	Employers Insurance of Wausau
8/28/98	PartnerRe Ltd.	Reinsurance Operations of Winterthur Group Ltd.
7/30/98	GE Capital	Medical Protective Corporation
6/19/98	Berkshire Hathaway Inc.	General Re Corp.
6/3/98	Nationwide Mutual Insurance Company	Allied Group, Inc.
3/25/98	ACE Limited	CAT Ltd.
3/16/98	EXEL Limited	Mid Ocean Limited
3/11/98	Fairfax Financial Holdings Ltd.	Crum and Forster Inc.
1/19/98	St. Paul Companies	USF&G Corp.
6/30/97	GE Capital Services (subsidiary of General Electric Co.)	Colonial Penn (subsidiary of Leucadia National Corp.)
6/23/97	General Motors Acceptance Corp.	Integon Corp.
6/8/97	SAFECO Corp.	American States Financial Corp.
5/8/97	EXEL Limited	GCR Holdings Limited

Merrill Lynch calculated various multiples and ratios implied for the target companies in the selected transactions. With respect to the selected transactions, Merrill Lynch calculated offer values as multiples of (i) book value and (ii) last twelve months earnings. Merrill Lynch then applied these multiples to the appropriate metrics for the Company. The book value multiples of selected transactions were applied to our book value per share as of March 31, 2007. The trailing P/E multiples of selected transactions were applied to the relevant earning estimates for the Company.

Based on the analysis of the selected transactions, Merrill Lynch derived the following valuation ranges:

	Based on Median Multiples of Selected Transactions		Based on Multiples of QBE / Winterthur Transaction
	Low	High	Low	High
Based on First Call estimates (for earnings)	$37.77	$42.47	$34.68	$41.61
Based on Management Estimates (for earnings)	$36.93	$42.47	$34.68	$40.69

Discounted Dividend Analysis

Merrill Lynch performed a discounted dividend analysis to estimate a range of present values for our common shares as of March 31, 2007. The analysis used management’s financial estimates for the time period ending December 31, 2009. The cash flows were modeled assuming that we continue to operate as an independent entity. The valuation range was determined by adding (i) the present value of cash available for dividends during the time period March 31, 2007 to December 31, 2009 and (ii) the present value of the “terminal value” of our common shares. In calculating the terminal value of our common shares, Merrill Lynch used book value multiples and P/E multiples. The book value multiples ranged from 1.25x to 1.65x, while the P/E multiples ranged from 11x to 13x forward earnings. The dividend stream and the terminal value were discounted using discount rates ranging from 7% to 9%, which are rates Merrill Lynch viewed as the appropriate range for a company with our risk characteristics. Based on the above assumptions, Merrill Lynch determined that the present value of our common shares ranged from $31.12 to $42.85.

General

The summary set forth above does not purport to be a complete description of the analyses performed by Merrill Lynch. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Merrill Lynch believes that selecting any portion of its analyses or of the summary set forth above, without considering the analyses as a whole, would create an incomplete view of the process underlying Merrill Lynch’s opinion. In arriving at its opinion, Merrill Lynch considered the results of all its analyses. The analyses performed by Merrill Lynch include analyses based upon forecasts of future results, which results may be significantly more or less favorable than those suggested by Merrill Lynch’s analyses. The analyses do not purport to be appraisals or to reflect the prices at which our common shares may trade at any time after announcement of the proposed merger. The analyses were prepared solely for purposes of Merrill Lynch providing its opinion to our board of directors. Because the analyses are inherently subject to uncertainty, being based upon numerous factors and events, including, without limitation, factors relating to general economic and competitive conditions beyond the control of the parties or their respective advisors, neither Merrill Lynch nor any other person assumes responsibility if future results or actual values are materially different from those forecasted.

Our board of directors selected Merrill Lynch as its financial adviser because of Merrill Lynch’s reputation as an internationally recognized investment banking and advisory firm with experience in transactions similar to the proposed merger and Merrill Lynch’s familiarity with us and our business. Merrill Lynch has, in the past, provided financial advisory and financing services to us and may continue to do so and has received, and may receive, fees for the rendering of such services. In the ordinary course of its business, Merrill Lynch may actively trade shares of our common shares and other of our securities, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Under the terms of a letter agreement dated February 16, 2007, pursuant to which our board of directors engaged Merrill Lynch as its financial advisor, we agreed to pay Merrill Lynch for its services (i) a retainer fee equal to $100,000 upon the execution of the engagement letter and (ii) a success fee of 0.675% of the merger consideration (less any fees previously paid to Merrill Lynch pursuant to the letter agreement) upon the closing of the merger or acquisition. In addition to any fees payable to Merrill Lynch under the letter agreement, we have agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses incurred in connection with providing its engagement, including the reasonable fees of its legal counsel. We have also agreed to indemnify Merrill Lynch and related parties against various liabilities, including liabilities arising under United States federal securities laws or relating to or arising out of the merger or the engagement of Merrill Lynch.

Material U.S. Federal Income Tax Consequences

The following is a general discussion of certain material U.S. federal income tax consequences to “U.S. holders” (as defined below) of Company common shares of the receipt of cash in exchange for such shares pursuant to the merger. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable current and proposed United States Treasury Regulations promulgated thereunder (the “Treasury Regulations”), judicial authorities, and administrative rulings and practice, all as in effect as of the date of this proxy statement and all of which are subject to change, possibly on a retroactive basis.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company common shares that, for U.S. federal income tax purposes, is: (i) an individual citizen or resident of the United States; (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any State thereof or the District of Columbia; (iii) a trust (a) the administration of which is subject to the primary supervision of a court within the United States and for which one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) for which a valid election is in effect under applicable Treasury Regulations to be treated as a U.S. person; or (iv) an estate the income of which is subject to U.S. federal income tax regardless of its source.

Holders of Company common shares who are not U.S. holders may have different tax consequences from those described below and are urged to consult their own tax advisors regarding the tax treatment to them under U.S. and non-U.S. tax laws.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds Company common shares, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. A holder of Company common shares that is a partnership, and partners in such partnership, should consult their own tax advisors regarding the tax consequences of the receipt of cash in exchange for Company common shares pursuant to the merger.

This discussion assumes that a U.S. holder holds Company common shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a U.S. holder in light of the U.S. holder’s particular circumstances, or those U.S. holders subject to special treatment under the Code (including, without limitation, insurance companies, dealers or brokers in securities or currencies, traders in securities who elect to apply a mark-to-market method of accounting, tax-exempt organizations, financial institutions, mutual funds, U.S. expatriates and shareholders subject to the alternative minimum tax), U.S. holders who hold Company common shares as part of a “hedging,” “straddle,” “conversion” or other integrated transaction for U.S. federal income tax purposes, U.S. holders who acquired their Company common shares through the exercise of employee stock options or other compensation arrangements or U.S. holders who exercise statutory dissenters’ rights. In addition, this discussion does not address any aspect of foreign, state, local, estate or gift taxation that may be applicable to a U.S. holder. U.S. holders are urged to consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for Company common shares pursuant to the merger.

The receipt of cash in exchange for Company common shares pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes (and also may be a taxable transaction under applicable state, local and foreign income and other tax laws). In general, for U.S. federal income tax purposes, a U.S. holder will recognize capital gain or loss equal to the difference between the amount of cash received and the U.S. holder’s aggregate adjusted tax basis in the Company common shares converted to cash in the merger. Gain or loss will be calculated separately for each block of Company common shares (i.e., shares acquired at the same cost in a single transaction) converted to cash in the merger. If, at the effective time of the merger, the U.S. holder’s Company common shares were held for more than one year, the gain or loss will be long-term capital gain or loss, and any such long-term capital gain generally will be subject (in the case of U.S. holders who are individuals) to tax at a maximum U.S. federal income tax rate of 15%. If, however, at the effective time of the merger, the U.S. holder’s Company common shares were held for one year or less, the gain or loss will be short-term capital gain or loss. The deductibility of capital losses by U.S. holders is subject to limitations under the Code.

In general, dissenting U.S. holders who exercise their right to appraisal also will recognize gain or loss. Any U.S. holder considering exercising statutory dissenters’ rights should consult with such U.S. holder’s own tax advisor regarding the tax consequences thereof.

Under the U.S. federal income tax backup withholding rules, unless an exemption applies, the exchange agent or Liberty generally is required to and will withhold and remit to the United States Treasury 28% of all payments to which a Company shareholder or other payee is entitled pursuant to the merger, unless the Company shareholder or other payee (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact and otherwise complies with the applicable requirements of the backup withholding rules or (2) provides such shareholder’s correct taxpayer identification number (i.e., the shareholder’s social security number, in the case of an individual shareholder, or the shareholder’s employer identification number, in the case of other shareholders) and certifies, under penalties of perjury, that the number is correct (or properly certifies that the shareholder is awaiting a taxpayer identification number) and certifies that such shareholder is exempt from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. Each Company shareholder and, if applicable, each other payee should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the exchange agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to the exchange agent. Company shareholders who are neither U.S. citizens nor U.S. resident aliens should complete, sign and submit a Form W-8BEN, “Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding.” Backup withholding is not an additional tax. Generally, any amounts withheld under the backup withholding rules described above will be refunded or credited against a Company shareholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the United States Internal Revenue Service in a timely manner.

The discussion above of certain material U.S. federal income tax consequences is included for general information purposes only. Company shareholders are urged to consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for Company common shares pursuant to the merger.

Certain Effects of the Merger

If the merger agreement is approved by the Company’s shareholders and certain other conditions to the closing of the merger are either satisfied or waived, Merger Sub will be merged with and into the Company, with the Company being the surviving entity. As a result of the merger, the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving entity.

Following the merger, all outstanding shares of the Company (other than dissenting shares) will be directly owned by Liberty and the Liberty Affiliates. When the merger is completed, each common share of the Company (other than common shares owned by the Company and its subsidiaries or Liberty and its subsidiaries and dissenting shares) issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive $44 in cash, without interest. At the effective time of the merger, the Company’s shareholders (other than holders of dissenting shares) will cease to have ownership interests in the Company or rights as shareholders of the Company. Therefore, the current shareholders of the Company will not participate in any future earnings or growth of the Company and will not benefit from any appreciation in value of the Company.

The Company’s common shares are currently registered under the Exchange Act and are listed on NASDAQ under the symbol “OCAS”. As a result of the merger, the Company’s common shares will cease to be listed on NASDAQ and there will be no public market for the Company’s common shares. In addition, the registration of the Company common shares under the Exchange Act will be terminated, and the Company will no longer be required to file periodic and other reports with the SEC.

The benefit of the merger to our shareholders is the right to receive $44 in cash, without interest, for each common share of the Company. This represents a premium of approximately 32% over the closing price of $33.32 per Company common share on May 4, 2007, the last trading day prior to the announcement of the merger. The principal detriments are that our shareholders will cease to participate in our future earnings and growth, if any, and that their receipt of payment for their shares generally will be a taxable transaction for federal income tax purposes. See “The Merger—Material U.S. Federal Income Tax Consequences.”

Effects on the Company and Our Shareholders If the Merger Is Not Completed

In the event that the merger agreement is not approved by the Company’s shareholders or if the merger is not completed for any other reason, the Company’s shareholders will not receive any payment for their shares in connection with the merger. Instead, the Company will remain an independent public company, and the Company’s common shares will continue to be listed and traded on NASDAQ and registered under the Exchange Act. In that event, we expect that management will operate the business generally in a manner similar to that in which it is being operated today and that the Company’s shareholders will continue to be subject to the same general risks and opportunities as they currently are, including, among other things, those arising from economic and market conditions.

Finally, if the merger agreement is terminated under certain circumstances, the Company may be obligated to pay a $62 million termination fee to Liberty, less any expenses paid pursuant to the following sentence. In certain circumstances the Company also may be required to pay up to $5 million of Liberty’s expenses in connection with the merger. For a description of the circumstances obligating payment of the termination fee and expenses, see “The Merger Agreement—Termination Fee.”

Governmental and Regulatory Approvals

U.S. Antitrust Filing

Transactions such as the merger frequently are reviewed and scrutinized by the United States Department of Justice and the United States Federal Trade Commission to determine whether they comply with applicable antitrust laws. Under the provisions of the HSR Act, the merger may not be completed until the expiration of a 30-day waiting period following the filing of completed notification reports with the Department of Justice and the Federal Trade Commission by Liberty and the Company, unless a request for additional information or documentary material is received from the Federal Trade Commission or the Department of Justice, or unless early termination of the waiting period is granted by the reviewing agencies. Liberty and the Company filed notification reports with the Department of Justice and Federal Trade Commission under the HSR Act on May 22, 2007. On June 11, 2007 the Federal Trade Commission granted early termination of the waiting period under the HSR Act with respect to the merger.

At any time before or after the merger, the Department of Justice or the Federal Trade Commission could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of substantial assets of Liberty or the Company or their subsidiaries. Private parties, foreign competition authorities, and state attorneys general also may bring an action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, of the result.

Insurance Laws and Regulations

State insurance laws and regulations generally require that, prior to the acquisition of an insurance company domiciled in that jurisdiction, the acquiring company must obtain the approval of the insurance commissioner of that jurisdiction. In connection with this state approval process, the necessary applications have been made with the insurance commissioners of Ohio and Indiana, the domiciliary states of the Company.

In addition, the insurance laws and regulations of certain U.S. states require that, prior to an acquisition of an insurance company doing business in that state or licensed by that state (or the acquisition of its holding company), a notice filing disclosing certain market share data in the applicable jurisdiction must be made and an applicable waiting period must expire or be terminated. These notice filings have been made in the applicable jurisdictions.

Although the Company and Liberty do not expect these regulatory authorities to raise any significant concerns in connection with their review of the merger, there is no assurance that the Company and Liberty will obtain all required regulatory approvals, or that those approvals will not include terms, conditions or restrictions that may have an adverse effect on the Company or Liberty.

Other than the filings described above, neither the Company nor Liberty is aware of any regulatory approvals required to be obtained, or waiting periods to expire, to complete the merger. If the parties discover that other approvals or waiting periods are necessary, they will seek to obtain or comply with them. If any additional approval or action is needed, however, the Company or Liberty may not be able to obtain it, as is the case with respect to the other necessary approvals. Even if the Company or Liberty obtain all necessary approvals, and the merger agreement is adopted by the Company’s shareholders, conditions may be placed on any such approval that could cause either the Company or Liberty to abandon the merger.

Interests of Our Directors and Executive Officers in the Merger

Our directors and executive officers may be deemed to have financial interests in the merger that are in addition to, or different from, their interests as shareholders of the Company. Our board of directors was aware of these interests and considered them, among other matters, in approving the merger and the merger agreement.

Stock Options and Stock Appreciation Rights

Under the terms of the merger agreement, each stock option and stock appreciation right (“SAR”) held by our employees and directors (including our executive officers) that is outstanding immediately prior to the effective time of the merger, whether vested or unvested, will be cancelled and converted into the right to receive a cash amount equal to (i) the number of common shares underlying the unexercised stock option or SAR, multiplied by (ii) the excess, if any, of $44 over the exercise price per common share, less any required withholding taxes.

The following table identifies, for our current directors and executive officers, the aggregate number of common shares subject to outstanding vested and unvested stock options and SARs held as of June 28, 2007, the aggregate number of common shares subject to outstanding unvested stock options and SARs that will become fully vested in connection with the merger, and the cash-out value of such unvested options and SARs and the cash-out value of vested and unvested stock options and SARs.

Name	Aggregate Shares Subject to Options and SARs	Number of Shares Underlying Unvested Options and SARs	Aggregate Cash-Out Value of Unvested Options and SARs (1)	Aggregate Cash-Out Value of Vested and Unvested Options and SARs (2)
Dan R. Carmichael	1,957,781	350,000	$4,786,500	$53,683,073
Michael A. Winner	103,884	17,962	403,278	2,473,294
Debra K. Crane	43,480	—	—	1,322,862
Ralph S. Michael III	42,000	28,000	528,640	792,960
Paul J. Gerard	—	—	—	—
All other Executive Officers as a Group (2 persons)	20,523	751	17,506	612,636
All Outside Directors as a Group	184,750	—	—	4,620,510

(1)	This column represents the intrinsic value of all unvested options and SARs that will become fully vested and cashed-out in connection with the merger, which is calculated for each individual by multiplying the number of common shares underlying unvested options and SARs by the positive difference, if any, between $44 and the exercise price of the unvested options and SARs.

(2)	This column represents the intrinsic value of all options and SARs to be cancelled and cashed-out in connection with the merger, which is calculated for each individual by multiplying the aggregate number of common shares subject to options and SARs by the positive difference, if any, between $44 and the exercise price of all such options and SARs.

Restricted Shares

Under the terms of the merger agreement, each outstanding restricted share held by our employees (including our executive officers) that is outstanding immediately prior to the effective time of the merger will vest and become free of such restrictions. At the effective time, the executive officers who hold restricted shares on which the restrictions have lapsed will be entitled to receive $44 for each restricted share, less any required withholding taxes. None of our directors, other than Mr. Carmichael, holds restricted shares.

The following table shows, for each of the executive officers who holds restricted shares, the aggregate number of restricted shares held as of June 28, 2007 and the cash-out value of such restricted shares (as of the effective date) that will become fully vested in connection with the merger:

Name	Aggregate Number of Restricted Shares	Aggregate Value of Restricted Shares (1)
Dan R. Carmichael	75,000	$3,300,000
Ralph S. Michael III	15,000	660,000
Paul J. Gerard	2,000	88,000

(1)	This column represents the value of all restricted shares that will become fully vested and cashed out in connection with the merger, which is calculated for each individual by multiplying the aggregate number of restricted shares by $44.

Performance Awards

Key employees (including our executive officers) hold stock-based performance awards and cash-based performance awards granted pursuant to the long-term incentive plans adopted in 2005, 2006 and 2007. At the effective time, all stock-based performance awards and cash-based performance awards held by our employees (including our executive officers) that are outstanding immediately prior to the effective time will be cancelled. Each stock-based performance award will be converted at the effective time into the right to receive a cash amount equal to (i) the number of shares issuable pursuant to such performance-based award calculated at the higher of the “target level” and the award level actually achieved as of the effective time (as determined in good faith by the Company’s compensation committee), multiplied by (ii) $44, multiplied by (iii) a fraction, the numerator of which is the number of whole calendar months between the beginning of the applicable performance period and the effective time, and the denominator of which is the number of calendar months in such performance period, less any required withholding taxes. Each cash-based performance award will be converted at the effective time into a cash amount equal to (i) the cash amount payable pursuant to such award calculated at the higher of the “target level” and the award level actually achieved as of the effective time (as determined in good faith by the Company’s compensation committee), multiplied by (ii) a fraction, the numerator of which is the number of whole calendar months between the beginning of the applicable performance period and the effective time, and the denominator of which is the number of calendar months in such performance period, less any required withholding taxes.

The following table shows, for each of our executive officers, the estimated cash-out value of all stock-based performance awards and cash-based performance awards held by such executive officer as of June 28, 2007, assuming a September 30, 2007 close:

Name	Aggregate Cash-Out Value of All Performance Awards (at a September 30, 2007 Closing) (1)
Dan R. Carmichael	$7,684,497
Ralph S. Michael III	2,283,385
Michael A. Winner	1,174,431
Debra K. Crane	779,081
Paul J. Gerard	550,799
All other Executive Officers as a Group (2 persons)	814,844

(1)	The calculation assumes performance at 196% of the “target level” for the 2005 long-term incentive plan, 196.5% of the “target level” for the 2006 long-term incentive plan, and 300% of the “target level” for the 2007 long-term incentive plan. These levels correspond to the Company’s actual performance through the five months ended May 31, 2007, plus the Company’s total shareholder return (as compared to a peer group) as of May 31, 2007.

Bonuses under Annual Incentive Plan

Under the terms of the merger agreement, immediately prior to the effective time, the Company will pay each employee (including our executive officers) who is a participant in The Ohio Casualty Insurance Company Annual Incentive Plan and who remains employed through the effective time an annual bonus in an amount equal to (i) the annual bonus earned by such participant for such year in which the effective time occurs (assuming a full year of performance) as determined in accordance with the terms of the Annual Incentive Plan, multiplied by (ii) a fraction, the numerator of which is the number of whole calendar months during the period beginning on the first day of the calendar year during which the effective date occurs and ending on the last day of the month during which the effective date occurs, and the denominator of which is 12.

The following table shows, for each of our current executive officers, the estimated amount that would be payable to such individual under the Annual Incentive Plan immediately prior to the effective time, assuming the merger occurred on September 30, 2007:

Name	Annual Incentive Plan Payments (at a September 30, 2007 closing) (1)
Dan R. Carmichael	$496,125
Ralph S. Michael III	236,250
Michael A. Winner	151,594
Debra K. Crane	107,871
Paul J. Gerard	99,000
All other Executive Officers as a Group (2 persons)	103,686

(1)	The calculation assumes performance at 105% of the “target level” which corresponds to the Company’s actual performance through the five months ended May 31, 2007.

Director Deferred Compensation

Under the terms of the merger agreement, each director performance share granted under the Company’s directors’ deferred compensation plan that is outstanding at the effective time will be cancelled and converted into the right to receive a cash payment of $44, less any required withholding taxes. The outside directors as a group hold 27,459 director performance shares and the aggregate cash-out value of such director performance shares is $1,208,196. In addition, directors will receive distribution of any cash amounts (including interest) deferred pursuant to the terms of the deferred compensation plan.

Insurance and Indemnification

The merger agreement provides that, following the merger, Liberty will indemnify and hold harmless and cause the Company, as the surviving corporation in the merger, to indemnify and hold harmless, to the fullest extent permitted by law, all past and present directors and officers of the Company and its subsidiaries against any costs or expenses (including attorney’s fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to matters existing or occurring at or prior to the effective time.

Prior to the effective time of the merger, the Company will (and, if the Company is unable, Liberty will cause the Company as of the effective time to) fully pay the premium for “tail” insurance policies for the extension of (i) the Side A coverage part (directors’ and officers’ liability) of the Company’s existing directors’ and officers’ insurance policies and (ii) the Company’s existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of at least six years from the effective time with terms and conditions that are at least as favorable as the Company’s existing policies with respect to any matter claimed against a director or officer of the Company or any of its subsidiaries by reason of service at or prior to the effective time.

If the Company fails to obtain such “tail” insurance polices as of the effective time, Liberty shall, and shall cause the Company after the merger to, continue to maintain in effect for a period of at least six years from the effective time director and officer liability insurance having terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date of the merger agreement, except that Liberty and the Company will not be required to spend for any such policies an annual premium in excess of 300% of the annual premiums currently paid by the Company for such insurance at the date of the merger agreement.

Change in Control Agreements

Each of the Company’s executive officers is a party to a change in control agreement. Under the terms of these agreements, an executive officer is eligible to receive the following severance payments and benefits if his or her employment with the Company and its subsidiaries is terminated (i) by the Company without “cause” (as defined in the agreements) during the six months prior to the date on which the shareholders adopt the merger agreement (the “merger vote date”), or (ii) by the Company without cause or by the executive for “good reason” (as defined in the agreements) within two years following the merger vote date:

(1)	A lump sum payment equal to the sum of the following:

•

An amount equal to two years’ base pay (Mr. Carmichael is entitled to receive one year’s base pay plus the lesser of his base pay for the remainder of his employment agreement or two times his base pay, and one executive officer is entitled to one year’s base pay), and

•

An amount equal to two times the executive’s annual bonus (in the case of Mr. Carmichael, his last annual bonus multiplied by three years or the number of years and partial years left on his employment agreement, whichever is less, and in the case of one executive officer, one times the amount of the executives last annual bonus).

(2)	An amount equal to the present value of net amounts accrued under deferred compensation arrangements for the executive, calculated as if the executive had been employed by the Company for an additional 24 months (12 months for one executive officer and 36 months for Mr. Carmichael) after the actual date of termination of employment.

(3)	Reimbursements for the cost to maintain Company health insurance for the COBRA coverage period.

(4)	Reimbursement for up to $15,000 for outplacement services ($25,000 for Mr. Carmichael) and, for Mr. Carmichael, up to $15,000 per year for three years after termination for financial, tax and estate planning.

(5)	Unpaid compensation and benefits and for unused vacation days.

If the sum of these payments would constitute “excess parachute payments” under Section 280G of the Internal Revenue Code, then the Company will either reimburse the executive for any excise tax incurred by the executive, or reduce the amounts paid so that the total payment is less than the amount that would be an “excess parachute payment,” whichever results in the greater after-tax amount to the executive.

The following table sets forth, for each of our executive officers, the approximate amount of cash severance benefits that would be payable under such officer’s change in control agreement if his or her employment were terminated immediately following the merger without cause or by the executive for good reason:

Name of Executive Officer	Potential Cash Severance Payment (1)
Dan R. Carmichael	$4,740,804
Ralph S. Michael III	1,729,364
Michael A. Winner	1,161,292
Debra K. Crane	867,639
Paul J. Gerard	759,936
All other Executive Officers as a Group (2 persons)	800,140

(1)	The amounts shown exclude any additional deferred compensation payments, any medical, outplacement or financial planning benefits and any Section 280G gross-up or cutback.

Amendment to the Company’s Rights Agreement

In connection with the signing of the merger agreement, the Company also amended its rights agreement with Computershare Trust Company, N.A. so that the rights agreement is inapplicable to the merger agreement and the transactions contemplated by the merger agreement, including the merger.

Dissenters’ Rights

The following is a summary of the steps that you must take if you wish to exercise dissenters’ rights with respect to the merger. This description is not complete. You should read Section 1701.85 of the ORC for a more complete discussion of the procedures. That section is attached as Appendix C to this document. If you fail to take any one of the required steps, your dissenters’ rights may be terminated under Ohio law. If you are considering dissenting, you should consult your own legal advisor.

To exercise dissenters’ rights, you must satisfy five conditions:

•	you must be a Company shareholder of record June 28, 2007;

•	you must not vote your Company common shares in favor of the merger;

•	you must deliver a written demand for the fair cash value of the dissenting shares within 10 days of the date on which the vote is taken;

•	if the Company requests, you must send your stock certificates to the Company within 15 days of the request so that a legend may be added stating that a demand for fair cash value has been made; and

•	if you do not reach an agreement as to the fair cash value of your shares with the Company, you must file a complaint in court for determination of the fair cash value.

All demands should be sent to the Company, 9450 Seward Road, Fairfield, Ohio 45014, Attention: Debra K. Crane, Senior Vice President, General Counsel and Secretary.

“Fair cash value” is the amount that a willing seller, under no compulsion to sell, would be willing to accept, and that a willing buyer, under no compulsion to purchase, would be willing to pay. Fair cash value is determined as of the day before the special meeting, excluding any appreciation or depreciation in market value of your shares resulting from the merger. The fair cash value of your shares may be higher, the same as, or lower than the market value of the Company common shares on the date of the merger. In no event will the fair cash value be in excess of the amounts specified in the dissenting shareholder’s demand.

The following is a more detailed description of the conditions you must satisfy to perfect your dissenters’ rights:

•

You must be the record holder of the dissenting shares as of June 28, 2007. If you have a beneficial interest in the Company common shares that are held of record in the name of another person, you must cause the shareholder of record to follow the required procedures.

•	You must not vote in favor of the merger agreement. This requirement is satisfied if:

•	you submit a properly executed proxy with instructions to vote “AGAINST” the adoption of the merger agreement or to “ABSTAIN” from the vote; or

•	you do not return a proxy or you revoke a proxy and you do not cast a vote at the special meeting in favor of the adoption of the merger agreement.

If you vote in favor of the merger agreement, you will lose your dissenters’ rights. If you sign a proxy and return it but do not indicate a voting preference on the proxy, the proxy will be voted in favor of the adoption of the merger agreement and will constitute a waiver of dissenters’ rights.

•

You must file a written demand with the Company on or before the 10th day after the day on which the Company shareholders adopted the merger agreement. The Company will not inform you of the commencement or expiration of the 10-day period. The written demand must include your name and address, the number of dissenting shares and the amount you claim as the fair cash value of those shares. Voting against the merger does not constitute a written demand as required under Ohio law.

•

If the Company requests, you must submit your certificates for dissenting shares to the Company within 15 days after it sends its request so that a legend may be placed on the certificates, indicating that demand for cash value was made. The certificates will be returned to you by the Company. The Company intends to make this request to dissenting shareholders.

•

You must file a petition with the court if you do not reach an agreement with the Company as to the fair cash value of your shares. You must file the petition with the Court of Common Pleas of Butler County, Ohio, for a determination of the fair cash value of the dissenting shares within three months after service of your demand to the Company for fair cash value. The court will determine the fair cash value per share. The costs of the proceeding, including reasonable compensation to appraisers, will be assessed as the court considers equitable.

Your right to receive the fair cash value of your dissenting shares will terminate if:

•	the merger does not become effective;

•	you fail to make a timely written demand on the Company;

•	you do not, upon request of the Company, surrender your share certificates in a timely manner;

•	you withdraw your demand, with the consent of the Company; or

•	the Company and you have not come to an agreement as to the fair cash value of the dissenting shares and you have not timely filed a complaint.

All rights accruing from Company common shares, including voting and dividend and distribution rights, are suspended from the time a dissenting shareholder makes a demand for appraisal with respect to such shares until the termination or satisfaction of the rights and obligations of the dissenting shareholder and the Company arising from such demand. During this period of suspension, any dividend or distribution paid on the common shares will be paid to the record owner as a credit upon the fair cash value thereof. If a shareholder’s dissenters’ rights are terminated other than by purchase by the Company of the dissenting shareholder’s common shares, then at the time of termination all rights will be restored and all distributions that would have been made, but for suspension, will be made.

THE MERGER AGREEMENT

The following summary describes the material provisions of the merger agreement, and is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Appendix A to this proxy statement. The provisions of the merger agreement are extensive and not easily summarized. Accordingly, this summary may not contain all of the information about the merger agreement that is important to you. The merger agreement is incorporated by reference in this proxy statement. We encourage you to read the merger agreement carefully and in its entirety for a more complete understanding of the terms of the merger.

Additional information about Liberty or the Company may be found elsewhere in this proxy statement and in the other public filings that the Company makes with the SEC. See “Where You Can Find More Information” beginning on page 57.

The merger agreement contains representations and warranties that the parties to the merger agreement made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are subject, in some cases, to specified exceptions, qualifications, limitations and supplemental information, including knowledge qualifiers and contractual standards of materiality, such as materiality qualifiers and the occurrence of a material adverse effect, that are different from those generally applicable under federal securities law, as well as detailed information set forth in a disclosure schedule provided by us in connection with signing the merger agreement. While the Company does not believe that the disclosure schedule contains non-public information that the securities laws require to be publicly disclosed, the disclosure schedule does contain detailed information that modifies, qualifies and creates exceptions to our representations and warranties set forth in the merger agreement. In addition, some representations and warranties may have been included in the merger agreement for the purpose of allocating risk between the Company and Liberty rather than to establish matters as facts. The merger agreement is described in this proxy statement, and included as Appendix A hereto, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding the Company or the business. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were only made as of the date of the merger agreement or a prior, specified date, (ii) in some cases they are subject to knowledge, materiality and material adverse effect qualifiers, and (iii) they are modified in important part by detailed information included in the disclosure schedule. Finally, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Structure of the Merger

Under the merger agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity. The officers of the Company immediately prior to the merger will remain as officers after the effective time of the merger. The directors of Merger Sub immediately prior to the merger will be the directors of the Company after the effective time. The effective time of the merger is sometimes referred to in this proxy statement as the effective time.

The code of regulations of Merger Sub in effect immediately prior to the effective time shall be the code of regulations of the surviving corporation until thereafter amended as provided therein or by applicable law. The articles of incorporation of the surviving corporation shall be amended and restated at the effective time in accordance with a form attached to the merger agreement and, as so amended and restated, shall be the articles of incorporation of the surviving corporation, until thereafter amended as provided therein or by applicable law.

Closing of the Merger

The closing of the merger will take place on the third business day following the satisfaction or waiver of the conditions to closing set forth in the merger agreement (other than those conditions that by their terms are to be satisfied at closing, but subject to the satisfaction or waiver of those conditions at such time). The parties will file a certificate of merger with the Secretary of State of the State of Ohio on the closing date of the merger. The merger will become effective when the certificate of merger is filed or at such later time as we and Liberty Mutual may agree upon and specify in the certificate of merger. Subject to the receipt of all necessary regulatory approvals, we currently anticipate the closing will occur in the third quarter of 2007.

Merger Consideration and Conversion of the Company Common Shares

At the effective time of the merger, each common share of the Company issued and outstanding immediately prior to the effective time (other than common shares owned by the Company and its subsidiaries and Liberty and its subsidiaries and dissenting shares) will be converted into the right to receive $44 in cash.

Treatment of Company Equity Awards

At the effective time of the merger, the awards discussed below will be converted into the right to receive cash in the manner and amounts described. In each case, applicable taxes will be withheld from the total payment.

Options

Each outstanding stock option to purchase Company common shares, whether or not vested, will be cancelled and converted into the right to receive a cash payment in an amount equal to the positive difference between $44 and the exercise price of the option, multiplied by the number of shares subject to the option.

Stock Appreciation Rights

Each outstanding freestanding stock appreciation right granted by the Company, whether or not vested, will be cancelled and converted into the right to receive a cash payment in an amount equal to the positive difference between $44 and the exercise price of each stock appreciation right. The Company has not granted, and does not intend to grant, stock appreciation rights in tandem with an option.

Restricted Shares

Immediately before the effective time, the Company will waive all restrictions and vesting conditions applicable to restricted stock granted by the Company under its equity incentive plans. At the effective time, each such share will be converted into the right to receive $44 in cash.

Director Performance Shares

Performance shares held in the directors’ deferred compensation plan that are outstanding and have not been converted into cash prior to the effective time will be cancelled and converted into the right to receive $44 in cash for each performance share held in the plan.

Performance Based Awards

Each right to receive common shares of the Company or cash in respect of outstanding performance-based awards granted under the Company’s long-term incentive plans will be cancelled and converted into the right to receive a cash payment in an amount equal to (i) the greater of the number of shares issuable at the “target level” under the plan or the award level actually achieved, multiplied by (ii) $44, multiplied by (iii) a fraction, the numerator of which is the number of whole months between the beginning of the performance period and the effective time and the denominator of which is the total number of whole months in the performance period. See “Interests of Our Directors and Executive Officers in the Merger” on page 11 of this proxy statement.

Treatment of the Company’s Employee Stock Purchase Plan

The Company, per the terms of the merger agreement, has suspended the Employee Stock Purchase Plan after June 30, 2007, the next regularly scheduled date on which common shares of the Company are to be purchased under such plan.

Exchange of Share Certificates

Prior to the closing of the merger, Liberty will engage an exchange agent to handle the exchange of the Company share certificates for cash. Promptly following the effective time, the exchange agent will send a letter of transmittal and instructions to each former Company shareholder explaining the procedure for surrendering Company share certificates for the applicable cash payment.

Shareholders should not return their stock certificates with the enclosed proxy card, and they should not forward their stock certificates to the exchange agent without a letter of transmittal.

After the effective time, each certificate that previously represented Company shares will only represent the right to receive payment in the amount that the holder is entitled to receive pursuant to the merger agreement, less any required withholdings under tax or other applicable laws. After the effective time, there will be no further registration of transfers of the Company’s shares.

No consideration will be paid to a holder of Company shares until the holder’s shares are surrendered to the exchange agent, together with a duly completed and validly executed letter of transmittal and any other documents as the exchange agent may reasonably require. No interest will be paid or will accrue on the cash payable upon surrender of any certificate. The consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is properly endorsed or is otherwise in the proper form for transfer and is accompanied by reasonable evidence that any applicable stock transfer taxes have been paid, are not applicable or will be paid by such transferee. Shareholders no longer in possession of their share certificates because they have been lost, stolen or destroyed may, in exchange for the merger consideration, deliver an affidavit and, if required, place a bond against potential claims with respect to the missing certificates in a reasonable amount as the Company, as the surviving corporation in the merger, may direct.

None of Liberty, the Company, Merger Sub, the surviving entity or the exchange agent will be liable to any shareholder for any amounts delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws. All funds held by the exchange agent for payment to the holders of shares that are not disbursed six months after the effective time of the merger will be delivered to the surviving entity. Thereafter, each holder of a certificate formerly representing Company shares entitled to the merger consideration who has not received the merger consideration must look only to the surviving entity for payment of the merger consideration that may be payable upon due surrender of the certificates held by them, without interest. Any merger consideration remaining unclaimed five years after the effective time of the merger shall, to the extent permitted by applicable law, become the property of the surviving entity free and clear of any claims or interest of any person previously entitled thereto.

Representations and Warranties

The merger agreement contains representations and warranties made by the Company relating to, among other things, the following:

•	due incorporation, good standing, qualification and corporate power, organizational documents and authorizations, licenses and permits to conduct its business;

•

corporate authority to enter into and perform the merger agreement, enforceability of the merger agreement, approval and recommendation to the shareholders of the merger agreement by the Company’s board of directors and the vote required for shareholder approval;

•	required governmental filings or consents;

•	absence of conflicts of the merger agreement and the transactions contemplated thereby with organizational documents, material contracts, permits or applicable law;

•	capitalization and outstanding equity-based awards;

•	due organization, good standing and qualification and ownership and capitalization of subsidiaries;

•	conduct of insurance operations through, and insurance licenses and authorizations of, subsidiaries;

•	filings with the SEC and disclosure controls and procedures;

•	financial statements;

•	statutory statements of subsidiaries filed with insurance regulators;

•	accuracy of information contained in this proxy statement and compliance with SEC regulations;

•	absence of certain changes or events and conduct of business since December 31, 2006;

•	absence of undisclosed material liabilities;

•	compliance with applicable laws, including insurance laws;

•	absence of material litigation;

•	conduct of and matters related to insurance agents and producers of the Company and its subsidiaries, reinsurance matters and actuarial analyses;

•	material claims and assessments and reserves;

•	title to real property owned by the Company and its subsidiaries and leases and subleases for real property;

•	receipt of the fairness opinion from Merrill Lynch;

•	tax matters, including payment of taxes and filing of returns;

•	employee benefit plan matters, post-employment compensation and deferred compensation matters;

•	employees and labor matters;

•	environmental laws and regulations;

•	intellectual property rights;

•	material contracts;

•	inapplicability to the merger of anti-takeover laws and the Company’s shareholder rights agreement; and

•	finders’ fees due in connection with the merger.

The representations and warranties of Liberty and Merger Sub are more limited and relate to, among other things, the following:

•	due incorporation, good standing, qualification and corporate power, organizational documents and authorizations and licenses and permits to conduct business;

•	corporate authority to enter into and perform the merger agreement, enforceability of the merger agreement and approval of the merger agreement by Liberty’s board of directors;

•	required governmental filings or consents;

•	absence of conflicts of the merger agreement and the transactions contemplated thereby with organizational documents, material contracts, permits or applicable law;

•	capitalization, and ownership and operations, of Merger Sub;

•	accuracy of information supplied by Liberty or Merger Sub for inclusion in this proxy statement;

•	absence of material litigation;

•	finders’ fees due in connection with the merger;

•	availability of funds to make all required payments in connection with the merger; and

•	absence of status as an interested shareholder under Ohio law.

Certain of the representations and warranties of the Company and of Liberty and Merger Sub are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, “material adverse effect” means, with respect to the Company or Liberty, as the case may be, a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the party and its subsidiaries, taken as a whole. In determining whether a material adverse effect on the Company has occurred, there are specified exceptions, including (a) changes in the economy or financial markets generally or changes due to acts of war, armed hostilities or terrorism, (b) changes that are the result of factors generally affecting in the property casualty insurance industry and the geographic areas where the Company or any of its subsidiaries operates, (c) certain events arising from the announcement or pendency of the merger, (d) changes in generally accepted accounting principles, statutory accounting principles and other accounting rules, (e) effects resulting from natural disasters, (f) changes or proposed changes in the Company’s credit rating, (g) changes resulting from the entering into of the merger agreement or compliance by the Company with its terms, (h) any failure by the Company to meet any estimates of revenues or earnings for any period ending after the date of the merger agreement and prior to the closing date, (i) the suspension of trading in securities on NASDAQ or a decline in the price of the Company’s common shares on NASDAQ; provided that with respect to (a), (b) and (e) above, such change, event, circumstance or development does not (i) relate only to the Company and its subsidiaries or (ii) disproportionately adversely affect the Company and its subsidiaries compared to other companies of similar size operating in the property and casualty insurance industry in similar geographic areas in which the Company and its subsidiaries operate.

The representations and warranties in the merger agreement do not survive the closing of the merger.

Covenants Relating to Conduct of Business

The Company has agreed to covenants in the merger agreement that affect the conduct of its business between the date the merger agreement was signed and the effective time of the merger. Prior to the effective time, subject to specified exceptions, the Company and each of its subsidiaries are required to conduct business in the ordinary course and consistent with past practices, use commercially reasonable efforts to preserve their business organization and good will and relationships with customers, agents, third party payors and others having business dealings with them, and to keep available the services of their officers and key employees. In addition, absent the written consent of Liberty and subject to specified exceptions, the Company will not, and will not permit any of its subsidiaries to (or agree to):

•	change the Company’s organizational documents;

•

declare any dividend, except for regular quarterly dividends (not to exceed $0.13 per share per quarter) in accordance with the Company’s past dividend policy and dividends to the Company from wholly owned subsidiaries;

•	adjust, split, combine, or reclassify any of its capital stock or authorize the issuance of any other securities in respect of its capital stock;

•	repurchase, redeem or otherwise acquire any shares of the capital stock of the Company or any rights to acquire any of these shares;

•	issue, sell or pledge shares of its capital stock or other securities, except under certain circumstances generally related to employee benefit plans;

•	redeem the rights under the Company’s shareholder rights agreement or amend or terminate that agreement (except as required by the merger agreement) or change the redemption price for the rights;

•

merge or consolidate with another company or acquire a material amount of the assets of another company except for acquisitions in the ordinary course of business and investment portfolio transactions in accordance with the Company’s investment guidelines;

•

sell, lease, license, subject to a lien or dispose of any material assets except (i) pursuant to certain existing written contracts, (ii) in an amount not in excess of $250,000, individually, or $1 million, in the aggregate, or (iii) ordinary course investment portfolio transactions consistent with the Company’s investment guidelines;

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make loans to, capital contributions to, or investments in a third party except (i) in connection with the Company’s agency loan program not exceeding $5 million, (ii) to and from subsidiaries, or (iii) ordinary course investment portfolio transactions consistent with the Company’s investment guidelines;

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incur or guarantee any indebtedness for borrowed money in excess of $10 million, make any capital expenditure in excess of $1 million in the aggregate during any 12 month period other than capital expenditures approved by the board of directors prior to the date of the merger agreement or within the Company’s 2007 capital budget or cancel any debts except in the ordinary course of business;

•

modify benefits under, accelerate payments or the vesting of benefits under, or take other specified actions related to any company benefit plan or fail to make any required contribution to a benefit plan, except as required by law or the terms of any such plan;

•

increase compensation or benefits of directors, officers, employees or consultants, except salary increases for specified categories of employees in the ordinary course of business consistent with existing policies and practices;

•

enter into or modify severance, consulting, retention or employment agreements, plans, programs or arrangements, except for routine changes to welfare plans for 2007 or as required by applicable law or the terms of the applicable agreement or plan;

•

settle or compromise legal claims, suits or other proceedings in an amount exceeding $5 million (or, if a reserve has been established for an amount less than the settlement amount, for an amount up to $5 million in excess of such reserve amount), or enter into any consent, decree or similar restraint or form of equitable relief that would restrict the business of the Company after the effective time of the merger;

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make or rescind material tax elections, settle any proceeding relating to taxes, make a request for a written tax ruling from a taxing authority, enter into a binding agreement with a taxing authority relating to material taxes, or change any income or deduction reporting methods for federal income tax purposes from those employed in the preparation of its federal income tax returns for the taxable year ending December 31, 2006 or change any material accounting method or practice except as required by a change in generally accepted accounting principles;

•	amend or modify or enter into certain material contracts other than in the ordinary course of business consistent with past practice;

•

enter into or extend any agreements that could limit or restrict the Company or its affiliates, or that could, after the effective time of the merger, limit or restrict Liberty or its affiliates, from competing in any line of business or in any geographic area;

•	terminate or modify in any material respect material insurance policies covering properties of the Company or its subsidiaries if such policies are not replaced by comparable coverage;

•	adopt or implement a plan of complete or partial liquidation, restructuring or recapitalization or other reorganization of the Company or any subsidiary;

•	enter into any new reinsurance transaction that does not contain market cancellation provisions or which adversely changes the Company’s reinsurance profile; or

•

alter or amend in any material respect existing underwriting, claim, loss control, investment or other specified guidelines and policies or material assumptions underlying actuarial policies, except as required by or determined by the Company to be advisable under generally accepted accounting principles, applicable statutory accounting principles, a governmental entity or applicable laws.

Regulatory Approvals

The merger agreement provides that Liberty and the Company will use reasonable best efforts to take all actions and do all things advisable, proper or necessary under the merger agreement and applicable laws to consummate the merger and the other transactions contemplated by the merger agreement as promptly as practicable. Without limitation, this includes taking the appropriate actions to obtain the required approvals under the HSR Act and to obtain approvals from and give notices to applicable state insurance departments and other governmental entities. In addition, Liberty and the Company are each required to cooperate with the other in obtaining, and to use reasonable best efforts to take all lawful steps as are necessary or appropriate to secure, regulatory approvals. More information on the required regulatory approvals and notices is available under the heading “The Merger—Governmental and Regulatory Approvals” on page 33 of this proxy statement.

No Solicitations by the Company

Under the terms of the merger agreement, subject to certain exceptions described below, the Company has agreed that it will not, and will not permit its subsidiaries to, directly or indirectly:

•	solicit, initiate or knowingly encourage any inquiry with respect to or the making of, any proposal that is or could reasonably be expected to lead to a takeover proposal (as described below);

•

participate in any negotiations regarding a takeover proposal with, or furnish any nonpublic information relating to a takeover proposal to, any person that has made or, to the Company’s knowledge, is considering making, a takeover proposal; or

•	engage in discussions regarding a takeover proposal with any person that has made, or to the Company’s knowledge is considering making, a takeover proposal.

Under the merger agreement, a “takeover proposal” is any proposal or offer with respect to:

•	a merger, consolidation, business combination or similar transaction involving the Company or any of its subsidiaries with any third party other than Liberty, Merger Sub, or a Liberty affiliate, or

•

any direct or indirect acquisition, whether by tender or exchange offer or otherwise, by any third party of 20% or more of the total voting power of any class of the Company’s capital stock or of 20% or more of the consolidated assets of the Company and its subsidiaries, in a single transaction or a series of related transactions.

Within 48 hours of receipt of any takeover proposal or any proposal that could reasonably be expected to lead to a takeover proposal, the Company must provide oral and written notice to Liberty of such proposal setting forth the material terms and conditions of such proposal, including the identity of the party making the proposal and any documents evidencing the proposal. Additionally, the Company is required to keep Liberty reasonably informed of the current status of any such takeover proposal.

If, prior to approval of the merger by the Company’s shareholders, the Company receives a written and unsolicited takeover proposal and the board determines in good faith and in consultation with outside legal and financial advisors that the takeover proposal is, or could reasonably be expected to lead to, a superior proposal (as described below), then the Company may:

•

furnish nonpublic information about the Company and its subsidiaries to the person making the takeover proposal pursuant to a confidentiality agreement containing terms and conditions no less restrictive than those contained in the Company’s confidentiality agreement with Liberty and any information provided to the third party must be provided to Liberty prior to or concurrently with the time it is provided to the third party, and

•	participate in discussions or negotiations with the person making the takeover proposal.

A “superior proposal” is any takeover proposal (with the applicable percentages changed from 20% to 50%) that the Company’s board of directors determines in good faith, after consultation with counsel and a nationally recognized financial advisor, would result in a transaction that if completed would be more favorable to the Company’s shareholders than the merger, taking into account all of the terms and conditions of the proposal and of the merger agreement (including any proposal by Liberty to amend the terms of the merger agreement), and whether the proposal is reasonably capable of being consummated on the terms so proposed, taking into account all financial, regulatory, legal and other aspects of the proposal.

Changes in the Company’s Recommendation

The Company’s board of directors has agreed to recommend that the Company’s shareholders adopt the merger agreement and to not (i) withhold, withdraw or modify such recommendation, (ii) approve or recommend any takeover proposal, or (iii) take any action to render the Company’s Amended and Restated Rights Plan inapplicable to any third party (other than Liberty, Merger Sub or any of their respective affiliates) (any of the foregoing, a “change in recommendation”). The board, however, may make a change in recommendation and/or terminate the merger agreement if the Company’s board of directors determines in good faith, after consultation with its legal advisors, that the failure to do so would be inconsistent with the director’s fiduciary duties under applicable law, provided, however, that the board of directors may not make a change in recommendation or terminate the merger agreement in connection with a takeover proposal unless such takeover proposal is determined by the board to be a superior proposal and prior to terminating the merger agreement, (i) the Company provides three business days’ prior written notice to Liberty of its intention to terminate the merger agreement and informs Liberty of the terms and conditions of the superior proposal, including the identity of the party making such proposal, (ii) during such three business day notice period the Company and its legal and financial advisors negotiate in good faith with Liberty regarding any revisions to the merger agreement so that the takeover proposal ceases to constitute a superior proposal, and (iii) the takeover proposal continues to be a superior proposal after taking into account any amendment to the merger agreement agreed to by Liberty during the three business day period.

Employee Benefits and Plans

Liberty and the Company have agreed in the merger agreement that for two years following the closing of the merger, Liberty will provide or will cause to be provided to employees of the Company and its subsidiaries who continue to be employed by Liberty, the Company or any of their subsidiaries following the closing of the merger, compensation (including reference to base salary and incentive compensation) and employee benefits that are substantially comparable in the aggregate to those in effect at the Company and its subsidiaries immediately prior to the date of the merger agreement, provided that Liberty will not be obligated to provide any equity-based arrangements.

In connection with providing the agreed-upon employee benefits and subject to exceptions stated in the merger agreement, Liberty will waive applicable pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements in any replacement or successor welfare benefit plan (except for the short- and long-term disability plans, although Liberty will recognize prior service for purposes of meeting those plans’ pre-existing condition exclusions’ time requirement), and give credit for co-payments and deductibles, to the extent that the exclusions, waiting periods, co-payments or deductibles were inapplicable to, or had been satisfied by, eligible employees prior to the effective time under the analogous welfare benefit plan. Liberty has also agreed, subject to the exceptions in the following two sentences, to recognize prior service for purposes of eligibility to participate, vesting and level of benefits, to the extent such service was recognized under the analogous welfare benefit plan prior to the effective time. Liberty is not obligated to provide credit for benefit accrual purposes under any defined benefit plan, except that the Liberty Mutual Retirement Benefit Plan will give Company employees who are eligible to participate in such plan following the effective time credit for benefit accrual purposes for all service with the Company and its subsidiaries after June 30, 2004. However, these benefits will not apply if they would result in any duplication of benefits (except that this will not limit the additional incremental benefit determined under the Liberty Mutual Retirement Benefit Plan as a result of post June 30, 2004 service credit).

After the merger, Company employees will be credited with service for periods of employment with the Company after the effective time in determining eligibility and levels of cost sharing in Liberty’s health programs, to the extent such employees are eligible to participate in those programs following the effective time, and subject to certain specified exceptions. With respect to post-retirement health coverage, Liberty will provide the following:

•

For Liberty’s pre-age 65 retiree health program, employees will receive credit for service with the Company or its subsidiaries prior to the effective time for purposes of eligibility and cost sharing if they had at least 25 years of service or were retired as of July 1, 2004;

•

For Liberty’s post-age 65 retiree health program, (a) if an employee was retired from the Company as of July 1, 2004, Liberty will provide cost sharing at the lowest level for which retirees are eligible under such program, and (b) if an employee had at least 25 years of service as of July 1, 2004, that employee will also receive credit for service to the Company prior to the effective time for eligibility purposes and will receive credit for service to the Company after June 30, 2004 for cost sharing purposes (provided that the cost sharing for employees in (b) will not be less than the lowest level for which retirees are eligible under such program); and

•

For Liberty’s pre-age 65 and post-age 65 retiree health programs, employees of the Company with less than 25 years of service as of July 1, 2004 will receive, for purposes of eligibility, credit for service prior to the effective time, and for purposes of cost sharing, credit for service with the Company after June 30, 2004.

The Company, through its subsidiary, The Ohio Casualty Insurance Company, maintains an Annual Incentive Plan or bonus plans for key employees. The Company will pay each participant in the Annual Incentive Plan who remains employed through the effective time of the merger a bonus amount for the partial year ending on the date of the merger based on the annual bonus earned by such participant for such year (assuming a full year of performance), as determined by the Company, pro-rated for the whole number of calendar months of the performance period completed prior to the effective time of the merger. In addition, following payment of such bonus amounts, Liberty will cause the Company to maintain a bonus plan for the remainder of the year in which the effective time occurs, under the same terms and conditions and subject to the same targets in effect for such year, and to pay to participating employees an amount equal to the excess, if any, of the amount that would have been paid for a full year of performance over the amount actually paid as of the effective time. In addition, Liberty will cause the Company or any successor to honor the Company’s obligations under specified benefit plans, employment and change in control agreements and other benefits arrangements.

Liberty and the Company have agreed that none of the above-described benefits will be treated as an amendment or modification of any benefit plan, or will limit the right of Liberty or its subsidiaries to amend, terminate or otherwise modify any of the benefit plans after the closing date.

Indemnification and Insurance

In the merger agreement, Liberty and the Company agreed that from and after the effective time, Liberty will cause the Company, as the surviving corporation in the merger, to indemnify and hold harmless, to the fullest extent permitted by law, all past and present directors and officers of the Company and its subsidiaries against any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action or suit arising out of or pertaining to matters existing or occurring at or prior to the effective time.

Prior to the effective time of the merger, the Company will (and, if the Company is unable, Liberty will cause the Company as of the effective time to) fully pay the premium for “tail” insurance policies for the extension of (i) the Side A coverage part (directors’ and officers’ liability) of the Company’s existing directors’ and officers’ insurance policies, and (ii) the Company’s existing fiduciary liability insurance policies, in each case for a claims reporting period of at least six years from the effective time with terms and conditions that are at least as favorable as the Company’s existing policies with respect to any matter claimed against a director or officer of the Company or any of its subsidiaries by reason of service at or prior to the effective time.

If the Company fails to obtain such “tail” insurance polices as of the effective time, Liberty shall, and shall cause the Company after the merger to, continue to maintain in effect for a period of at least six years from the effective time director and officer liability insurance having terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date of the merger agreement, except that Liberty and the Company will not be required to spend for any such policies an annual premium in excess of 300% of the annual premiums currently paid by the Company for such insurance at the date of the merger agreement.

Charitable Contributions

Liberty has agreed to cause the Company, as the surviving corporation in the merger, to continue to make annual contributions of $750,000 to the Ohio Casualty Foundation, Inc. for five years following the merger.

Other Covenants and Agreements

The merger agreement contains other covenants and agreements, including covenants and agreements relating to cooperation between Liberty and the Company in the preparation of the proxy statement, public announcements regarding the merger, holding the special meeting of the Company shareholders to adopt the merger agreement, efforts to render anti-takeover laws inapplicable and retention of the Company’s agency force.

Conditions to the Closing of the Merger

The obligations of Liberty, Merger Sub and the Company to complete the merger are subject to the satisfaction or waiver of the following conditions:

•	the affirmative vote of the holders of a majority of the Company’s shares to adopt the merger agreement and approve the merger;

•	the expiration or termination of applicable waiting periods, including those under the HSR Act and other approvals required to be obtained from state insurance departments; and

•

no laws have been adopted and no temporary restraining order, injunction, order, judgment, decision, opinion or decree has been issued by a court or other governmental entity that has the effect of making the merger illegal or otherwise prohibiting the completion of the merger so long as both the Company and Liberty have used their reasonable best efforts to prevent the entry of any such order or injunction and to appeal any injunction or other order that may be entered.

Liberty’s and Merger Sub’s obligation to close is also conditioned on the satisfaction or waiver of the following conditions:

•

the representations and warranties of the Company are true and correct as of the closing date (in general without regard to materiality for each individual representation and warranty), except where the failure of such representations and warranties to be true and correct does not, individually or in the aggregate, have a material adverse effect on the Company; and

•	the Company’s performance in all material respects of all agreements and covenants required to be performed by the Company under the merger agreement.

The Company’s obligation to close is also conditioned on the satisfaction or waiver of the following conditions:

•

the representations and warranties of Liberty and Merger Sub are true and correct as of the closing date (without regard to materiality for each individual representation and warranty), except where the failure to be true and correct do not, individually or in the aggregate, have a material adverse effect on Liberty; and

•	Liberty’s and Merger Sub’s performance in all material respects of all agreements and covenants required to be performed by Liberty and Merger Sub under the merger agreement.

Before the closing of the merger, the Company or Liberty may each waive any of the other conditions to closing of the other party and complete the merger even though one of these conditions has not been met. However, under Ohio law, the approval of the Company’s shareholders is necessary to close the merger.

Transaction Fees and Expenses

Liberty and the Company have agreed that, whether or not the merger is closed, all expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring the expenses. However, in certain limited instances discussed below under “Termination Fees,” the Company may be obligated to reimburse Liberty up to $5 million in expenses.

Termination of the Merger Agreement

The merger agreement may be terminated and the transactions contemplated thereby abandoned at any time prior to the closing of the merger under the following circumstances:

•	by mutual written consent of Liberty and the Company;

•	by either Liberty or the Company, if:

o	the merger is not closed by October 31, 2007 (which date may be extended to December 31, 2007, by either Liberty or the Company if it determines in good faith additional time is necessary to obtain the Company shareholder approval or other required approvals) and the terminating party’s material breach of the agreement did not primarily contribute to the failure of the merger to close by such date;

o	any governmental entity issues a final, non-appealable order, judgment, decision, opinion, decree or ruling restraining, enjoining or otherwise prohibiting the merger; or

o	the Company shareholder approval is not obtained.

•	by Liberty, if:

o	the Company has breached or failed to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement (subject generally to inability or failure to cure in a specified amount of time where the breach would result in the failure of the closing conditions relating to accuracy of representations, warranties and performance of agreements and covenants as set forth in the merger agreement), or

o	the Company’s board of directors fails to authorize, approve or recommend the merger or to include its recommendation in this proxy statement, makes a change in recommendation or, in the event of a takeover proposal by tender or exchange offer, fails to recommend that shareholders reject such tender or exchange offer or fails to reconfirm its authorization or recommendation of the merger within five business days after a written request by Liberty to do so.

•	by the Company, if:

o	Liberty has breached or failed to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement in any material respect (subject generally to inability or failure to cure in a specified amount of time where the breach would result in the failure of the closing conditions relating to accuracy of representations, warranties and performance of agreements and covenants as set forth in the merger agreement);

o	the Company’s board of directors has authorized the Company to enter into an agreement with respect to a superior proposal, Liberty does not make within the required time an offer the board of directors determines in good faith is at least as favorable, from a financial point of view, to the Company’s shareholders as the superior proposal and the Company pays to Liberty the termination fee; or

o	the Company’s board of directors has made a change in recommendation (except in connection with a takeover proposal) and the Company has paid to Liberty the termination fee.

Termination Fee

The Company will pay Liberty a $62 million termination fee if the merger agreement is terminated under the following circumstances:

•

Liberty terminates the merger agreement because the board of directors of the Company has (i) failed to authorize, approve or recommend the merger, (ii) made a change in recommendation, or (iii) in case of a takeover proposal that takes the form of a tender or exchange offer, failed to recommend that the Company’s shareholders reject such offer within the time period specified in the merger agreement or failed to reconfirm its authorization, approval or recommendation within five business days after a request by Liberty to do so.

•

The Company terminates the merger agreement because (i) the board of directors of the Company has authorized the Company to enter into an agreement with respect to a superior proposal, and (ii) Liberty does not make, within the time period specified in the merger agreement, an offer that the board of directors of the Company determines is at least as favorable, from a financial point of view, to the Company’s shareholders.

•	The Company terminates the merger agreement because the board of directors of the Company made a change in recommendation under circumstances permitted by the merger agreement.

•

The Company or Liberty terminates the merger agreement because the merger is not completed on or before October 31, 2007 (or December 31, 2007 if such earlier outside date is extended in accordance with the terms of the merger agreement) if after the date of the merger agreement, a person publicly makes, or publicly announces its intention to make, a takeover proposal and such takeover proposal or announced intention is not publicly withdrawn at least 10 days prior to such outside date.

•

The Company or Liberty terminates the merger agreement because shareholder approval has not been obtained if after the date of the merger agreement a person publicly makes, or publicly announces its intention to make, a takeover proposal prior the Company obtaining shareholder approval of the merger and such takeover proposal or publicly announced intention is not publicly withdrawn at least five business days prior to the vote of shareholders on the merger.

The Company will not have to pay a termination fee under the circumstances described in the last two bullets of the immediately preceding paragraph unless within 12 months of such termination the Company or any of its subsidiaries have entered into a binding written agreement with respect to a takeover proposal (substituting “50%” for “20%” in the definition of a takeover proposal). If the merger agreement is terminated under the circumstances described in the last two bullets of the immediately preceding paragraph, the Company will be obligated to pay to Liberty up to $5 million of its merger-related expenses, including expenses of Merger Sub.

Governing Law

The merger agreement is governed by the laws of the State of Ohio and provides that any litigation relating to the merger agreement or the transactions contemplated by the merger agreement will be maintained in Ohio state courts and federal courts located in Ohio.

Amendments, Extensions and Waivers of the Merger Agreement

Liberty and the Company have agreed that the merger agreement may be amended by the parties, as authorized by their respective boards of directors, at any time before adoption of the merger agreement by the Company’s shareholders. After adoption of the merger agreement by the Company’s shareholders, no amendment may be made to the merger agreement without shareholder approval if such approval is required by law or under rules of any relevant stock exchange.

The parties have also agreed that, prior to the closing of the merger, with the authorization of their respective boards of directors, the parties will be allowed to extend the time for the performance of any of the obligations or other acts of the other parties, waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement and waive compliance with any of the agreements or conditions contained in the merger agreement.

MARKET PRICE OF THE COMMON SHARES AND DIVIDEND DATA

The Company’s common shares are traded on NASDAQ under the symbol “OCAS”. The following table shows the high and low sales prices for the Company’s common shares for each quarterly period within the Company’s last two recent fiscal years, the first quarter of 2007, and through June 28, 2007:

High/Low Market Price Per Share (in U.S. Dollars)

Quarter	1st	2nd	3rd	4th
2007 High	32.42	43.63	—	—
Low	28.63	29.65	—	—

2006 High	32.09	32.88	30.09	30.53
Low	28.05	27.79	24.50	25.37

2005 High	24.59	24.99	27.79	30.00
Low	22.49	22.59	24.06	24.64

On June 28, 2007, the Company’s common shares were held by 4,259 shareholders of record.

The Company’s board of directors reinstated the Company’s quarterly dividend in June 2005. The following table shows the cash dividends paid by the Company to its shareholders for the two recent fiscal years and the first quarter of 2007.

Quarterly Cash Dividends Per Share

Quarter	1st	2nd	3rd	4th
2007	$0.13	$0.13	—	—
2006	$0.09	$0.09	$0.09	$0.09
2005	$—	$0.06	$0.06	$0.06

PRINCIPAL SHAREHOLDERS

The table below identifies the only persons known to the Company to own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 5% of the Company’s outstanding shares:

Name and Address of Beneficial Owner	Common Shares Beneficially Owned		Percent of Common Shares (1)
T. ROWE PRICE ASSOCIATES, INC.
100 E. Pratt Street
Baltimore, Maryland 21202	4,999,300	(2)	8.33%

DIMENSIONAL FUND ADVISORS, INC.
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401	4,805,191	(3)	8.00%

(1)	Based on 60,030,618 shares, the number of shares outstanding as of the record date.

(2)	Based upon information contained in a Schedule 13G filed February 14, 2007 with the SEC by T. Rowe Price Associates, Inc. (“Price Associates”). Price Associates reported that it has sole voting power for 586,800 shares and sole dispositive power for 4,999,300 shares. These securities are owned by various individual and institutional investors which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)	Based upon information contained in a Schedule 13G filed February 9, 2007 with the SEC by Dimensional Fund Advisors Inc. (“Dimensional”). Dimensional reported sole voting power and sole dispositive power for 4,805,191 shares. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the reported shares, and Dimensional disclaims beneficial ownership of such shares.

SHAREHOLDINGS OF DIRECTORS AND MANAGEMENT

As of the record date, the directors of the Company, the named executive officers and all executive officers and directors of the Company as a group, beneficially owned common shares of the Company as set forth in the table below:

Name of Individual or Group	Number of Common Shares Beneficially Owned (1)		Options Exercisable Within 60 Days	Shared Investment/ Voting Power Over Employees Retirement Plan Shares (2)	Total		Percent of Class (3)
Terrence J. Baehr	10,093		39,000		49,093

Jack E. Brown	33,399		33,000		66,399

Catherine E. Dolan	16,160		33,000	534,464	49,160

Philip G. Heasley	8,579		12,000		20,579

Robert A. Oakley	7,328		9,000	534,464	16,328	(5)

Stanley N. Pontius	28,280		39,000	534,464	67,280	(5)

Jan H. Suwinski	15,579		8,000		23,579

Ronald W. Tysoe	1,250		3,750	534,464	5,000	(5)

Michael L. Wright	2,496		8,000		10,496

Dan R. Carmichael	229,600	(4)	1,607,781		1,837,381		3.1%

Michael A. Winner	5,543		95,550		101,093

Debra K. Crane	17,677	(4)	43,480		61,157

Ralph S. Michael III	33,663	(4)	28,000		61,663

Paul J. Gerard	3,094		—		3,094

All Executive Officers and Directors as a Group (16 Persons)	417,069		1,979,333		2,396,402		3.99%

(1)	Unless otherwise indicated, each named person has voting and investment power over the listed shares, and such voting and investment power is exercised solely by the named person or shared with a spouse.

(2)	Consists of 534,464 shares held in the Company’s Employees Retirement Plan on December 31, 2006 as to which the named individuals share voting and investment power solely by reason of being members of the Finance Committee that oversees the investment activities of the Employees Retirement Plan. Ms. Dolan and Messrs. Oakley, Pontius and Tysoe disclaim beneficial ownership of these shares.

(3)	Percentages are listed only for those individuals who are the beneficial owners of more than 1% of the outstanding shares.

(4)	The share ownership for Messrs. Carmichael and Michael includes 5,616 and 709 shares, respectively, held for the accounts of these individuals by the trustee of the Company’s Employee Savings Plan. Ms. Crane’s share ownership includes 1,322 shares held in an account in the same plan. Such persons have sole voting power with respect to these shares and also hold investment power subject to limitations in the Plan.

(5)	Share ownership totals for Messrs. Oakley, Pontius and Tysoe do not include the shares held in the Company’s Employees Retirement Plan.

FUTURE SHAREHOLDER PROPOSALS

If the merger is completed, we will have no public shareholders and no public participation in any of our future shareholder meetings. If the merger is not completed, you will continue to be entitled to attend and participate in our shareholder meetings and we will hold an annual meeting of shareholders in 2008, in which case shareholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2008 annual shareholders meeting in accordance with Rule 14a-8 under the Exchange Act. Proposals of shareholders intended to be presented at the 2008 Annual Meeting of Shareholders must be received by the Company no later than December 4, 2007 for inclusion in the Company’s proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable rules and regulations promulgated by the SEC.

The SEC has promulgated rules relating to the exercise of discretionary voting authority pursuant to proxies solicited by the Company’s Board of Directors. If a shareholder intends to present a proposal at the 2008 annual meeting and does not notify the Company of such proposal by February 16, 2008, or if a shareholder intends to nominate a director at the 2008 annual meeting and does not comply with the notification requirements described in the preceding paragraph, the proxies solicited by the Company’s Board of Directors for use at the annual meeting may be voted on such proposal or such nominee, as the case may be, without discussion of the proposal or nominee in the proxy statement for that annual meeting.

In each case written notice must be given to the Secretary of the Company, whose name and address are: Debra K. Crane, Senior Vice President, General Counsel and Secretary, Ohio Casualty Corporation, 9450 Seward Road, Fairfield, Ohio 45014.

OTHER MATTERS

The Company’s board of directors knows of no other matters that are likely to be brought before the meeting, but if other matters do properly come before the meeting which we did not have notice of prior to June 28, 2007, or that applicable laws otherwise permit proxies to vote on a discretionary basis, it is intended that the person authorized under solicited proxies will vote or act thereon in accordance with their own judgment.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act. The Company files reports, proxy statements and other information with the SEC. The filings are available to the public at the SEC’s website, http://www.sec.gov. The Company’s website, http://www.ocas.com/corporate/, has copies of these filings as well. Our common shares are listed on NASDAQ under the symbol “OCAS” and you may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

If you have questions about the special meeting or the merger after reading this proxy, or if you would like additional copies of this proxy statement or the proxy card, you should contact the Company and the Company’s proxy solicitors, Morrow & Co., Inc., at (203) 658-9400.

We have authorized no one to give you any information or to make any representation about the proposed merger or our Company that differs from or adds to the information contained in this document or in the documents we have publicly filed with the SEC. Therefore, if anyone should give you any different or additional information, you should not rely on it.

The information contained in this document speaks only as of the date indicated on the cover of this document unless the information specifically indicates that another date applies.

Appendix A

CONFIDENTIAL

AGREEMENT AND PLAN OF MERGER

DATED AS OF MAY 6, 2007

AMONG

LIBERTY MUTUAL INSURANCE COMPANY,

WATERFALL MERGER CORP.

AND

OHIO CASUALTY CORPORATION

A-i

(continued)

A-ii

(continued)

A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of May 6, 2007 (this “Agreement”), is among Liberty Mutual Insurance Company, a Massachusetts stock insurance company (“Parent”), Waterfall Merger Corp., an Ohio corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), and Ohio Casualty Corporation, an Ohio corporation (the “Company” and, collectively with Parent and Merger Sub, the “parties”).

RECITALS

WHEREAS, the respective Boards of Directors of the Company, Parent and Merger Sub have deemed it advisable and in the best interests of their respective corporations and shareholders that the Company and Parent engage in a business combination; and

WHEREAS, in furtherance thereof, the respective Boards of Directors of the Company, Parent and Merger Sub have approved this Agreement and the merger (the “Merger”) of Merger Sub with and into the Company, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

THE MERGER; CERTAIN RELATED MATTERS

Section 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Section 1701.78 and 1701.81 of the Ohio Revised Code (the “OGCL”), at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (with respect to all post-Closing periods, the “Surviving Corporation”). At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the OGCL, including Section 1701.82.

Section 1.2. Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York at 9:00 a.m. New York City time on the third Business Day after all of the conditions set forth in Article VII have been fulfilled or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to fulfillment or waiver of those conditions) in accordance with this Agreement, or at such other place and time and/or on such other date as the Company and Parent may agree in writing (the “Closing Date”).

Se ction 1.3. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall duly execute and file a certificate of merger, in such form as is required by, and executed in accordance with, the relevant provisions of the OGCL (the “Certificate of Merger”), together with any required related certificates, with the Secretary of State of the State of Ohio (the “OSOS”) in accordance with the OGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the OSOS on the Closing Date, or at such later time as Parent and the Company shall agree and specify in the Certificate of Merger in accordance with the OGCL. As used herein, the “Effective Time” shall mean the time at which the Merger shall become effective.

S ection 1.4. Articles of Incorporation. The articles of incorporation of the Surviving Corporation shall be amended and restated at the Effective Time to be in the form attached as Exhibit A hereto and, as so amended and restated, such articles of incorporation shall be the articles of incorporation of the Surviving Corporation (the “Articles of Incorporation”), until thereafter amended as provided therein or by applicable Law.

Section 1.5. Code of Regulations. The code of regulations of Merger Sub in effect immediately prior to the Effective Time shall be the code of regulations of the Surviving Corporation (the “Code of Regulations”) until thereafter amended as provided therein or by applicable Law.

Section 1.6. Directors. The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and the Code of Regulations.

S ection 1.7. Officers. The officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and the Code of Regulations.

Section 1.8. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof (other than the requisite approval of the Merger by the shareholders of the Company in accordance with the OGCL):

(a) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (collectively, the “Shares”) (other than Excluded Shares and Dissenting Shares) shall be converted into the right to receive $44 in cash, without interest (the “Merger Consideration”);

(b) all Shares (other than Excluded Shares and Dissenting Shares) shall cease to be outstanding and shall be canceled and retired, and each certificate that, immediately prior to the Effective Time, represented any such Shares (the “Certificates”) shall thereafter represent only the right to receive the Merger Consideration with respect to such Shares formerly represented thereby;

(c) each Excluded Share shall cease to be outstanding and shall be canceled and retired and no consideration shall be delivered in exchange therefor; and

(d) each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation and such shares shall constitute the only issued and outstanding shares of common stock of the Surviving Corporation.

S ection 1.9. Treatment of Company Equity Awards.

(a) Company Options. At the Effective Time, the right to receive shares of Company Common Stock pursuant to the exercise of any stock options (each, a “Company Option”) granted pursuant to the Company’s 2002 Stock Incentive Plan, 2005 Incentive Plan, 2000 Directors Plan, 1999 Broad-Based Employees Stock Option Plan, 1993 Stock Incentive Program and stock options granted pursuant to Dan Carmichael’s employment agreement and any applicable agreements under the foregoing (together, the “Company Incentive Plans”) that are outstanding immediately prior to the Effective Time, whether or not vested, shall be converted into the right to receive, as soon as reasonably practicable after the Effective Time (but in any event no later than five Business Days after the Effective Time), a cash payment equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the per share exercise price of such Company Option, multiplied by (ii) the number of shares covered by such Company Option, less (iii) any required withholding taxes. Any stock appreciation rights granted in tandem with a Company Option shall be cancelled without payment.

(b) Stock Appreciation Rights. At the Effective Time, the right to receive shares of Company Common Stock or cash pursuant to the exercise of any freestanding stock appreciation rights (each, a “Company SAR”) granted pursuant to the Company Incentive Plans or any agreement thereunder that is outstanding immediately prior to the Effective Time, whether or not vested, shall be converted into the right to receive, as soon as reasonably practicable after the Effective Time (but in any event no later than five Business Days after the Effective Time), a cash payment equal to the product of (i) the excess, if any, of (A) the Merger Consideration, over (B) the per share exercise price of such Company SAR, multiplied by (ii) the number of shares covered by such Company SAR, less (iii) any required withholding taxes.

(c) Company Restricted Shares. Immediately prior to the Effective Time, the Company shall waive any vesting conditions applicable to any shares of restricted stock (each, a “Company Restricted Share”) granted pursuant to the Company Incentive Plans, and such Company Restricted Shares shall be treated the same as other Shares for purposes of this Agreement.

(d) Director Units. At the Effective Time, the right to receive cash in respect of director performance shares granted pursuant to the Second Amended and Restated Directors’ Deferred Compensation Plan (each, a “Director Unit”) that (i) are outstanding, and (ii) have not been converted into cash as of the Effective Time shall be converted into the right to receive, as soon as reasonably practicable after the Effective Time (but in any event no later than five Business Days after the Effective Time), a cash payment equal to the Merger Consideration for each Share to which such Director Unit relates, less any required withholding taxes.

(e) Performance-Based Awards. At the Effective Time, the right to receive shares of Company Common Stock or cash in respect of outstanding Performance-Based Awards under the Company Incentive Plans (each, a “Performance-Based Award”), whether or not vested, shall be cancelled and shall only entitle the holder of such Performance-Based Award to receive, as soon as reasonably practicable after the Effective Time (but in any event no later than five Business Days after the Effective Time), a cash payment equal to (i) the number of shares issuable pursuant to the Performance-Based Award calculated at the higher of the “target level” and the award level actually met as of the Effective Time as determined by the compensation committee of the Board of Directors prior to the Effective Time in good faith in accordance with the terms of the Company Incentive Plans and the Performance-Based Award, multiplied by (ii) the per share Merger Consideration, multiplied by (iii) a fraction, the numerator of which is the number of whole calendar months between the beginning of the performance period (as defined under the respective Company Incentive Plan or award agreement under which the award was granted, as appropriate) and the Effective Time, and the denominator of which is the whole number of calendar months in such performance period, less applicable Taxes required to be withheld with respect to such payment. The Company shall provide Parent the compensation committee’s determination of the award level actually met at least three Business Days prior to the Closing.

(f) Automatic Cancellation. As of the Effective Time, all Company Options (including any stock appreciation rights granted in tandem with such Company Options), Company SARs, Company Restricted Shares, Director Units, Performance-Based Awards and other equity-based awards granted by the Company (together, “Company Equity Awards”) shall no longer be outstanding and shall automatically be canceled and retired and shall expire and cease to exist, and each holder of such a Company Equity Award shall cease to have any rights with respect thereto, except the rights specified in this Section 1.9. The consideration pursuant to this Section 1.9 (the “Equity Award Consideration”) shall be paid to each holder of a Company Equity Award in accordance with Article II.

(g) Prior to the Effective Time, the Company shall adopt such resolutions and take or cause to be taken prior to the Effective Time all such other action as may reasonably be required to effectuate the actions contemplated by this Section 1.9.

Section 1.10. Certain Adjustments. If, between the date of this Agreement and the Effective Time, the Company Common Stock is changed into a different number of shares or different class by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares, or a stock dividend or dividend payable in any other securities is declared with a record date within such period, or any similar event occurs, the Merger Consideration shall be appropriately adjusted to provide to the holders of Shares or Company Equity Awards the same economic effect as contemplated by this Agreement prior to such event.

Section 1.11. Appraisal Rights. Notwithstanding any provision of this Agreement to the contrary (other than the other provisions of this Section 1.11) and to the extent available under the OGCL, no shares of Company Common Stock held by a Person who has perfected a demand for appraisal rights pursuant to Section 1701.85 of the OGCL (a “Dissenting Shareholder”) shall be converted into, or represent the right to receive, the Merger Consideration. Any such shareholder shall instead be entitled to receive payment of the fair cash value of such Dissenting Shareholder’s Dissenting Shares in accordance with the provisions of Section 1701.85 of the OGCL; provided , however , that all Dissenting Shares held by any Dissenting Shareholder who shall have failed to perfect or who otherwise shall have withdrawn, in accordance with Section 1701.85 of the OGCL, or lost such Dissenting Shareholder’s rights to appraisal of such shares under Section 1701.85 of the OGCL shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender of the Certificate or Certificates that formerly evidenced such shares in the manner provided in Article II. The Company shall give Parent (a) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law received by the Company relating to shareholders’ rights of appraisal and (b) the opportunity to participate in all negotiations and proceedings with respect to demand for appraisal under the OGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisals of Dissenting Shares or settle any such demands.

ARTICLE II

EXCHANGE OF CERTIFICATES AND COMPANY EQUITY AWARDS

Section 2.1. Exchange Fund. Prior to the Effective Time, Parent shall appoint a commercial bank or trust company with the Company’s prior approval (such approval not to be unreasonably withheld or delayed) to act as exchange agent hereunder for the purpose of exchanging Certificates for the Merger Consideration and the Company Equity Awards for the Equity Award Consideration (the “Exchange Agent”). At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of holders of Shares and the Company Equity Awards an amount of cash representing the aggregate cash consideration payable pursuant to Section 1.8 and Section 1.9. Any cash deposited with the Exchange Agent shall hereinafter be referred to as the “Exchange Fund”.

Section 2.2. Exchange Procedures. Promptly after the Effective Time (and in any event, within three Business Days), the Surviving Corporation shall cause the Exchange Agent to mail (x) to each holder of record of Shares (other than holders of Excluded Shares) immediately prior to the Effective Time (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.7) to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Parent and the Company may reasonably agree and (ii) instructions for effecting the surrender of such Certificates (or affidavits of loss in lieu of such Certificates as provided in Section 2.7) in exchange for the Merger Consideration and (y) to each holder of a Company Equity Award, a check in an amount due and payable to such holder pursuant to Section 1.9 hereof in respect of such Equity Award. Upon surrender of a Certificate (or affidavits of loss in lieu of a Certificate as provided in Section 2.7) to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate (or provider of an affidavit as provided in Section 2.7) shall be entitled to receive in exchange therefor a check in an amount equal to the Merger Consideration multiplied by the number of Shares represented by such holder’s properly surrendered Certificates (or affidavits of loss in lieu of such Certificates as provided in Section 2.7). No interest will be paid or will accrue on any cash payable pursuant to Section 1.8. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a check in the proper amount of any cash consideration pursuant to Section 1.8 may be issued with respect to such Shares to such a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

Section 2.3. No Further Ownership Rights in Company Common Stock. All cash paid upon conversion of the Shares in accordance with the terms of Article I and this Article II shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the Shares previously represented by such Certificates (or affidavits of loss in lieu of a Certificate as provided in Section 2.7).

Section 2.4. Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Certificates for six months after the Effective Time shall be delivered to the Surviving Corporation (or otherwise on the instruction of Parent), and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for the Merger Consideration with respect to the Shares formerly represented thereby to which such holders are entitled pursuant to Section 1.8. Any such portion of the Exchange Fund remaining unclaimed by holders of Shares five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity) shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

Section 2.5. No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation, any of their respective Affiliates or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official or Governmental Entity pursuant to any applicable abandoned property, escheat or similar Law.

Section 2.6. Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent; provided that such investments shall be in obligations of or guaranteed by the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively or a combination of the foregoing or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 and, in any such case, no such instrument shall have a maturity exceeding three months. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt cash payment of the aggregate consideration payable pursuant to Section 1.8 and Section 1.9, Parent shall promptly replace or restore the cash in the Exchange Fund lost through such investments or other events so as to ensure that the Exchange Fund is at all times maintained at a level sufficient to make such cash payments. Any interest and other income resulting from any such investments shall become a part of the Exchange Fund, and any amounts in excess of the aggregate cash consideration payable pursuant to Section 1.8 and Section 1.9 shall be promptly returned to Parent upon request.

Section 2.7. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the Shares formerly represented thereby.

Section 2.8. Withholding Rights. Each of Parent and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares (including, for the avoidance of doubt, Company Restricted Shares) or Company Equity Awards or any other equity rights in the Company such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or non-U.S. Law. To the extent that amounts are so withheld and paid to the appropriate taxing authority by Parent or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

Section 2.9. Share Transfer Books. The share transfer books of the Company shall be closed at the Effective Time and there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, any Certificates (or effective affidavits of loss in lieu thereof) presented to the Exchange Agent or Parent for any reason shall be converted into the right to receive the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company SEC Documents filed on or after January 1, 2006 and prior to the date of this Agreement (excluding any disclosure set forth in the sections titled “risk factors” and “forward-looking statements”) or otherwise disclosed to Parent in the corresponding sections or subsections of the schedule (the “Company Disclosure Schedule”) delivered to it by the Company prior to the execution of this Agreement (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection to which the relevance of such disclosure to the applicable representation and warranty is reasonably apparent), the Company represents and warrants to Parent and Merger Sub as follows:

Section 3.1. Corporate Existence and Power. The Company is a corporation duly incorporated and validly existing under the laws of the State of Ohio and the Company and the Company Subsidiaries have all corporate, partnership or other similar powers and all governmental licenses, authorizations, permits, consents, franchises, variances, exemptions, orders and approvals required to carry on their business as now conducted (the “Company Permits”), except for those powers, licenses, authorizations, permits, consents, franchises, variances, exemptions, orders and approvals the absence of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company. The Company and the Company Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to be in such compliance, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is required, except for those jurisdictions where failure to be so qualified is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company. The Company has made available to Parent true and complete copies of the articles of incorporation and code of regulations or similar organizational documents of the Company and each Significant Subsidiary as currently in effect.

Section 3.2. Corporate Authorization.

(a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company’s corporate powers and, except for the Company Shareholder Approval, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law (the “Bankruptcy and Equity Exception”). The only vote of the holders of any class or series of capital stock of the Company necessary to consummate the Merger and the other transactions contemplated by this Agreement is the affirmative vote of the holders of the Company Common Stock representing a majority of the votes eligible to be cast by such holders approving the Merger and the Agreement at a shareholder’s meeting duly called and held for such purpose (the “Company Shareholder Approval”).

(b) At a meeting duly called and held, the Board of Directors of the Company has (i) determined that the Merger and the other transactions contemplated hereby are fair to and in the best interests of the Company’s shareholders, (ii) approved this Agreement and the transactions contemplated hereby in accordance with the OGCL, and (iii) resolved (subject to Section 6.3) to recommend adoption of this Agreement by its shareholders.

Section 3.3. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby require no consent or approval by, or filing with, any Governmental Entity, to be obtained or made by the Company other than (i) the filing of the Certificate of Merger with the OSOS and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act, (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act, and any other applicable securities laws, (iv) compliance with any applicable requirements of the Nasdaq, (v) approvals or filings under all applicable state Laws regulating the business of insurance (collectively, “Insurance Laws”) as set forth in Section 3.3 of the Company Disclosure Schedule (the “Company Insurance Approvals”) and (vi) any consents, approvals or filings the absence of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

Section 3.4. Non-Contravention. The execution, delivery and performance by the Company of this Agreement do not, and the consummation of the transactions contemplated hereby will not, constitute or result in (i) a violation or breach of any provision of the articles of incorporation or code of regulations of the Company or any organizational documents of any Company Subsidiary, (ii) assuming compliance with the matters referred to in Section 3.3, a violation or breach of any provision of any applicable Law, Order or Company Permit, (iii) a default under, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation of the Company or any Company Subsidiary, or require any consent by or notice to any Person, under (A) any agreement or other instrument binding upon the Company or any Company Subsidiary that involves payments of $5,000,000 or more or (B) any material contract for the Company’s “Policy Administration Rating and Issuance System” (P.A.R.I.S.) or (iv) the creation or imposition of any Lien on any asset of the Company or any Company Subsidiary, except for such violations or breaches referred to in clause (ii) and for such Liens referred to in clause (iv) that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

Section 3.5. Capitalization.

(a) The authorized capital stock of the Company consists of (i) 150,000,000 common shares, $.125 par value (“Company Common Stock”), and (ii) 2,000,000 preferred shares, $.01 par value (“Company Preferred Stock”). As of May 3, 2007, (i) 59,984,141 shares of Company Common Stock (including 101,500 Company Restricted Shares) were issued and outstanding; and (ii) no shares of Company Preferred Stock were issued and outstanding. As of May 3, 2007, (i) Company Options to purchase an aggregate of 3,445,080 shares of Company Common Stock (of which options to purchase an aggregate of 2,942,593 shares of Company Common Stock were exercisable) were issued and outstanding, (ii) Company SARs covering an aggregate of 350,000 shares of Company Common Stock (of which Company SARs covering 116,666 shares of Company Common Stock were exercisable), (iii) Performance-Based Awards covering an aggregate of up to 825,925 shares of Company Common Stock, and (iv) Director Units covering an aggregate of 46,435 shares of Company Common Stock. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any Company Incentive Plan will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are (or, in the case of shares that have not yet been issued, will be) fully paid and nonassessable. No Company Subsidiary or Affiliate owns any shares of Company Common Stock.

(b) Except as set forth in this Section 3.5 and shares subject to issuance under the Rights Agreement, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company, or other obligation of the Company to issue or pay cash valued by reference to, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii), and (iii) being referred to collectively as the “Company Securities”). There are no outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any of the Company Securities.

Section 3.6. Subsidiaries.

(a) Each Company Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. Each such Company Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is required, except where failure to be so qualified is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company. All Significant Subsidiaries of the Company and their respective jurisdictions of formation are identified in the Company SEC Documents.

(b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each Company Subsidiary, is owned by the Company, directly or indirectly, free and clear of any Lien and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests (other than those restrictions under applicable Insurance Laws). There are no outstanding (i) securities of the Company or any Company Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Company Subsidiary or (ii) options or other rights to acquire from the Company or any Company Subsidiary, or other obligation of the Company or any Company Subsidiary to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Company Subsidiary (the items in clauses (i) and (ii) being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

Section 3.7. Subsidiaries and Insurance Matters. The Company conducts all of its insurance operations through the Company Subsidiaries. Section 3.7 of the Company Disclosure Schedule lists the jurisdiction of domicile of each Company Subsidiary. None of the Company Subsidiaries is “commercially domiciled” in any other jurisdiction. Each of the Company Subsidiaries is, where required, (i) duly licensed or authorized as an insurance company and, where applicable, a reinsurer in its jurisdiction of incorporation, (ii) duly licensed or authorized as an insurance company and, where applicable, a reinsurer in each other jurisdiction where it is required to be so licensed or authorized and (iii) duly authorized in its jurisdiction of incorporation and each other applicable jurisdiction to write each line of business reported as being written in the Company SAP Statements, except, in each case, where the failure to be so licensed or authorized is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company. All of the Company Permits of such Company Subsidiaries conducting insurance operations are in full force and effect and there is no proceeding or, to the knowledge of the Company, investigation to which the Company or any Company Subsidiary is subject before a Governmental Entity that is pending or, to the knowledge of the Company, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such Company Permits, except where the failures to be in full force and effect, revocations, amendments, failures to renew, limitations, suspension or restrictions are not, individually or in the aggregate, reasonably likely to be materially adverse to the business, assets (including intangible assets), liabilities, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole. The Company has made available to Parent a list of all pending market conduct examinations as of the date hereof by an insurance regulatory Governmental Entity relating to any Company Subsidiary that is a Significant Subsidiary.

Section 3.8. SEC Filings, etc.

(a) The Company has filed all required forms, reports, statements, schedules, registration statements and other documents required to be filed by it with the SEC since January 1, 2005 (the documents referred to in this Section 3.8(a) collectively with any other forms, reports, statements, schedules, registration statements or other documents filed with the SEC subsequent to the date hereof, the “Company SEC Documents”).

(b) As of its filing date, each Company SEC Document complied, and each such Company SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be.

(c) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document filed pursuant to the Exchange Act did not, and each such Company SEC Document filed subsequent to the date hereof on the date of its filing will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(d) Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) Each required form, report and document containing financial statements that has been filed with or submitted to the SEC by the Company since January 1, 2005, was accompanied by the certifications required to be filed or submitted by the Company’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and, at the time of filing or submission of each such certification, such certification was true and accurate and complied in all material respects with the Sarbanes-Oxley Act.

(f) The Company maintains “disclosure controls and procedures” required by Rules 13a-15(e) and 15d-15(e) under the Exchange Act. Such disclosure controls and procedures are sufficient to ensure that material information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded and reported on a timely basis to the Company’s management to allow the principal executive officer and the principal financial officer of the Company, or persons performing similar functions, to make decisions regarding required disclosure. The Company has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date hereof, to its independent auditors and the audit committee of its Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of the Company’s internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls over financial reporting.

The Company has made available to Parent any such disclosure made by management to the Company’s independent auditors and the audit committee of the Board of Directors of the Company.

Section 3.9. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents fairly present in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

Section 3.10. Company SAP Statements. As used herein, the term “Company SAP Statements” means the statutory statements of each of the Company Subsidiaries as filed with the applicable insurance regulatory authorities in their respective jurisdictions of incorporation for the years ended December 31 2005 and December 31, 2006 and the quarterly period ended March 31, 2007 and any such annual and quarterly statutory statements filed subsequent to the date hereof. The Company has made available to Parent true and complete copies of the Company SAP Statements filed as of the date of this Agreement with respect to the Company Subsidiaries that are Significant Subsidiaries. Each of the Company Subsidiaries has filed or submitted, or will file or submit, all Company SAP Statements required to be filed with or submitted to the appropriate insurance regulatory authorities of the jurisdiction in which it is domiciled or commercially domiciled on forms prescribed or permitted by such authority, except for such failures to file that are not, individually or in the aggregate, reasonably likely to be materially adverse to the business, assets (including intangible assets), liabilities, financial condition or results of operations of the Company and the Company subsidiaries taken as a whole. The Company SAP Statements were, and any Company SAP Statements filed after the date hereof will be, prepared in all material respects in conformity with SAP consistently applied for the periods covered thereby (except as may be indicated in the notes thereto), and the Company SAP Statements present, and any Company SAP Statements filed after the date hereof will present, in all material respects the statutory financial position of such Company Subsidiaries as at the respective dates thereof and the results of operations of such Company Subsidiaries for the respective periods then ended. The Company SAP Statements complied, and the Company SAP Statements filed after the date hereof will comply, in all material respects with all applicable Insurance Laws when filed, and no material deficiency has been asserted with respect to any Company SAP Statements filed prior to the date hereof by the applicable insurance regulatory body or any other Governmental Entity. The annual statutory balance sheets and income statements included in the Company SAP Statements as of the date hereof have been, where required by applicable Insurance Law, audited by an independent accounting firm of recognized national or international reputation, and the Company has made available to Parent true and complete copies of all audit opinions related thereto.

Section 3.11. Proxy Statement. The Proxy Statement will, at the date mailed to shareholders of the Company and at the time of the Company Shareholder Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and the Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent or Merger Sub or any of their representatives specifically for inclusion therein.

Section 3.12. Absence of Certain Changes. Except as contemplated by this Agreement, since December 31, 2006, (i) the business of the Company and the Company Subsidiaries has been conducted in the ordinary course of business consistent with past practice, and (ii) except as set forth in Section 3.12 of the Company Disclosure Schedule, there has not been any event, occurrence, development or circumstance that has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company.

Section 3.13. No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any Company Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

(a) liabilities or obligations reflected or reserved against in the Company’s consolidated balance sheet as of December 31, 2006 included in the Company SEC Documents filed prior to the date hereof,

(b) insurance claims litigation arising in the ordinary course of business,

(c) those arising or incurred in connection with the Merger or any other transaction or agreement contemplated by this Agreement,

(d) liabilities or obligations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company, and

(e) liabilities or obligations that were incurred after December 31, 2006 in the ordinary course of business.

Section 3.14. Compliance with Laws and Court Orders.

(a) The business and operations (including the termination and appointment of agents) of the Company and the Company Subsidiaries have been conducted in compliance with all applicable Insurance Laws, except where the failure to so conduct such business and operations is not, individually or in the aggregate, reasonably likely to be materially adverse to the business, assets (including intangible assets), liabilities, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole. Notwithstanding the generality of the foregoing, each Company Subsidiary and, to the knowledge of the Company, its agents, have marketed, sold and issued insurance products in compliance with Insurance Laws applicable to the business of such Company Subsidiary and in the respective jurisdictions in which such products have been sold, except for such non-compliance that is not, individually or in the aggregate, reasonable likely to be materially adverse to the business, assets (including intangible assets), liabilities, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole. In addition, (i) there is no pending or, to the knowledge of the Company, threatened proceeding to which the Company or a Company Subsidiary is subject before any Governmental Entities regarding whether any of the Company Subsidiaries has violated, nor to the knowledge of the Company any pending or threatened investigation by any Governmental Entities with respect to possible violations of, any applicable Insurance Laws; and (ii) since January 1, 2005, the Company Subsidiaries have filed all reports required to be filed with any insurance regulatory authority, except in each case (i) and (ii), for proceedings, investigations or failures to file which, individually or in the aggregate, are not reasonably likely to be materially adverse to the business, assets (including intangible assets), liabilities, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole. Except as required by Insurance Laws of general applicability and the Company Permits maintained by the Company Subsidiaries, there are no written agreements, memoranda of understanding, commitment letters or similar undertakings binding on the Company Subsidiaries to which the Company or any Company Subsidiary is a party, on the one hand, and any Governmental Entity is a party or addressee, on the other hand, or Orders of a Governmental Entity specifically with respect to the Company or any Company Subsidiary, which (A) limit in any material respect the ability of the Company or any of the Company Subsidiaries to issue insurance policies, (B) in any manner impose any requirements on the Company or any of the Company Subsidiaries in respect of risk-based capital requirements that add to or otherwise modify the risk-based capital requirements imposed under applicable Laws or (C) in any manner relate to the ability of the Company or any of the Company Subsidiaries to pay dividends or otherwise restrict the conduct of business of the Company or any of the Company Subsidiaries in any material respect.

(b) In addition to Insurance Laws, the businesses of the Company and each Company Subsidiary is and have been conducted in compliance with any applicable Laws, except for failures to comply that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(c) The Company and each of its Subsidiaries is in compliance in all material respects with the provisions of ERISA in the operation of each of their respective businesses and there have been no non-exempt “prohibited transactions,” as described in Section 4975 of the Code and Title 1, Part 4 of Subtitle B of ERISA, in the operation of their respective businesses. Section 3.14(c) of the Company Disclosure Schedule lists each employee benefit plan subject to ERISA as to which the Company or any of its Subsidiaries is a fiduciary, as defined in Section 3(21) of ERISA.

Section 3.15. Litigation. There is no action, suit, investigation, claim, complaint, arbitration proceeding, citation, summons, subpoena, cease and desist letter, written notice of violation, injunction or other proceeding pending against, or, to the knowledge of the Company, threatened against, the Company or any of the Company Subsidiaries or, to the knowledge of the Company, pending against or threatened against any present or former officer, director or employee of the Company or any of the Company Subsidiaries or other Person in connection with which the Company or any Company Subsidiary has an indemnification obligation, before any Governmental Entity, domestic, foreign or supranational (other than insurance claims litigation arising in the ordinary course), that are, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company. No Order of any Governmental Entity is outstanding against the Company or any Company Subsidiary.

Section 3.16. Insurance Matters.

(a) As of the date of this Agreement, no person performing the duties of insurance producer, reinsurance intermediary, agency, agent, managing general agent, wholesaler or broker on behalf of the Company or any of the Company Subsidiaries (collectively, “ Company Producers “) individually accounting for 1% or more of the total gross premiums of all Company Subsidiaries for the year ended December 31, 2006 has indicated to the Company or any Company Subsidiary that such Company Producer will be unable or unwilling to continue its relationship as a Company Producer with the Company or any Company Subsidiary within twelve months after the date hereof. To the knowledge of the Company, since January 1, 2005, at the time any Company Producer wrote, sold, or produced business, or performed such other act for or on behalf of the Company or any Company Subsidiary that may require a License, was duly licensed and appointed as required by applicable Law, in the particular jurisdiction in which such Company Producer wrote, sold, produced, solicited, or serviced such business, and each of the agency agreements and appointments between the Company Producers, including as subagents under the Company’s affiliated insurance agency, and the Company and any Company Subsidiary, is valid, binding and in full force and effect in accordance with its terms. To the knowledge of the Company, as of the date of this Agreement, no Company Producer has been since January 1, 2005, or is currently, in violation (or with or without notice or lapse of time or both, would be in violation) of any term or provision of any Law applicable to the writing, sale or production of insurance or other business for the Company or any Company Subsidiary, except for such violations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company.

(b) To the knowledge of the Company, all reinsurance treaties or agreements, including retrocessional agreements, to which the Company or any Company Subsidiary is a party or under which the Company or any Company Subsidiary has any material existing rights, obligations or liabilities (the “Company Reinsurance Agreements”) are in full force and effect. Copies of all Company Reinsurance Agreements renewed as of January 1, 2007 have been made available to Parent. Neither the Company nor any Company Subsidiary, nor, to the knowledge of the Company, any other party to a reinsurance treaty, binder or other agreement to which the Company or any Company Subsidiary is a party, is in default in any material respect as to any provision thereof. Where the Company Subsidiary is a cedent, the Company has not received any written notice to the effect that the financial condition of any party to any such agreement is impaired such that a default thereunder may reasonably be anticipated, whether or not such default may be cured by the operation of any offset clause in such agreement.

(c) With respect to any Company Reinsurance Agreement for which the Company or any Company Subsidiary is taking credit on its most recent statutory financial statements or has taken credit on any statutory financial statements from and after January 1, 2005, (i) there has been no separate written or oral agreements between any of the Company or any Company Subsidiary and the assuming reinsurer that would under any circumstances reduce, limit, mitigate or otherwise affect any actual or potential loss to the parties under any such Company Reinsurance Agreement, other than inuring contracts that are explicitly defined in any such Company Reinsurance Agreement, (ii) for each such Company Reinsurance Agreement entered into, renewed, or amended on or after January 1, 2005, for which risk transfer is not reasonably considered to be self-evident, documentation concerning the economic intent of the transaction and the risk transfer analysis evidencing the proper accounting treatment, as required by SSAP No. 62, is available for review by the domiciliary state insurance departments for each of the Company and the Company Subsidiaries, (iii) each of the Company and the Company Subsidiaries complies and has complied from and after January 1, 2005 in all material respects with all of the requirements set forth in SSAP No. 62 and (iv) each of the Company and the Company Subsidiaries has and has had from and after January 1, 2005 appropriate controls in place to monitor the use of reinsurance and comply with the provisions of SSAP No. 62.

(d) Prior to the date hereof, the Company has made available to Parent a true and complete copy of all actuarial reports prepared by actuaries, independent or otherwise, with respect to the Company or any Company Subsidiary since December 31, 2005, and all attachments, addenda, supplements and modifications thereto (the “Company Actuarial Analyses”). To the knowledge of the Company, each

Company Actuarial Analysis was based upon, in all material respects, an accurate inventory of policies in force for the Company and the Company Subsidiaries, as the case may be, at the relevant time of preparation and was prepared in conformity with generally accepted actuarial principles in effect at such time, consistently applied (except as may be noted therein).

Section 3.17. Liabilities and Reserves.

(a) The reserves carried on the Company SAP Statements of each Company Subsidiary were, as of the respective dates of such Company SAP Statements, in compliance in all material respects with the requirements for reserves established by the insurance departments of the state of domicile of such Company Subsidiary, were determined in all material respects in accordance with generally accepted actuarial principles in effect at such time, consistently applied, and were computed on the basis of methodologies consistent in all material respects with those used in prior periods, except as otherwise noted in the Company SAP Statements.

(b) Except for regular periodic assessments in the ordinary course of business or assessments based on developments which are publicly known within the insurance industry, no material claim or material assessment is pending or, to the knowledge of the Company, threatened against any Company Subsidiary which is unique to such Company Subsidiary by any state insurance guaranty association in connection with such association’s fund relating to insolvent insurers.

Section 3.18. Title to Properties; Absence of Encumbrances.

(a) Section 3.18 of the Company Disclosure Schedule sets forth a true and complete list of all real property owned by the Company or any Company Subsidiary, and includes the address of the property (the “ Owned Real Property “). The Company or a Company Subsidiary has good and marketable title to the Owned Real Property, in each case free and clear of Encumbrances.

(b) Section 3.18 of the Company Disclosure Schedule sets forth a true and complete list of all real property leased to or by the Company or any Company Subsidiary providing for an annual rent of more than $250,000 (collectively, the “Leased Real Property”).

(c) Each lease or sublease for the Leased Real Property is in full force and effect, none of the Company or any of the Company Subsidiaries is in breach of or default under such lease or sublease and no event has occurred which, with notice, lapse of time or both, would constitute a breach or default by any of the Company or the Company Subsidiaries, except in each case, for such unenforceability, ineffectiveness, breaches or defaults that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company.

Section 3.19. Opinion of Financial Advisor. The Company has received a written opinion from the Company Financial Advisor to the effect that the Merger Consideration is fair, from a financial point of view, as of the date of such opinion, to the holders of shares (other than Parent and its Subsidiaries) of Company Common Stock. The Company has been authorized by the Company Financial Advisor to include such opinion in its entirety in the Proxy Statement.

Section 3.20. Taxes. Except as set forth in Section 3.20 of the Company Disclosure Schedule:

(a) All material Tax Returns required by applicable law to be filed with any Taxing Authority by, or on behalf of, the Company or any Company Subsidiary have been duly filed when due in accordance with all applicable laws, and all such Tax Returns are true, correct and complete in all material respects.

(b) The Company and each Company Subsidiary has duly and timely paid or has duly and timely withheld and remitted to the appropriate Taxing Authority all material Taxes due and payable, or, where payment is not yet due, has established in accordance with SAP and GAAP an adequate accrual for all material Taxes through the date of this Agreement.

(c) The federal income Tax Returns of the Company and the Company Subsidiaries through the Tax year ended December 31, 2001 have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired.

(d) There is no claim, audit, action, suit, proceeding or investigation now pending or, to the Company’s knowledge, threatened against or with respect to the Company or any Company Subsidiary in respect of any material Tax.

(e) During the five-year period ending on the date hereof, neither the Company nor any Company Subsidiary was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

(f) The Company and each Company Subsidiary have withheld all material amounts required to have been withheld by them in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other third party; such withheld amounts were either duly paid to the appropriate Taxing Authority or set aside in accounts for such purpose. The Company and each Company Subsidiary have reported such withheld amounts to the appropriate Taxing Authority and to each such employee, independent contractor, creditor, shareholder or any other third party, as required under any Law.

(g) Neither the Company nor any Company Subsidiary is liable for Taxes of any Person (other than the Company and the Company Subsidiaries) as a result of being (i) a transferee or successor of such Person, (ii) a member of an affiliated, consolidated, combined or unitary group that includes such Person as a member or (iii) a party to a tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify such Person.

(h) Neither the Company nor any Company Subsidiary has entered into any transaction that is a “listed transaction” as defined in Treasury Regulation § 1.6011-4(b)(2).

(i) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transactions contemplated by this Agreement.

Section 3.21. Employee Benefit Plans and Related Matters; ERISA.

(a) Section 3.21(a) of the Company Disclosure Schedule sets forth a complete and correct list of the material Company Benefit Plans (including but not limited to all Company Benefit Plans subject to ERISA or similar provisions of non-U.S. Law). With respect to each such Company Benefit Plan, the Company has provided or made available to Parent a complete and correct copy of such Company Benefit Plan, if written, or a description of such Company Benefit Plan if not written, and to the extent applicable, (i) all trust agreements, insurance contracts or other funding arrangements, (ii) the two most recent actuarial and trust reports for both ERISA funding and financial statement purposes, (iii) the two most recent Forms 5500 with all attachments required to have been filed with the IRS or the Department of Labor or any similar reports filed with any comparable governmental authority in any non-U.S. jurisdiction having jurisdiction over any Company Benefit Plan and all schedules thereto, (iv) the most recent IRS determination letter, (v) all current summary plan descriptions, (vi) all material communications received from or sent to the IRS, the Pension Benefit Guaranty Corporation or the Department of Labor (including a written description of any oral communication), (vii) any actuarial study of any pension, disability, post-employment life or medical benefits provided under any such Company Benefit Plan, (viii) all material current employee handbooks and manuals, (ix\) material statements or other material communications regarding withdrawal or other multiemployer plan liabilities (or similar liabilities pertaining to any non-U.S. employee benefit plan sponsored by the Company or any Company Subsidiary, if any) and (x) all material amendments and modifications to any such Company Benefit Plan or related document. None of the Company or any Company Subsidiary has communicated in writing to any current or former employee thereof any intention or commitment to amend or modify any Company Benefit Plan or to establish or implement any other employee or retiree benefit or compensation plan or arrangement and, to the knowledge of the Company, no such material communication has been made orally other than in each case, amendments, modifications, establishments and implementations as would be permitted after the date hereof pursuant to Section 5.1.

(b) Qualification. Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code, and the trust (if any) forming a part thereof, is so qualified and has received a favorable determination letter from the IRS, and there are no existing circumstances or any events that could reasonably be expected to adversely affect the qualified status of any such plan. All amendments and actions required to bring each Company Benefit Plan into conformity with the applicable provisions of ERISA, the Code and other applicable Law have been made or taken. Each Company Benefit Plan has been administered and operated in all material respects in accordance with its terms and with applicable Law.

(c) Liability; Compliance. Except as set forth in Section 3.21(c) of the Company Disclosure Schedule:

(i) The present value of the benefit liabilities (whether or not vested) under each Company Benefit Plan subject to Section 412 of the Code determined as of the end of each such plan’s most recently ended plan year on the basis of the assumptions specified for funding purposes, each of which assumption is reasonable and in compliance with Section 412 of the Code, did not exceed the current value of the assets of such plan allocable for such benefit liabilities. The terms “present value”, “current value” and ‘benefit liabilities” shall have the meanings assigned to such terms under Section 4001 of ERISA. No “reportable event,” within the meaning of Section 4043 of ERISA, and no event described in Section 4062 or 4063 of ERISA has occurred in connection with any Company Benefit Plan that would have a material effect on the Company. Since June 1, 2002, neither the Company nor any Company Subsidiary nor any of their respective ERISA Affiliates, has (A) engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA, (B) incurred, or reasonably expects to incur prior to the Effective Time, (1) any material liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA or (2) any material liability under Section 4971 of the Code, or (C) has incurred any material “accumulated funding deficiency,” as defined in Section 412 of the Code, with respect to any Company Benefit Plan subject to such Section 412, whether or not waived.

(ii) There are no pending claims by or on behalf of any of the Company Benefit Plans, by any employee or otherwise involving any such plan or the assets of any plan (other than routine claims for benefits). There is no action, suit, investigation, audit or proceeding pending against or involving or, to the knowledge of the Company, threatened against or involving, any Company Benefit Plan before any Governmental Entity.

(iii) No Company Benefit Plan is a “multiemployer plan” within the meaning of section 4001(a)(3) of ERISA or is a “multiple employer plan” within the meaning of section 4063 or 4064 of ERISA. Neither the Company nor any Company Subsidiary has at any time during the last six years contributed to or been obligated to contribute to any such plan.

(iv) All contributions or other amounts payable by the Company or the Company Subsidiaries with respect to each Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP.

(d) Post-Employment Benefits. No employee or former employee of the Company or any Company Subsidiary is or may become entitled to post-employment benefits of any kind by reason of his or her employment, including, death or medical benefits (whether or not insured), other than (i) coverage provided pursuant to the terms of any Company Benefit Plan specifically set forth in Section 3.21(d) of the Company Disclosure Schedule or mandated by section 4980B of the Code, or (ii) retirement benefits payable under any plan qualified under section 401(a) of the Code.

(e) Acceleration or Increases in Compensation. The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, consultant, officer or director of the Company or any of Company Subsidiary to severance pay or any other payment, except as expressly provided in Section 1.8 or 1.9 hereof, (ii) result in any payment becoming due, accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee, consultant, officer or director, except as expressly provided in Section 1.8 or 1.9 hereof, (iii)

result in any forgiveness of indebtedness, trigger any funding obligation under any Company Benefit Plan or impose any restrictions or limitations on the Company’s rights to administer, amend or terminate any Company Benefit Plan, or (iv) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) (a “Disqualified Individual”) that could reasonably be construed, individually or in combination with any other such payment, to constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code), in each case except as set forth in Section 3.21(e) of the Company Disclosure Schedule. Except as set forth in Section 3.21(e) of the Company Disclosure Schedule, no person is entitled to receive any additional payment (including any tax gross up or other payment) from the Company or any Company Subsidiary or any other person as a result of the imposition of the excise tax required by Section 4999(a) of the Code.

(f) Deferred Compensation Arrangements. Each Company Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) has been operated since January 1, 2005 in good faith compliance with Section 409A of the Code, and the Treasury regulations and IRS guidance thereunder. Each Company Option has been granted with an exercise price no lower than “fair market value” (within the meaning of Sections 409A and 422 of the Code) as of the grant date of such option.

(g) Independent Contractors. Any person providing services to the Company or any other Company Subsidiaries who has not been classified as an employee is not eligible to participate in any Company Benefit Plan and is not entitled to receive any benefits or other compensation under or pursuant to any such Company Benefits Plan in respect of such non employee service, except for such benefits or other compensation that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company.

Section 3.22. Employees, Labor Matters. Neither the Company nor any Company Subsidiary is a party to or bound by any collective bargaining agreement, and to the Company’s knowledge, as of the date of this Agreement, there are no labor unions or other similar organizations representing, purporting to represent or attempting to represent any employees of the Company or any Company Subsidiary. Since January 1, 2004 and through the date hereof, there has not occurred or, to the knowledge of the Company, been threatened any material strike, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity or organizing campaign with respect to any employees of the Company or any Company Subsidiary. As of the date hereof, there are no labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or, to the knowledge of the Company, threatened with respect to any employee of the Company or any of the Company Subsidiaries. The Company and each of the Company Subsidiaries have complied in all material respects with all Laws pertaining to the employment or termination of employment of their respective employees and agents, including all such Laws relating to wages, hours, commissions, collective bargaining, unemployment compensation, worker’s compensation, equal employment opportunity, prohibited discrimination, immigration control, employee classification, payment and withholding of taxes, continuation coverage with respect to group health plans or under employment contracts except for such violations as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company

Section 3.23. Environmental Matters.

(a) Except as relates to any insurance product of the Company or any Company Subsidiary except as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company:

(i) no written demand or notification, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, written claim, suit or proceeding is pending or, to the knowledge of the Company, is threatened by any Governmental Entity or other Person with respect to or arising out of any Environmental Law;

(ii) the Company and the Company Subsidiaries are and have been in compliance with all Environmental Laws and all Environmental Permits;

(iii) other than with respect to policies written in connection with the insurance business of the Company or any Company Subsidiary, the Company or any Company Subsidiary has not incurred any liability arising under any Environmental Law;

(iv) there has been no written environmental study, audit, assessment or report conducted by or in the possession of the Company in relation to the current or prior business of the Company or any Company Subsidiary (other than with respect to policies written in connection with the insurance business for which claims reserves have been established) or any property or facility now or previously owned or leased by the Company or any Company Subsidiary that has not been made available to Parent prior to the date hereof; and

(v) to the knowledge of the Company, no Releases of Hazardous Substances have occurred at, on, above, under or from any properties currently or formerly owned, leased, operated or used by the Company, any Company Subsidiary or any predecessors-in-interest that are likely to result in any cost, liability or obligation of the Company or any Company Subsidiary under any Environmental Law.

(b) For purposes of this Section 3.23, the terms “the Company” and “Company Subsidiary” shall include any entity that is, in whole or in part, a predecessor of the Company or any of Company Subsidiary.

(c) Notwithstanding any other provision of this Agreement, the representations and warranties in this Section 3.23 represent the sole representations and warranties of the Company with respect to any Environmental Law, Environmental Permit or Hazardous Substance.

Section 3.24. Intellectual Property.

(a) Except as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company: (i) the Company and/or each Company Subsidiary owns, or is licensed or otherwise possesses sufficient rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and proprietary information that are used in the business of the Company and the Company Subsidiaries as currently conducted, and (ii) to the knowledge of the Company, all registered patents, trademarks, trade names, service marks and copyrights owned by the Company and/or the Company Subsidiaries are subsisting.

(b) Except as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company:

(i) no written claims with respect to (A) the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names, and any applications therefor owned by the Company or any Company Subsidiary (the “Company Intellectual Property Rights”) or (B) any trade secret owned by the Company or any Company Subsidiary are currently pending or to the knowledge of the Company, are threatened in writing by any Person; and

(ii) to the knowledge of the Company, the registered Company Intellectual Property Rights do not infringe or misappropriate the Intellectual Property of any Person.

Section 3.25. Material Contracts.

(a) All of the material contracts of the Company and each Company Subsidiary that are filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 or described in the Company SAP Statements for the year ended December 31, 2006 (the “Material Contracts”) are in full force and effect. True and complete copies of all Material Contracts have been made available by the Company to Parent. Neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any other party to the Material Contracts is in breach of or in default under any Material Contracts, and, to the knowledge of the Company, no event has occurred which, with the passage of time and/or the giving of notice, would constitute a default thereunder by the Company or the Company Subsidiary party thereto or by any other party thereto, except for such breaches and defaults (i) as are not, individually or in the aggregate, reasonably likely to be materially adverse to the business, assets (including intangible assets), liabilities, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole and (ii) that result from the consummation of the transactions contemplated by this Agreement. Neither the Company nor any Company Subsidiary is party to any contract, agreement or arrangement containing any provision or covenant limiting in any material respect the ability of the Company or any Company Subsidiary (A) sell any products or services of or to any other Person or (B) to (i) engage in any line of business or (ii) compete with or to obtain products or services from any Person or limiting the ability of any Person to provide products or services to the Company or any Company Subsidiary.

(b) Each Material Contract is (assuming due power and authority of, and due execution and delivery by, the other party or parties thereto) valid and binding upon the Company or the Company Subsidiary party thereto and, to the knowledge of the Company, each other party thereto (except as may be limited by the Bankruptcy and Equity Exception).

(c) Neither the Company nor any Company Subsidiary provides insurance contracts or otherwise provides services for consideration to the United States Government or any agency thereof.

Section 3.26. Anti-takeover Statutes and Rights Plans.

(a) Assuming the accuracy of Parent’s representations and warranties in Section 4.10, the Company has taken all actions to the extent necessary so that the restrictions on business combinations contained in each “fair price”, “moratorium”, “control share acquisition”, “business combination” or other similar anti-takeover statute or regulation enacted under U.S. state or federal laws applicable to the transactions contemplated by this Agreement, including Chapters 1701 and 1704 of the OGCL (collectively, the “Anti-takeover Laws”), will not apply with respect to this Agreement and the transactions contemplated hereby, including the Merger, without any further action on the part of the shareholders or the Board of Directors of the Company. True, correct and complete copies of all resolutions of the Board of Directors of the Company reflecting such actions have been previously provided to Parent.

(b) Prior to the date of this Agreement, the Company had taken all actions necessary to render the Rights Agreement inapplicable to this Agreement and the transactions contemplated by this Agreement, including the Merger.

Section 3.27. Finders’ Fees . Except for Merrill Lynch, a copy of whose engagement agreement has been provided to Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any Company Subsidiary who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the corresponding sections or subsections of the schedule (the “Parent Disclosure Schedule”) delivered to it by Parent and Merger Sub prior to the execution of this Agreement (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection to which the relevance of such disclosure to the applicable representation and warranty is reasonably apparent), Parent and Merger Sub represent and warrant to the Company as follows:

Section 4.1. Corporate Existence and Power. Each of Parent and Merger Sub is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation and Parent and its Subsidiaries have all corporate, partnership or other similar powers and all governmental licenses, authorizations, permits, consents, franchises, variances, exemptions, orders and approvals required to carry on their business as now conducted (the “Parent Permits”), except for those powers, licenses, authorizations, permits, consents, franchises, variances, exemptions, orders and approvals the absence of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Parent. Parent is in compliance with the terms of the Parent Permits, except where the failure to be in such compliance, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on Parent. Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is required, except for those jurisdictions where failure to be so qualified is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Parent. Since the date of its incorporation, Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement. Parent has made available to the Company true and complete copies of the articles of incorporation and by-laws of Parent and the articles of incorporation and code of regulations of Merger Sub, as currently in effect.

Section 4.2. Corporate Authorization.

(a) The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby are within the corporate powers of Parent and Merger Sub and have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by the Bankruptcy and Equity Exception. No vote of any members of Parent or shareholder of any Subsidiary of Parent (other than Merger Sub) is necessary to approve this Agreement, the Merger and the other transactions contemplated hereby.

(b) At a meeting duly called and held, Parent’s Board of Directors has (i) unanimously determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of Parent, and (ii) unanimously approved this Agreement and the transactions contemplated hereby.

Section 4.3. Governmental Authorization. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby require no consent or approval by, or filing with, any Governmental Entity to be obtained or made by Parent or Merger Sub, other than (i) the filing of the Certificate of Merger with the OSOS and appropriate documents with the relevant authorities of other states in which Parent and Merger Sub is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act, (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act, and any other applicable securities laws, (iv) compliance with any applicable requirements of the Nasdaq, and (v) approvals or filings under Insurance Laws as set forth in Section 4.3 of the Parent Disclosure Schedule (the “Parent Insurance Approvals” and, with the Company Insurance Approvals, the “Transaction Approvals”) and (vi) any other actions or filings the absence of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Parent or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

Section 4.4. Non-Contravention. The execution, delivery and performance by Parent and Merger Sub of this Agreement do not, and the consummation of the transactions contemplated hereby will not, constitute or result in (i) a violation or breach of any provision of the articles of incorporation or by-laws of Parent or of the articles of incorporation or code of regulations of Merger Sub, (ii) assuming compliance with the matters referred to in Section 4.3, a violation or breach of any provision of any applicable Law, Order or Parent Permit, (iii) a default under, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation of Parent or any of its Subsidiaries, or require any consent by or notice to any Person, any agreement or other instrument binding upon Parent or any of its Subsidiaries that involves payments of $5,000,000 or more or (iv) the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, except for such violations or breaches referred to in clause (ii) and for such Liens referred to in clause (iv) that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Parent or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

Section 4.5. Capitalization; Interim Operations of Merger Sub. The authorized capital stock of Merger Sub consists solely of 1,000 shares of common stock, no par value, all of which are issued and outstanding. All the outstanding shares of the Parent and Merger Sub are owned, directly or indirectly, by Liberty Mutual Holding Company Inc. All of the issued and outstanding shares of capital stock of Merger Sub have been, and as of the Effective Time will be, duly authorized and validly issued and are, and as of the Effective Time will be, fully paid and nonassessable and free of preemptive or other similar rights. Merger Sub has not conducted any business prior to the date hereof and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation or contemplated by this Agreement.

Section 4.6. Proxy Statement. None of the information supplied or to be supplied by Parent or Merger Sub in writing for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to shareholders of the Company and at the time of the Company Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.7. Litigation. There is no action, suit, investigation, claim, arbitration proceeding, citation, summons, subpoena, cease and desist letter, injunction or other proceeding pending against, or, to the knowledge of Parent, threatened against, Parent or Merger Sub, before any Governmental Entity, domestic, foreign or supranational (other than insurance claims litigation), that, as of the date hereof, is reasonably likely to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement. No Order of any Governmental Entity is outstanding against Parent or Merger Sub.

Section 4.8. Finders’ Fees. Except for Citigroup Global Markets Inc., there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries who might be entitled to any fee or commission from Parent or any of its Affiliates in connection with the transactions contemplated by this Agreement.

Section 4.9. Financing. Parent and Merger Sub have available to them, or as of the Effective Time will have available to them, all funds necessary for the payment to the Paying Agent of the aggregate amounts payable pursuant to Section 1.8 and Section 1.9 and any other amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement and to pay all related fees and expenses.

Section 4.10. Interested Shareholder. At the time immediately preceding the date of this Agreement, neither Parent nor any of its Affiliates is, with respect to the Company, an “interested shareholder” as such term is defined in Section 1704 of the OGCL.

ARTICLE V

CONDUCT OF BUSINESS BY THE COMPANY

Section 5.1. Conduct of Business by the Company Pending the Merger. From the date of this Agreement until the Effective Time, except (i) as required by applicable Law or by a Governmental Entity, (ii) as set forth in Section 5.1 of the Company Disclosure Schedule or (iii) as otherwise contemplated by this Agreement (including execution of the Agency Plan), unless Parent shall otherwise consent in writing (which consent shall not unreasonably be withheld, delayed or conditioned), the Company shall, and shall cause each of the Company Subsidiaries to, conduct its business in the ordinary course consistent with past practices and, to the extent consistent therewith, use its commercially reasonable efforts to preserve intact its business organization and goodwill and relationships with customers, third party payors, including Governmental Entities, Company Producers and others having material business dealings with it, and to keep available the services of its current officers and key employees. In addition to and without limiting the generality of the foregoing, except (i) as required by applicable Law or by a Governmental Entity, (ii) as set forth in Section 5.1 of the Company Disclosure Schedule or (iii) as otherwise contemplated by this Agreement (including execution of the Agency Plan), from the date hereof until the Effective Time, without the prior written consent of Parent, which consent shall not unreasonably be withheld, delayed or conditioned, the Company shall not, and shall not permit any Company Subsidiary to:

(a) adopt or propose any change in its charter, code of regulations or other comparable organizational documents;

(b) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) in respect of any of its capital stock, except for (A) dividends or distributions by wholly owned Company Subsidiaries to the Company or another wholly owned Subsidiary or (B) regular quarterly cash dividends paid by the Company on the Company Common Stock not in excess of $0.13 per share per quarter (appropriately adjusted to reflect any stock dividends, subdivisions, splits, combinations or other similar events relating to the Company Common Stock), with usual record and payment dates and in accordance with the Company’s past dividend policy, (ii) adjust, split, combine or reclassify any of its capital stock or issue or propose or authorize the issuance of any other securities (including options, warrants or any similar security exercisable for, or convertible into, such other security) in respect of, in lieu of, or in substitution for, shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire any shares of the capital stock of the Company or any Company Subsidiary, or any other equity interests or any rights, warrants or options to acquire any such shares or interests;

(c) issue, sell, pledge, grant any rights in respect of or otherwise encumber any shares of its capital stock or other securities (including any options, warrants or any similar security exercisable for, or convertible into, such capital stock or similar security) or make any changes (by combination, merger, consolidation, reorganization, liquidation or otherwise) in the capital structure of the Company or any Company Subsidiary, other than (i) issuances of shares of Company Common Stock upon the exercise of Company Stock Options and Company SARs in accordance with their terms in effect as of the date hereof, (ii) issuances of shares of Common Stock in satisfaction of Director Units and Performance-Based Awards in accordance with their terms in effect as of the date hereof, or (iii) issuances by a wholly owned Company Subsidiary of capital stock to such Company Subsidiary’s parent or another wholly owned Company Subsidiary;

(d) subject to Section 6.3, (i) redeem the Rights, or amend or modify or terminate the Rights Agreement other than to delay the Distribution Date (as defined in the Rights Agreement) or to render the Rights inapplicable to the execution, delivery and performance of this Agreement and the transactions contemplated hereby, or (ii) change the redemption price for the Rights from the redemption price currently in effect;

(e) merge or consolidate with any other Person or acquire any material assets or make a material investment in (whether through the acquisition of stock or otherwise) any other Person, other than (i) acquisitions of inventory, equipment or software in the ordinary course of business consistent with past practice or (ii) ordinary course investment portfolio transactions in accordance with the Company’s investment guidelines in effect on the date hereof;

(f) sell, lease, license, subject to a Lien, other than a Permitted Lien, encumber or otherwise surrender, relinquish or dispose of any material assets, product lines or businesses of the Company or its Subsidiaries (including capital stock or other equity interests of a Company Subsidiary) except (i) pursuant to existing written contracts or commitments set forth in Section 5.1(f) of the Company Disclosure Schedule, or (ii) in an amount not in excess of $250,000 individually or $1,000,000 in the aggregate or (iii) ordinary course investment portfolio transactions in accordance with the Company’s investment guidelines in effect on the date hereof;

(g) (i) make any loans, advances or capital contributions to any other Person, other than (A) in connection with the agency loan program of the Company not in excess of $5 million in the aggregate, (B) by the Company or any Company Subsidiary to or in the Company or any Company Subsidiary and (C) ordinary course investment portfolio transactions in accordance with the Company’s investment guidelines in effect on the date hereof, (ii) create, incur, guarantee or assume any indebtedness for borrowed money in excess of $10 million, (iii) make or commit to make any capital expenditure in excess of $1 million in the aggregate during any 12 month period other than capital expenditures approved by the Board of Directors of the Company prior to the date hereof or within the Company’s capital budget for fiscal 2007 previously provided to Parent or (iv) cancel any debts, except for cancellations made in the ordinary course of business consistent with past practice;

(h) amend or otherwise modify benefits under any Company Benefit Plan (other than immaterial amendments or modifications), accelerate the payment or vesting of benefits or amounts payable or to become payable under any Company Benefit Plan as currently in effect on the date hereof (except as expressly provided in Section 1.9 hereof), fail to make any required contribution to any Company Benefit Plan, merge or transfer any Company Benefit Plan or the assets or liabilities of any Company Benefit Plan, change the sponsor of any Company Benefit Plan, or terminate or establish any Company Benefit Plan, except (i) to the extent required to comply with Section 409A of the Code, (ii) to the extent required by an existing agreement, Company Benefit Plan or Law, or (iii) identified in Section 5.1(h) of the Company Disclosure Schedule;

(i) grant any increase in the compensation, bonus or benefits of directors, officers, employees, consultants, representatives or agents of the Company or any Company Subsidiary, other than increases in the compensation, bonus and benefits of persons who are not directors, executive officers or employees who earn more than $200,000 in annual base salary in the ordinary course of business consistent with past practice;

(j) enter into or materially amend or modify any severance, consulting, retention or employment agreement, plan, program or arrangement, except (i) to the extent required to comply with Section 409A of the Code, (ii) routine changes to welfare plans for 2007, or (iii) to the extent required by an existing Company Benefit Plan, consulting agreement or Law;

(k) settle or compromise any material claim, audit, arbitration, suit, investigation, complaint or other proceeding in an amount in excess of $5 million (except that if a reserve has been established on the balance sheet of the Company for an amount less than the settlement or compromise amount, the Company may settle such claim, audit, arbitration, suit, investigation, complaint or proceeding for an amount up to $5 million in excess of such reserve amount) or enter into any consent decree, injunction or similar restraint or form of equitable relief in settlement of any material claim or audit that would materially restrict the operations of the business after the Effective Time;

(l) (i) make or rescind any material election relating to Taxes, (ii) settle or compromise any material claim relating to Taxes, (iii) make a request for a written ruling of a Taxing Authority relating to material Taxes, (iv) enter into a written and legally binding agreement with a Taxing Authority relating to material Taxes, (v) except as required by Law, change any of its material methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the taxable year ended December 31, 2006 or (vi) change any material method of accounting or accounting principles or practices by the Company or any Company Subsidiary, except for any such change required by a change in GAAP;

(m) other than in the ordinary course of business consistent with past practice, (i) modify or amend in any materially adverse respect or terminate any Material Contract, (ii) enter into any successor agreement to an expiring Material Contract that changes the terms of the expiring Material Contract in a way that is materially adverse to the Company or any Company Subsidiary or, (iii) modify, amend or enter into any new agreement that would have been considered a Material Contract if it were entered into at or prior to the date hereof;

(n) enter into or renew or extend any agreements or arrangements that limit or otherwise restrict the Company or any Company Subsidiary or any of their respective Affiliates or any successor thereto, or that would, after the Effective Time, limit or restrict Parent or any of its Affiliates (including the Surviving Corporation) or any successor thereto, from engaging or competing in any line of business or in any geographic area;

(o) terminate, cancel, amend or modify any insurance policies maintained by it covering the Company or the Company Subsidiaries or their respective properties which is not replaced by a comparable amount of insurance coverage;

(p) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary;

(q) enter into any new reinsurance transaction as assuming or ceding insurer (i) which does not contain market cancellation, termination and commutation provisions or (ii) which adversely changes the existing reinsurance profile of the Company and the Company Subsidiaries on a consolidated basis outside of the ordinary course of business;

(r) alter or amend in any material respect any existing underwriting, claim handling, loss control, investment, actuarial, financial reporting or accounting practices, guidelines or policies (including compliance policies) or any material assumption underlying an actuarial practice or policy, except as may be required by (or, in the reasonable good faith judgment of the Company, advisable under) GAAP, applicable SAP, any Governmental Entity or applicable Law, or

(s) agree or commit to do any of the foregoing.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1. Preparation of Proxy Statement. The Company, after providing Parent with a reasonable opportunity to review and comment, shall prepare and file a preliminary proxy statement to be used in connection with the Company Shareholder Meeting (the “Proxy Statement”) with the SEC as soon as reasonably practicable following the date of this Agreement. The Company shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after filing. The Company shall notify Parent promptly of the receipt of any written or oral comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. The Company shall prepare written responses, after providing Parent with a reasonable opportunity to review and comment, with respect to such written comments. The Company will advise Parent promptly after it receives notice that the Proxy Statement has been cleared by the SEC or any request by the SEC for amendment of the Proxy Statement. The Company and Parent shall each use its reasonable best efforts to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement from the SEC. To the extent permitted by Law, the Company shall cause the Proxy Statement to be mailed to the Company’s shareholders as promptly as practicable after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement. If at any time prior to the Company Shareholder Meeting there shall occur any event (including discovery of any fact, circumstance or event by any party hereto) that should be set forth in an amendment or supplement to the Proxy Statement, the party which discovers such information shall promptly notify the other parties hereto and the Company shall promptly prepare and mail to its shareholders such an amendment or supplement, in each case to the extent required by applicable Law. Parent shall cooperate with the Company in the preparation of the Proxy Statement or any amendment or supplement thereto.

Section 6.2. Shareholder Meeting; Company Recommendation. The Company shall duly take, in accordance with applicable Law and its articles of incorporation and code of regulations, all action to call, give notice of, convene and hold a meeting of its shareholders on a date as soon as reasonably practicable following the mailing of the Proxy Statement (the “Company Shareholder Meeting”) for the purpose of obtaining the Company Shareholder Approval. Subject to Section 6.3, the Board of Directors of the Company shall take all lawful action to solicit the adoption of this Agreement by the Company Shareholder Approval and recommend adoption of this Agreement by the shareholders of the Company (the “Company Recommendation”).

Section 6.3. No Solicitation.

(a) The Company shall immediately cease, and shall cause each Company Subsidiary and each of their respective Representatives to, immediately cease any discussions or negotiations with any parties conducted prior to the date hereof with respect to a Takeover Proposal. Except as permitted by this Section 6.3, after the execution and delivery of this Agreement, the Company and its directors and officers shall not, and shall cause each Company Subsidiary and use its reasonable best efforts to cause its and each Company Subsidiary’s Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage any inquiry with respect to, or the making of, any proposal that constitutes or could reasonably be expected to lead to a Takeover Proposal, (ii) participate in any negotiations regarding a Takeover Proposal with, or furnish any nonpublic information relating to a Takeover Proposal to, any Person that has made or, to the knowledge of the Company, is considering making a Takeover Proposal, or (iii) engage in discussions regarding a Takeover Proposal with any Person that has made, or, to the knowledge of the Company, is considering making, a Takeover Proposal, except to notify such Person of the existence of the provisions of this Section 6.3.

(b) Notwithstanding Section 6.3(a), prior to the time, but not after, the Company Shareholder Approval is obtained, if the Company receives a written and unsolicited Takeover Proposal that the Board of Directors of the Company reasonably believes to be credible, which the Board of Directors of the Company determines in good faith (after consultation with its financial advisors and outside counsel) is or could reasonably be expected to result in a Superior Proposal, the Company may take the following actions: (1) furnish nonpublic information to the Person making such Takeover Proposal, but only if (A) prior to so furnishing such information, the Company has entered into a Qualifying Confidentiality Agreement with such Person, and (B) all such information has previously been provided to Parent and Merger Sub or is provided to Parent and Merger Sub prior to or contemporaneously with the time it is provided to the Person making such Takeover Proposal or such Person’s Representatives, and (2) engage or participate in any discussions or negotiations with such Person with respect to the Takeover Proposal. The Company promptly (and in any event within 48 hours) shall advise Parent orally and in writing of the receipt of (i) any proposal that constitutes or could reasonably be expected to lead to a Takeover Proposal and the material terms of such proposal (including the identity of the party making such proposal and, if applicable, copies of any documents or correspondence evidencing such proposal), and (ii) any request for non-public information relating to the Company or any Company Subsidiary other than requests for information not reasonably expected to be related to a Takeover Proposal. The Company shall, thereafter, keep Parent reasonably informed on a reasonably current basis of the status of any such Takeover Proposal (including any material change to the terms thereof).

(c) The Board of Directors of the Company shall not (i) withhold, withdraw or modify (or publicly propose to withhold, withdraw or modify), in a manner adverse to Parent, the Company Recommendation, (ii) approve or recommend (or publicly propose to approve or recommend) any Takeover Proposal or (iii) take any action to render the Rights Agreement inapplicable to a Third Party, (it being understood that the Board of Directors may take no position with respect to a Takeover Proposal that takes the form of a tender offer until the close of business as of the tenth Business Day after the commencement of such tender offer pursuant to Rule 14d-2 under the Exchange Act without such action being considered an adverse modification) (any of the foregoing, a “Change in the Company Recommendation”). The Company shall not, and the Board of Directors shall not allow the Company to, and the Company shall not allow any Company Subsidiary to, in each case except as permitted by Section 8.1 hereof, enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement (except for Qualifying Confidentiality Agreements permitted under Section 6.3(b)) relating to any Takeover Proposal.

(d) Notwithstanding anything to the contrary set forth in this Agreement, the Board of Directors of the Company may, prior to but not after the time the Company Shareholder Approval is obtained, (1) make a Change in Company Recommendation and/or (2) terminate this Agreement pursuant to Section 8.1, in each case of clauses (1) or (2), if the Board of Directors of the Company has determined in good faith, after consulting with its outside counsel, that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law; provided that the Board of Directors may not take any such action in connection with a Takeover Proposal unless (1) such Takeover Proposal constitutes a Superior Proposal, (2) prior to terminating this Agreement pursuant to Section 8.1(d)(ii), the Company provides prior written notice to Parent at least three Business Days in advance (the “Notice Period”) of its intention to take such action, which notice shall specify all material terms and conditions of such Superior Proposal (including the identity of the party making such Superior Proposal and copies of any documents or correspondence evidencing such Superior Proposal), and any material modifications to any of the foregoing, (3) during the Notice Period the Company shall, and shall cause its financial advisors and outside counsel to, negotiate with Parent in good faith should Parent propose to make such adjustments in the terms and conditions of this Agreement so that such Takeover Proposal ceases to constitute (in the good faith judgment of the Board of Directors) a Superior Proposal and (4) such Takeover Proposal continues to constitute (in the good faith judgment of the Board of Directors) a Superior Proposal after taking into account any such amendments that Parent shall have agreed to make prior to the end of the Notice Period.

(e) Nothing contained in this Section 6.3 shall prohibit the Company from (i) complying with its disclosure obligations under U.S. federal or state law with regard to a Takeover Proposal, including Rule 14a-9, 14d-9 or 14e-2 promulgated under the Exchange Act, (ii) making any disclosure to the

Company’s shareholders if, after consultation with its outside legal counsel, the Company determines that such disclosure would be required under applicable Law or (iii) informing any Person of the existence of the provisions contained in this Section 6.3.

(f) For purposes of this Agreement:

“Takeover Proposal” means any proposal or offer (i) with respect to a merger, consolidation, business combination, share exchange or similar transaction involving the Company or any Company Subsidiary (any of the foregoing, a “Business Combination Transaction”) with any Person other than Parent, Merger Sub or any controlled Affiliate thereof (a “Third Party”), or (ii) to acquire directly or indirectly, whether by tender or exchange offer or otherwise, by any Third Party, 20% or more of the total voting power of any class, share issuance of capital stock of the Company or 20% or more of the consolidated total assets of the Company and the Company Subsidiaries, in a single transaction or a series of related transactions.

“Superior Proposal” means any Takeover Proposal (with the percentages set forth in such definition changed from 20% to 50%) the Board of Directors of the Company determines in good faith, after consultation with its outside counsel and a financial advisor of nationally recognized reputation, (x) would result in a transaction that if consummated, would be more favorable to the shareholders of the Company than the Merger, taking into account all of the terms and conditions of such proposal and of this Agreement (including any proposal by Parent to amend the terms of this Agreement), and (y) is reasonably capable of being consummated on the terms so proposed, taking into account all financial, regulatory, legal and other aspects of such proposal.

Section 6.4. Access to Information. Subject to applicable Law, the Company shall, and shall cause the Company Subsidiaries to, afford to the officers, directors, employees, accountants, counsel, financial advisors, consultants, financing sources and other advisors or representatives (collectively, “Representatives”) of Parent reasonable access during normal business hours throughout the period prior to the Effective Time to all of the Company’s and the Company Subsidiaries’ properties, books, records, contracts, commitments and personnel, and shall furnish, and shall cause to be furnished, as promptly as practicable to Parent such information as Parent may reasonably request, provided that the foregoing shall not require the Company (i) to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company shall have used reasonable best efforts to obtain the consent of such third party to such inspection or disclosure or (ii) to disclose any privileged information of the Company or any of its Subsidiaries. All information provided by the Company shall be governed by the terms of the Confidentiality Agreement. No investigation pursuant to this Section 6.4 shall affect the representations, warranties or conditions to the obligations of the parties contained herein.

Section 6.5. Reasonable Best Efforts.

(a) Subject to the terms and conditions of this Agreement, each of the Company, Parent and Merger Sub will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable Laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as promptly as practicable after the date of this Agreement, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement and (ii) taking all reasonable steps as may be necessary or advisable to make all necessary filings and obtain all such consents, clearances, waivers, licenses, registrations, permits, authorizations, orders and approvals (including providing all necessary information and documentary material and providing personnel as necessary to attend any regulatory meetings, hearings or other proceedings). In furtherance and not in limitation of the foregoing, each of the Company and Parent agrees to make, as promptly as practicable after the date of this Agreement, (A) an appropriate filing of a Notification and Report Form pursuant to the HSR Act, (B) appropriate filings required by the Transaction Approvals and (C) all other necessary filings with any other Governmental Entity with respect to the transactions contemplated hereby and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to such requirements and to use its reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act in the most expeditious manner practicable. Notwithstanding the foregoing, neither Parent nor the Company shall, and shall cause their respective Representatives not to, participate in any meeting with any Governmental Entity in connection with the Transaction Approvals unless it consults with the other party in advance and gives the other party the opportunity to attend or participate to the extent permitted by such Governmental Entity. The Company and Parent will each request early termination of the waiting period with respect to the Merger under the HSR Act.

(b) To the extent permissible under applicable Law or any rule, regulation or restriction of a Governmental Entity, each of the Company and Parent shall, in connection with the efforts referenced above to obtain all requisite material approvals, clearances and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other approval of a Governmental Entity, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the “DOJ”), the Federal Trade Commission (the “FTC”) or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and provide to the other party, in advance of filing, all filings and submissions to be made by such party, such that the other party has a reasonable opportunity to comment thereon, such comments to be taken into account by the filing party, (iii) permit the other party, or the other party’s legal counsel, to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the DOJ, the FTC or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person and (iv) to the extent permitted by such Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.

(c) If any objections are asserted with respect to the transactions contemplated hereby under any applicable Law or if any suit is instituted by any Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any applicable Law, each of the Company and Parent shall use its reasonable best efforts to resolve any such objections or challenge as such Governmental Entity or private party may have to such transactions under such applicable Law so as to permit consummation of the transactions contemplated by this Agreement on the terms and conditions set forth in this Agreement.

Section 6.6. Employee Matters.

(a) Until the second anniversary of the Effective Time (the “Benefits Continuation Period”), the Surviving Corporation and its Affiliates shall provide, or cause to be provided, for those employees of the Company and the Company Subsidiaries who continue as employees of the Company, the Company Subsidiaries or the Surviving Corporation during the Benefits Continuation Period, compensation (acknowledging this includes reference to base salary and incentive compensation) and employee benefits that are substantially comparable in the aggregate to those provided by the Company or the applicable Company Subsidiary to such employees immediately before the date of this Agreement (it being understood that neither the Surviving Corporation nor any of its Affiliates will have any obligation to provide any equity-based arrangements). The provisions of this Section 6.6 shall not create in any current or former employee of the Company or any Company Subsidiary any rights to employment or continued employment with Parent, the Company or any of their respective Subsidiaries or any right to any specific terms or conditions of employment. Nothing herein shall be deemed to be a guarantee of employment for any current or former employee of the Company or any of its Subsidiaries, or to restrict the right of Parent or the Surviving Corporation to terminate any such employee.

(b) The Surviving Corporation and its Affiliates shall (i) waive any applicable pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements in any replacement or successor welfare benefit plan of the Surviving Corporation (except for the short and long term disability benefit plans of the Surviving Corporation or any of its Affiliates, which plans, however, will recognize prior service for purposes of meeting the time requirements in those plans’ preexisting condition exclusions) that an employee of the Company or any Company Subsidiary is eligible to participate in following the Effective Time to the extent such exclusions or waiting periods were inapplicable to, or had been satisfied by, such employee immediately prior to the Effective Time under the analogous Company Benefit Plan in which such employee participated, (ii) provide each such employee with credit for any co-payments and deductible paid prior to the Effective Time (to the same extent such credit was given under the analogous Company Benefit Plan prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements and (iii) recognize service prior to the Effective Time with the Company and the Company Subsidiaries for purposes of eligibility to participate, vesting and level of benefits (but not for any other purpose) under any employee benefit plan of the Surviving Corporation or its Affiliates, to the same extent such service was recognized by the Company and the Company Subsidiaries under any similar Company Benefit Plan (including vacation) in which such employee participated immediately prior to the Effective Time; provided that (x) the Surviving Corporation and its Affiliates shall not be obligated to provide credit for benefit accrual purposes under any defined benefit pension plan sponsored by the Surviving Corporation or its Affiliates for service prior to the date on which the employee actually becomes a participant in such plan, except that the Liberty Mutual Retirement Benefit Plan will give such employees credit for prior service with the Company and the Company Subsidiaries after June 30, 2004 for benefit accrual purposes, (y) with respect to any health plan of the Surviving Corporation or any of its Affiliates which provides post-retirement coverage (other than Company Benefit Plans in which such employee participated prior to the Effective Time), the Surviving Corporation will recognize service only for periods of an employee’s employment with Surviving Corporation or its Subsidiaries after the Effective Time (except that (A) with respect to Parent’s or its Affiliates’ pre-age 65 retiree health program, employees of the Company and the Company Subsidiaries with at least 25 years of service as of July 1, 2004 and retired employees of the Company and the Company Subsidiaries as of July 1, 2004 will receive credit for periods of an employee’s employment with the Company and the Company Subsidiaries prior to the Effective Time for purposes of eligibility and cost sharing, (B) with respect to Parent’s or its Affiliates’ post-age 65 retiree health program, retired employees of the Company and the Company Subsidiaries as of July 1, 2004 will receive cost sharing at the lowest level for which retirees are eligible under such program, (C) with respect to Parent’s or its Affiliates’ post-age 65 retiree health program, employees of the Company and the Company Subsidiaries with at least 25 years of service as of July 1, 2004 will receive credit for periods of an employee’s employment with the Company and the Company Subsidiaries prior to the Effective Time for purposes of eligibility and Parent or its Affiliates will give such employees credit for prior service with the Company and the Company Subsidiaries after June 30, 2004 for purposes of cost sharing (provided that upon retirement such employees will receive cost sharing which is no lower than the lowest level for which retirees are eligible under such program), and (D) with respect to Parent’s or its Affiliates’ pre-age 65 and post-age 65 retiree health programs, employees of the Company and the Company Subsidiaries with less than 25 years of service as of July 1, 2004 will receive credit for periods of an employee’s employment with the Company and the Company Subsidiaries prior to the Effective Time for purposes of eligibility and Parent or its Affiliates will give such employees credit for prior service with the Company and the Company Subsidiaries after June 30, 2004 for purposes of cost sharing, and (z) the foregoing provisions of this Section 6.6(b) shall not apply to the extent it would result in any duplication of benefits for the same period of service (except that this subclause (z) will not limit the additional incremental benefit accrual provided under subclause (x) above).

(c) With respect to matters described in this Section 6.6, the Company shall consult with Parent (and consider in good faith the advice of Parent) prior to sending any material notices or other material communication materials to its employees or former employees. Prior to the Effective Time, subject to applicable Law, the Company shall provide Parent with reasonable access to such employees or former employees for purposes of Parent providing reasonable notices or other communication materials regarding Parent compensation and benefit plans and the matters described in this Section 6.6, provided that such notices or other communication materials are reasonably approved in advance by the Company.

(d) Parent shall cause the Surviving Corporation and any successor thereto to honor, fulfill and discharge the Company’s and its Subsidiaries’ obligations under the agreements identified in Section 6.6(d) of the Company Disclosure Schedule.

(e) Immediately prior to the Effective Time, the Company will pay each participant in the applicable Ohio Casualty Insurance Company Annual Incentive Plan listed on Section 3.21(d) of the Company Disclosure Schedule (each, a “Bonus Plan”) who remains employed through the Effective Time for the year in which the Effective Time occurs, an annual bonus in an amount equal to the product of (x) the annual bonus earned by such participant for the year in which the Effective Time occurs under the applicable Bonus Plan (assuming a full year of performance) as reasonably determined by the Company in accordance with the terms of the applicable Bonus Plan and (y) a fraction, the numerator of which is the number of whole calendar months during the period beginning on the first day of the calendar year during which the Effective Date occurs and ending on the last day of the month during which the Effective Date occurs, and the denominator of which is twelve. Following the payment of pro rata bonuses as provided in the preceding sentence (the “Pro Rata Bonus”), Parent will cause the Company to (A) maintain a bonus plan for the remainder of year in which the Effective Time occurs on the same terms and conditions and pursuant to the same targets and performance measures as were in effect for such year and (B) pay bonuses within two and a half months following the end of such year or such later time as provided in the applicable Bonus Plan in an amount equal to the excess, if any, of (i) the annual bonus which would have been earned by the participants for the entire calendar year under the bonus plan described in clause (A) above over (ii) any Pro Rata Bonus previously paid in respect of such year. If the Effective Time occurs in 2008, the Company shall be permitted, prior to the Effective Time, to pay annual bonuses for 2007 in an amount equal to the annual bonus earned by participants for the 2007 calendar year.

(f) Parent hereby acknowledges that a “change in control” or “change of control” within the meaning of each Company Benefit Plan listed in Section 6.6(f) of the Company Disclosure Schedule will occur upon the Effective Time.

(g) Notwithstanding the foregoing provisions of this Section 6.6, nothing contained herein, whether express or implied, (i) shall be treated as an amendment or other modification of any Company Benefit Plan, or (ii) shall limit the right of Parent or the Surviving Corporation or any of its Subsidiaries to amend, terminate or otherwise modify any Company Benefit Plan following the Closing Date. Parent, Merger Sub and the Company acknowledge and agree that all provisions contained in this Section 6.6 with respect to employees of the Company and its Subsidiaries are included for the sole benefit of Parent, Merger Sub and the Company, and that nothing herein, whether express or implied, shall create any third party beneficiary or other rights (i) in any other person, including any current or former employees of the Company or any of its Subsidiaries, any participant in any Company Benefit Plan, or any dependent or beneficiary thereof, or (ii) to continued employment with Parent, the Surviving Corporation, or any of their respective affiliates or continued participation in any Company Benefit Plan.

Section 6.7. Stock Purchase Plan. The Company shall amend the Company Employee Stock Purchase Plan (the “Stock Purchase Plan”) to (a) prohibit any increase in the rate of payroll deductions between the date of this Agreement and the Effective Time, and (b) suspend payroll deductions and the purchase of additional shares of Company Common Stock immediately after the next regularly scheduled date on which shares of Company Common Stock are purchased under the plan (the “Purchase Date”), provided , however , that if the Effective Time occurs prior to the Purchase Date, the Company shall, as promptly after the Effective Time as is practicable, refund to each participant under the Stock Purchase Plan the amount credited to such participant’s account under the Stock Purchase Plan.

Section 6.8. Fees and Expenses. Subject to Section 8.3, whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses. As used in this Agreement, “Expenses” includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation and filing of the Notification and Report Form required by the HSR Act, the preparation, printing, filing and mailing, as the case may be, of the Proxy Statement and any amendments or supplements thereto, and the solicitation of the Company Shareholder Approval and all other matters related to the transactions contemplated hereby.

Section 6.9. Transfer Taxes. The Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer, sales, use, transfer, value added, stock transfer and stamp Taxes, and transfer, recording, registration and other fees and any similar Taxes that become payable in connection with the transactions contemplated by this Agreement.

Section 6.10. Directors’ and Officers’ Indemnification and Insurance.

(a) From and after the Effective Time, each of Parent and the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, indemnify and hold harmless, to the fullest extent permitted under applicable law (and Parent and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law; provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), each present and former director and officer of the Company and the Company Subsidiaries (collectively, the “Indemnified Parties”) against any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages or liabilities (collectively, “Costs”) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including the transactions contemplated by this Agreement, whether asserted or claimed prior to, at or after the Effective Time.

(b) Prior to the Effective Time, the Company shall, and if the Company is unable to Parent shall cause the Surviving Corporation as of the Effective Time to, fully pay the premium for “tail” insurance policies for the extension of (i) the Side A coverage part (directors’ and officers’ liability) of the Company’s existing directors’ and officers’ insurance policies, and (ii) the Company’s existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of at least six years from and after the Effective Time from an insurance carrier rated at least “A” by A.M. Best with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with terms, conditions, retentions and limits of liability that are at least as favorable as the Company’s existing policies with respect to any matter claimed against a director or officer of the Company or any of the Company Subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby). If the Company and the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for a period of at least six years from and after the Effective Time the D&O Insurance in place as of the date hereof terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date hereof, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, purchase comparable D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date hereof; provided , however , that in no event shall Parent or the Surviving Corporation be required to expend for any such policies contemplated by this Section 6.10 an annual premium (measured for “tail” purposes by reference to 1/6 th the premium paid therefor) amount in excess of 300% of the annual premiums currently paid by the Company for such insurance; and, provided further that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount. Without limiting the forgoing, the parties agree that the Company shall exercise its option to purchase a one year “tail” insurance policy under its existing D&O Insurance policy.

(c) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations set forth in this Section 6.10.

(d) The provisions of this Section 6.10 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties. The rights of the Indemnified Parties under this Section 6.10 shall be in addition to any rights such Indemnified Parties may have under the articles of incorporation or code of regulations of the Company or any of the Company Subsidiaries, or under any applicable contracts or Laws.

Section 6.11. Public Announcements. The initial press release regarding the Merger shall be a joint press release. Thereafter, unless otherwise required by applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, Parent and the Company shall consult with each other and provide each other with a reasonable opportunity to review and comment before issuing any press release or otherwise making any public statement or communication with respect to this Agreement or the transactions contemplated hereby.

Section 6.12. Agency Force. As promptly as practicable following the date of this Agreement and in compliance with applicable Law, Parent and the Company shall develop a joint plan (the “Agency Plan”) for the communication with and retention of the Company’s agency force.

Section 6.13. State Takeover Laws. If any Anti-takeover Law is or shall become applicable to the transactions contemplated hereby, the Company and its Board of Directors shall use all reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

Section 6.14. Shareholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any shareholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement. The Company shall not settle or offer to settle any such litigation without the prior written consent of Parent, which consent will not be unreasonably withheld or delayed.

Section 6.15. Charitable Contributions. Parent shall cause the Surviving Corporation to continue to make annual contributions of $750,000 to the Ohio Casualty Foundation for each of the five years following the Closing.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.1. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions:

(a) Shareholder Approval. The Company shall have obtained the Company Shareholder Approval.

(b) Regulatory Approval.

(i) The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have terminated or shall have expired; and

(ii) The Transaction Approvals shall have been obtained or the waiting periods applicable thereto shall have terminated or expired.

(c) No Injunctions or Restraints, Illegality. No Laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order, judgment, decision, opinion or decree issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; provided , however , that each of the parties shall have used their reasonable best efforts to prevent the entry of any such temporary restraining order, injunction or other order, including taking such action as is required to comply with Section 6.5, and to appeal as promptly as possible any injunction or other order that may be entered.

Section 7.2. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver by Parent, on or prior to the Effective Time of the following additional conditions:

(a) Representations and Warranties. (i) The representation and warranty of the Company set forth in Section 3.12(ii) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date; (ii) except for the representation of the Company set forth in Section 3.12(ii), each of the representations and warranties of the Company set forth in this Agreement, in each case, made as if none of such representations and warranties contained any qualifications or limitations as to “materiality” or Material Adverse Effect on the Company, shall be true and correct, in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that any such representation and warranty expressly speaks as of another date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct as so made does not have and is not, individually or in the aggregate, reasonably likely to have or result in a Material Adverse Effect on the Company, and (iii) Parent shall have received at the Closing a certificate of the chief executive officer or the chief financial officer of the Company to such effect.

(b) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

Section 7.3. Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are subject to the satisfaction of, or waiver by the Company, on or prior to the Effective Time of the following additional conditions:

(a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement, in each case, made as if none of such representations and warranties contained any qualification or limitation as to “materiality” or Material Adverse Effect on Parent, shall be true and correct, in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date), except where the failure of such representations and warranties to be true and correct as so made does not have and is not, individually or in the aggregate, reasonably likely to have or result in, a Material Adverse Effect on Parent, and the Company shall have received a certificate of an executive officer of Parent to such effect.

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date and the Company shall have received a certificate signed on behalf of Parent and Merger Sub of an executive officer of Parent to such effect.

ARTICLE VIII

TERMINATION AND AMENDMENT

Section 8.1. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Company Shareholder Approval:

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company, if:

(i) the Merger shall not have been consummated on or before October 31, 2007, provided that if Parent or the Company determine in good faith that additional time is necessary in order to obtain the Transaction Approvals or the Company Shareholder Approval, such date may be extended by either party until December 31, 2007 (the “ Outside Date “); and provided further that the right to terminate the Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party whose material breach of this Agreement primarily contributes to the failure of the Merger to be consummated by such date;

(ii) any Governmental Entity of competent jurisdiction issues an order, judgment, decision, opinion, decree or ruling or takes any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, judgment, decision, opinion, decree or ruling or other action shall have become final and non-appealable; or

(iii) the Company Shareholder Approval shall not have been obtained at the Company Shareholder Meeting or any adjournment or postponement thereof.

(c) by Parent, if:

(i) the Company shall have breached or failed to perform any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (A) has not been cured or is incapable of being cured by the Company prior to the earlier of (x) the Outside Date and (y) 30 days following written notice to the Company by Parent or Merger Sub of such breach, and (B) would result in a failure of any condition set forth in Section 7.2(a) or Section 7.2(b); or

(ii) the Board of Directors of the Company shall have (A) failed to authorize, approve or recommend the Merger, or to include its recommendation, in any Proxy Statement, (B) effected a Change in the Company Recommendation, or (C) in the case of a Takeover Proposal made by way of a tender offer or exchange offer, failed to recommend (other than during the Notice Period) that the Company’s shareholders reject such tender offer or exchange offer within the ten Business Day period specified in Section 14e-2(a) under the Exchange Act or (if later than the end of such ten Business Day period) failed to reconfirm (other than during the Notice Period) its authorization, approval or recommendation of the Merger within five Business Days after a written request by Parent to do so; or

(d) by the Company:

(i) if Parent shall have breached or failed to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (A) has not been cured or is incapable of being cured by Parent prior to the earlier of (1) the Outside Date and (2) 30 days following written notice to Parent by the Company of such breach and (B) would result in a failure of any condition set forth in Section 7.3(a) or Section 7.3(b); or

(ii) if (A) the Board of Directors of the Company authorizes the Company to enter into an agreement with respect to a Superior Proposal, (B) Parent does not make, prior to the end of the Notice Period, an offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the shareholders of the Company as the Superior Proposal and (C) the Company, prior to such termination, pays to Parent the Termination Fee in immediately available funds; or

(iii) if the Board of Directors of the Company shall have made a Change in the Company Recommendation pursuant to Section 6.3(d) other than in connection with a Takeover Proposal and the Company, prior to such termination, pays to Parent the Termination Fee in immediately available funds.

Section 8.2. Effect of Termination. In the event of any termination of this Agreement as provided in Section 8.1, the obligations of the parties hereunder shall terminate and there shall be no liability on the part of any party hereto with respect thereto, except for the confidentiality provisions of Section 6.4 and the provisions of Section 3.27, Section 4.8, this Section 8.2, Section 8.3 and Article IX, each of which shall remain in full force and effect, provided , however , that no party hereto shall be relieved or released from any liability or damages arising from a willful breach of any provision of this Agreement prior to such termination.

Section 8.3. Fees and Expenses.

(a) If this Agreement is terminated pursuant to any of the following provisions, the Company shall pay to Parent a fee equal to $62 million (the “Termination Fee”):

(i) Section 8.1(c)(ii);

(ii) Section 8.1(d)(ii) or Section 8.1(d)(iii); or

(iii) Section 8.1(b)(i) if (A) after the date of this Agreement, any Person or “group” (within the meaning of section 13(d)(3) of the Exchange Act) publicly makes or publicly announces an intention to make a Takeover Proposal and such Takeover Proposal or publicly announced intention shall not have been publicly withdrawn without qualification at least ten (10) days prior to the Outside Date, and (B) this Agreement is terminated thereafter by either Parent or the Company pursuant to Section 8.1(b)(i); or

(iv) Section 8.1(b)(iii) if (A) after the date of this Agreement any Person or “group” (within the meaning of section 13(d)(3) of the Exchange Act) publicly makes or publicly announces an intention to make a Takeover Proposal prior to the Company obtaining the Company Shareholder Approval and such Takeover Proposal or publicly announced intention shall not have been publicly withdrawn without qualification at least five (5) Business Days prior to the vote of the shareholders with respect to the Merger, and (B) this Agreement is terminated thereafter by either Parent or the Company pursuant to Section 8.1(b)(iii).

(b) If the Company is required to pay Parent a Termination Fee, such Termination Fee shall be payable not later than two Business Days after termination of this Agreement (except with respect to Section 8.1(d)(ii) or Section 8.1(d)(iii), which shall be paid as set forth in Section 8.1(d)(ii) or Section 8.1(d)(iii)), in each case by wire transfer of immediately available funds to an account designated by Parent. Notwithstanding the foregoing, the Termination Fee (less the amount of any Parent Expenses previously paid) shall not be payable to Parent pursuant to Section 8.3(a)(iii) or 8.3(a)(iv) unless and until within 12 months of such termination the Company or any of its Subsidiaries shall have entered into a binding written agreement containing all of the material terms (an “Alternate Acquisition Agreement”) with respect to, or shall have consummated, a Takeover Proposal (substituting “50%” for “20%” in the definition of “Takeover Proposal”); provided that for purposes of this Agreement, a Takeover Proposal shall not be deemed to have been “publicly withdrawn” by any Person if, within 12 months of such termination, the Company or any of its Subsidiaries shall have entered into an Alternative Acquisition Agreement with respect to, or shall have consummated, a Takeover Proposal made by or on behalf of such Person or any of its Affiliates. If this Agreement is terminated under the circumstances described in Section 8.3(a)(iii) or 8.3(a)(iv), the Company shall reimburse Parent and Merger Sub for all of their reasonable and documented Expenses, up to a maximum amount of $5 million (the “Parent Expenses”), within three Business Day of receipt of written notice from Parent requesting payment thereof.

(c) The parties each agree that the agreements contained in this Section 8.3 are an integral part of the transaction contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay any amounts due under this Section 8.3 and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for such amounts, the Company shall pay interest on such amounts from the date payment of such amounts were due to the date of actual payment at the rate of interest published from time to time in The Wall Street Journal , Eastern Edition (or any successor publication thereto), designated therein as the prime rate on the date such payment was due, together with the costs and expenses of Parent (including reasonable legal fees and expenses) in connection with such suit. Notwithstanding anything to the contrary in this Agreement, the parties hereby acknowledge that in the event that the Termination Fee becomes payable and is paid by the Company pursuant to this Section 8.3, the Termination Fee shall be Parent’s and Merger Sub’s sole and exclusive remedy for monetary damages under this Agreement.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1. Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article IX.

Section 9.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to Parent or Merger Sub, to:

c/o Liberty Mutual Group Inc.

175 Berkeley Street

Boston, MA 02116

Attention:	Gary Gregg, Executive Vice President
Michael Fallon, Vice President
Fax:	617-574-5753

with a copy to (which shall not constitute notice):

Liberty Mutual Group Inc.

175 Berkeley Street

Boston, MA 02116

Attention:	Christopher Mansfield, General Counsel
Richard Quinlan, Deputy General Counsel
Fax:	617-574-5753

and

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attention:	Gregory V. Gooding, Esq.
Nicholas F. Potter, Esq.
Fax:	212-909-6836

If to the Company, to:

Ohio Casualty Corporation

9450 Seward Road

Fairfield, OH 45014

Attention:	Dan Carmichael
Debra Crane

Fax: 513-603-2208

with a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention:	James C. Morphy
Audra D. Cohen

Fax: 212-558-3588

Vorys, Sater, Seymour and Pease LLP

221 East Fourth Street

Suite 2000, Atrium Two

Cincinnati, Ohio 45202

Attention: Roger E. Lautzenhiser

Telephone: 513-723-4091

Fax: 513-852-8490

Section 9.3. Interpretation.

(a) When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 9.4. Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, including by facsimile, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument. This Agreement shall become effective when each party hereto has received counterparts thereof signed and delivered (by telecopy or otherwise) by all of the other parties hereto.

Section 9.5. Entire Agreement; No Third Party Beneficiaries.

(a) This Agreement (including the Exhibits and Schedules) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT AND MERGER SUB NOR THE COMPANY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OR AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE BY, OR MADE AVAILABLE BY, ITSELF OR ANY OF ITS REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

(b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except as provided in Section 6.10, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person not a party to this Agreement any rights, benefits or remedies of any nature whatsoever; except that the Company shall have the right to recover, solely through an action brought by the Company, damages from Parent in the event of a willful or intentional breach of this Agreement by Parent, in which event the damages recoverable by the Company for itself and on behalf of the shareholders shall be determined by reference to the total amount that would have been recoverable by the Company’s shareholders if all such shareholders brought an action against Parent and were recognized as third party beneficiaries hereunder. The parties hereto further agree that the rights of third party beneficiaries under Section 6.10 shall not arise unless and until the Effective Time occurs. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 9.9 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 9.6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Notwithstanding the foregoing, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 9.7. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void, except that (i) Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any wholly owned Subsidiary of Parent without the consent of the Company in which event all references herein to Merger Sub shall be deemed references to such other subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other subsidiary as of the date of such designation; provided that any such designation shall not materially impede or delay the consummation of the transactions contemplated by this Agreement or otherwise materially impede the rights of the shareholders of the Company under this Agreement. Any purported assignment in violation of this Agreement is void.

Section 9.8. Amendment. This Agreement may be amended by the parties, by action taken or authorized by their respective Boards of Directors, at any time before or after the Company Shareholder Approval is obtained, but after such approval no amendment shall be made which by Law or in accordance with the rules of any relevant stock exchange requires further approval by the Company’s shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

Section 9.9. Extension; Waiver. At any time prior to the Effective Time, the parties, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 9.10. Governing Law and Venue; Waiver of Jury Trial.

(a) All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Ohio without regard to its rules of conflict of laws.

(b) Except as set out below, each of the Company, Parent and Merger Sub hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the State of Ohio or any court of the United States located in the State of Ohio (the “Ohio Courts”) for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Ohio Courts and agrees not to plead or claim in any Ohio Court that such litigation brought therein has been brought in an inconvenient forum. Each of the parties hereto agrees that service of process may be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to the immediately preceding sentence shall have the same legal force and effect as if served upon such party personally within the State of Ohio. In the event any party hereto fails to notify any other party hereto of its agent for service of process in the State of Ohio, nothing herein contained shall be deemed to affect the right of any party hereto to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party hereto in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 9.10.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10(c).

Section 9.11. Enforcement. The parties agree that irreparable damage would occur in the event that any provision of this Agreement was not performed by the Company in accordance with its specific terms or was otherwise breached by the Company. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Courts of the State of Ohio, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.12. Definitions. As used in this Agreement:

An “Affiliate” of any Person means another Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor or otherwise.

“Agency Plan” has the meaning set forth in Section 6.12.

“Agreement” has the meaning set forth in the preamble hereto.

“Alternative Acquisition Agreement” has the meaning set forth in Section 8.3(b).

“Anti-takeover Laws” has the meaning set forth in Section 3.26(a).

“Articles of Incorporation” has the meaning set forth in Section 1.4.

“Bankruptcy and Equity Exception” has the meaning set forth in Section 3.2(a).

“Benefits Continuation Period” has the meaning set forth in Section 6.6(a).

“Board of Directors” means the Board of Directors of any specified Person and any committees thereof.

“Bonus Plans” has the meaning set forth in Section 6.6(e).

“Business” means the business and operations of the Company and the Company Subsidiaries as currently conducted.

“Business Combination Transaction” has the meaning set forth in Section 6.3(f).

“Business Day” means any day on which banks are not required or authorized to close in the City of New York.

“Certificate of Merger” has the meaning set forth in Section 1.3.

“Certificates” has the meaning set forth in Section 1.8(b).

“Change in Company Recommendation” has the meaning set forth in Section 6.3(c).

“Closing” has the meaning set forth in Section 1.2.

“Closing Date” has the meaning set forth in Section 1.2.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Code of Regulations” has the meaning set forth in Section 1.5.

“Company” has the meaning set forth in the preamble hereto.

“Company Actuarial Analyses” has the meaning set forth in Section 3.16(d).

“Company Benefit Plans” means each written or oral employee benefit plan, scheme, program, policy, arrangement and contract (including any “employee benefit plan,” as defined in Section 3(3) of ERISA, whether or not subject to ERISA, and any bonus, deferred compensation, stock bonus, stock purchase, restricted stock, stock option or other equity-based arrangement, and any employment, termination, retention, bonus, change in control or severance agreement, plan, program, policy, arrangement or contract) for the benefit of any current or former officer, employee or director of the Company or any Company Subsidiary that is maintained or contributed to by the Company or any Company Subsidiary, or with respect to which any of them could incur liability under the Code or ERISA or any similar non-U.S. law.

“Company Common Stock” has the meaning set forth in Section 3.5(a).

“Company Disclosure Schedule” has the meaning set forth in Article III.

“Company Equity Awards” has the meaning set forth in Section 1.9(f).

“Company Financial Advisor” means Merrill Lynch.

“Company Incentive Plans” has the meaning set forth in Section 1.9(a).

“Company Insurance Approvals” has the meaning set forth in Section 3.3.

“Company Intellectual Property Rights” has the meaning set forth in Section 3.24(b)(i).

“Company Option” has the meaning set forth in Section 1.9(a).

“Company Permits” has the meaning set forth in Section 3.1.

“Company Preferred Stock” has the meaning set forth in Section 3.5(a).

“Company Producers” has the meaning set forth in Section 3.16(a).

“Company Recommendation” has the meaning set forth in Section 6.2.

“Company Reinsurance Agreements” has the meaning set forth in Section 3.16(b).

“Company Restricted Share” has the meaning set forth in Section 1.9(c).

“Company SAP Statements” has the meaning set forth in Section 3.10.

“Company SAR” has the meaning set forth in Section 1.9(b).

“Company SEC Documents” has the meaning set forth in Section 3.8(a).

“Company Securities” has the meaning set forth in Section 3.5(b).

“Company Shareholder Approval” has the meaning set forth in Section 3.2(a).

“Company Shareholder Meeting” has the meaning set forth in Section 6.2.

“Company Subsidiary” means any Subsidiary of the Company.

“Company Subsidiary Securities” has the meaning set forth in Section 3.6(b).

“Confidentiality Agreement” means the confidentiality letter agreement, dated as of April 24, 2007, between Parent and the Company.

“Costs” has the meaning set forth in Section 6.10.

“D&O Insurance” has the meaning set forth in Section 6.10.

“Director Unit” has the meaning set forth in Section 1.9(d).

“Disqualified Individual” has the meaning set forth in Section 3.21(e).

“Dissenting Shareholder” has the meaning set forth in Section 1.11.

“Dissenting Shares” means shares of Company Common Stock as to which the holder thereof is entitled to demand, and properly demands, appraisal for such shares and as to which the holder thereof complies in all other respects with the provisions of Section 1701.85 of the OGCL.

“DOJ” has the meaning set forth in Section 6.5(b).

“Effective Time” has the meaning set forth in Section 1.3.

“Encumbrance” means any mortgage, lien, pledge, charge, security interest, easement, covenant, or other restriction or title matter or encumbrance of any kind in respect of such asset but specifically excludes (a) encumbrances for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith; (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar liens; (c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation; (d) other encumbrances that do not, individually or in the aggregate, materially impair the continued use, operation or value of the specific parcel of Owned Real Property to which they relate or the conduct of the business of the Company and its Subsidiaries as presently conducted; and (e) immaterial easements, rights of way or other similar matters or restrictions or exclusions which would be shown by a current title report or other similar report.

“Environmental Law” means any foreign, federal, state or local law, treaty, statute, rule, regulation, order, ordinance, decree, injunction, judgment, governmental restriction or any other requirement of law (including common law) regulating or relating to the protection of human health and safety from exposure to any Hazardous Substance, natural resource damages or the protection of the environment, including laws relating to wetlands, pollution, contamination or the use, generation, management, handling, transport, treatment, disposal, storage, Release or threatened Release of Hazardous Substances.

“Environmental Permits” means, with respect to any Person, all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating to, the business of such Person or any of such Person’s Subsidiaries, as currently conducted.

“Equity Award Consideration” has the meaning set forth in Section 1.9(f).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” has the meaning set forth in Section 2.1.

“Exchange Fund” has the meaning set forth in Section 2.1.

“Excluded Shares” means any shares of Company Common Stock held by the Company, Parent, Merger Sub, any other wholly owned Subsidiary of Parent or by any wholly owned Subsidiary of the Company, in each case not held on behalf of third parties.

“Expenses” has the meaning set forth in Section 6.7.

“ FTC” has the meaning set forth in Section 6.5(b).

“GAAP” means the United States generally accepted accounting principles.

“Governmental Entity” means any nation or government, any state, agency, stock exchange, commission, or other political subdivision thereof, any insurance regulatory governmental authority, or any entity (including a court) of competent jurisdiction properly exercising executive, legislative, judicial or administration functions of the government.

“Hazardous Substances” means any substance or material that: (i) is or contains asbestos, urea formaldehyde insulation, polychlorinated biphenyls, petroleum, petroleum products or petroleum-derived substances or wastes, radon gas, microbial or microbiological contamination, (ii) requires investigation or remedial action pursuant to any Environmental Law, or is defined, listed or identified as a “hazardous waste,” “hazardous substance,” “toxic substance” or words of similar import thereunder, or (iii) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated under any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indemnified Parties” has the meaning set forth in Section 6.10.

“Insurance Laws” has the meaning set forth in Section 3.3.

“Intellectual Property” means all trademarks, service marks, trade names, trade dress, including all goodwill associated with the foregoing, domain names, copyrights, software and computer programs, mask works and similar rights, and registrations and applications to register or renew the registration of any of the foregoing, patents and patent applications and rights, trade secrets and all similar intellectual property rights.

“IRS” means the Internal Revenue Service.

“knowledge” means (i) with respect to Parent, the actual knowledge of the individuals named on Section 1.1 of the Parent Disclosure Schedule and (ii) with respect to the Company, the actual knowledge of the individuals named on Section 1.1 of the Company Disclosure Schedule.

“Law” (and with the correlative meaning “Laws”) means federal, state or foreign rule, regulation, statute, order, ordinance, code or other legally enforceable requirement of a Governmental Entity.

“Leased Real Property” has the meaning set forth in Section 3.18(b).

“Liens” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), other charge or security interest.

“License” means any permit, certification, approval, registration, consent, authorization, franchise, variance, exemption or order issued by a Governmental Entity.

“Material Adverse Effect” means, as to the Company or Parent, as the case may be, any event, change, circumstance or effect that, individually or in the aggregate, is materially adverse to the business, assets (including intangible assets), liabilities, financial condition or results of operations of such party and its Subsidiaries, taken as a whole, provided , however , that none of the following shall be considered in determining whether a Material Adverse Effect on the Company has occurred: (A) changes in the economy or financial markets generally in the United States or changes that are the result of acts of war, armed hostilities or terrorism; (B) changes that are the result of factors generally affecting the property-casualty insurance industry and the geographic areas in which the Company and the Company Subsidiaries operate; (C) any loss of, or adverse change in, the relationship of the Company or any of the Company Subsidiaries with its customers, employees, agents or suppliers caused by the pendency or the announcement of the transactions contemplated by this Agreement; (D) changes in GAAP, the rules or policies of the Public Company Accounting Oversight Board, SAP in any state where the Company’s subsidiaries operate or any statute, rule or regulation or interpretation of any of the foregoing after the date of this Agreement; (E) any failure by the Company to meet any estimates of revenues or earnings for any period ending on or after the date of this Agreement and prior to the Closing, provided that the exception in this clause shall not preclude a determination that any change, effect, circumstance or development underlying such failure has resulted in, or contributed to, a Material Adverse Effect on the Company; (F) the suspension of trading in securities on the New York Stock Exchange or Nasdaq or a decline in the price of the Company Common Stock on Nasdaq, provided that the exception in this clause shall not preclude a determination that any change, effect, circumstance or development underlying such decline has resulted in, or contributed to, a Material Adverse Effect on the Company; (G) effects resulting from natural disasters; (H) any change or announcement of a potential change in the credit rating or A.M. Best rating of the Company or any of the Company Subsidiaries or any of their securities; provided that the exception in this clause shall not preclude a determination that any change, effect, circumstance or development underlying such failure has resulted in, or contributed to, a Material Adverse Effect on the Company; and (I) the entry into or announcement of the execution of this Agreement or compliance by the Company with the terms of this Agreement; provided that, with respect to clauses (A), (B) and (G), such change, event, circumstance or development does not (i) relate only to (or have the effect of relating only to) the Company and the Company Subsidiaries or (ii) disproportionately adversely affect the Company and the Company Subsidiaries compared to other companies of similar size operating in the property and casualty insurance industry in similar geographic areas in which the Company and the Company Subsidiaries operate.

“Material Contracts” has the meaning set forth in Section 3.25(a).

“Merger” has the meaning set forth in the recitals hereto.

“Merger Consideration” has the meaning set forth in Section 1.8(a).

“Merger Sub” has the meaning set forth in the preamble hereto.

“Nasdaq” means The NASDAQ National Market.

“Notice Period” has the meaning set forth in Section 6.3(c).

“OGCL” has the meaning set forth in Section 1.1.

“Ohio Courts” has the meaning set forth in Section 9.10(b).

“Order” means any charge, order, writ, injunction, judgment, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative and whether formal or informal, applicable to the Company or any Company Subsidiary.

“OSOS” has the meaning set forth in Section 1.3.

“other party” means, with respect to the Company, Parent, and means, with respect to Parent, the Company, unless the context otherwise requires.

“Outside Date” has the meaning set forth in Section 8.1(b)(i).

“Owned Real Property” has the meaning set forth in Section 3.18(a).

“Parent” has the meaning set forth in the preamble hereto.

“Parent Disclosure Schedule” has the meaning set forth in Article IV.

“Parent Insurance Approvals” has the meaning set forth in Section 4.3.

“Parent Permits” has the meaning set forth in Section 4.1.

“parties” has the meaning set forth in the preamble hereto.

“Parent Expenses” has the meaning set forth in Section 8.3(b).

“Performance-Based Awards” has the meaning set forth in Section 1.9(e).

“Permitted Liens” means (i) any liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith, (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar liens, (iii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, (iv) encumbrances or liens that do not, individually or in the aggregate, materially impair the continued use, operation or value of the property to which they relate or the conduct of the business of the Company and its Subsidiaries as presently conducted, and (v) immaterial easements, rights of way or other similar matters or restrictions or exclusions which would be shown by a current title report or other similar report.

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, or other entity or group (as defined in the Exchange Act).

“Pro Rata Bonus” has the meaning set forth in Section 6.6(e).

“Proxy Statement” has the meaning set forth in Section 6.1.

“Purchase Date” has the meaning set forth in Section 6.7.

“Qualifying Confidentiality Agreement” means an executed agreement with provisions requiring any Person receiving nonpublic information with respect to the Company to keep such information confidential, which provisions shall be no less restrictive in the aggregate to such Person than the confidentiality provisions of the Confidentiality Agreement are to Parent, its Affiliates, and their respective personnel and representatives; provided that any such executed agreement need not prohibit the making, or amendment, of a Takeover Proposal to the Company.

“Release” means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including the moving of any materials through, into or upon any land, soil, surface water, groundwater or air, or otherwise entering into the indoor or outdoor environment.

“Representatives” has the meaning set forth in Section 6.4.

“Rights” has the meaning set forth in the Rights Agreement.

“Rights Agreement” means the Amended and Restated Rights Agreement, dated as of February 19, 1998, as amended by the First Amendment thereto, dated as of November 8, 2001, between the Company and First Chicago Trust Company of New York, as rights agent.

“Sarbanes-Oxley Act” has the meaning set forth in Section 3.8(e).

“SAP” means statutory accounting principals prescribed or permitted by the applicable insurance Governmental Entity as in effect as of the date hereof.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” has the meaning set forth in Section 1.8(a).

“Significant Subsidiary” has the meaning set forth in Regulation S-X under the Exchange Act.

“Stock Purchase Plan” has the meaning set forth in Section 6.7.

“Subsidiary” when used with respect to any party, means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership), or (ii) a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

“Superior Proposal” has the meaning set forth in Section 6.3(f).

“Surviving Corporation” has the meaning set forth in Section 1.1.

“Takeover Proposal” has the meaning set forth in Section 6.3(f).

“Tax” (and with the correlative meaning “Taxes”) means income, gross receipts, franchise, sales, use, ad valorem, property, payroll, withholding, excise, severance, transfer, employment, estimated, alternative or add-on minimum, stamp, occupation, premium, environmental or windfall profits taxes, and other taxes, charges, fees, levies, imposts, customs, duties, licenses or other assessments, together with any interest and any penalties (including penalties for failure to file or late filing of any return, report or other filing, and any interest in respect of such penalties and additions, additions to tax or additional amounts imposed by any and all federal, state, local, foreign or other taxing authority.

“Tax Return” means any declaration, statement, report, return, information return or claim for refund relating to Taxes (including information required to be supplied to a governmental entity in respect of such report or return), including, if applicable, any combined or consolidated return for any group of entities that includes the Company or any Company Subsidiary.

“Taxing Authority” means, with respect to any Tax, the Governmental Entity that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such Governmental Entity.

“Termination Fee” has the meaning set forth in Section 8.3(a).

“Third Party” has the meaning set forth in Section 6.3(f).

“Transaction Approvals” has the meaning set forth in Section 4.3.

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

LIBERTY MUTUAL INSURANCE COMPANY

By:
Name:
Title:

WATERFALL MERGER CORP.

By:
Name:
Title:

OHIO CASUALTY CORPORATION

By:
Name:
Title:

Exhibit A

SECOND AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

OHIO CASUALTY CORPORATION

FIRST:	The name of the Corporation is Ohio Casualty Corporation.

SECOND:	The place in Ohio where its principal office is to be located is the City of Fairfield, County of Butler.

THIRD:	The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98 of the Ohio Revised Code.

FOURTH:	The aggregate number of shares which the Corporation shall have the authority to issue shall be 1,000, each with no par value.

EXA-1

Appendix B

Global Markets & Investment Banking

May 6, 2007

Board of Directors

Ohio Casualty Corporation

9450 Seward Road

Fairfield, Ohio 45014

Members of the Board of Directors:

Ohio Casualty Corporation (the “Company”), Liberty Mutual Insurance Company (the “Parent”) and Waterfall Merger Corp., a wholly owned subsidiary of the Parent (the “Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Agreement”) pursuant to which (i) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease (the “Merger”), and (ii) each share of Company Common Stock (the “Company Shares”) issued and outstanding immediately prior to the time at which the Merger shall become effective (other than Excluded Shares (as defined in the Agreement) and Dissenting Shares (as defined in the Agreement)) shall be converted into the right to receive $44.00 in cash, without interest (the “Merger Consideration”).

You have asked us whether, in our opinion, the Merger Consideration to be received by the holders of the Company Shares pursuant to the Merger is fair from a financial point of view to such holders.

In arriving at the opinion set forth below, we have, among other things:

(1) Reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

(2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company;

(3) Conducted discussions with members of senior management of the Company concerning the matters described in clauses 1 and 2 above;

(4) Reviewed the market prices and valuation multiples for the Company Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

(5) Reviewed the results of operations of the Company and compared them with those of certain publicly traded companies that we deemed to be relevant;

(6) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;

(7) Participated in certain discussions and negotiations among representatives of the Company and the Parent and their financial and legal advisors;

(8) Reviewed a draft dated May 4, 2007 of the Agreement; and

(9) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

4 World Financial Center FL 25

New York, NY 10080

Global Markets & Investment Banking

In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or been furnished with any such evaluation or appraisal, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. We are not experts in the evaluation of reserves for property and casualty insurance losses and loss adjustment expenses and we have not made an independent evaluation of the adequacy of the reserves of the Company. In that regard, we have made no analysis of, and express no opinion as to, the adequacy of the losses and loss adjustment expense reserves of the Company, including any asbestos related reserves and outstanding claim obligations of the Company. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company. With respect to the financial forecast information furnished to or discussed with us by the Company, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company’s management as to the expected future financial performance of the Company. We have also assumed that the final form of the Agreement will be substantially similar to the last draft reviewed by us.

Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof.

We are acting as financial advisor to the Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We are currently assisting the Company in assessing share repurchase programs and have, in the past, provided financial advisory and financing services to the Company and may continue to do so and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the Company Shares and other securities of the Company, as well as securities of the Parent for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

This opinion is for the use and benefit of the Board of Directors of the Company. Our opinion does not address the merits of the underlying decision by the Company to engage in the Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger or any matter related thereto. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of the Company Shares.

Global Markets & Investment Banking

On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Company Shares pursuant to the Merger is fair from a financial point of view to the holders of such shares.

Very truly yours

MERRILL LYNCH, PIERCE, FENNER & SMITH

Appendix C

Section 1701.85 of the Ohio Revised Code

Dissenting shareholders—compliance with section—fair cash value of shares.

(A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

(2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which the dissenting shareholder seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to the dissenting shareholder of the fair cash value of the shares as to which the dissenting shareholder seeks relief, which demand shall state the dissenting shareholder’s address, the number and class of such shares, and the amount claimed by the dissenting shareholder as the fair cash value of the shares.

(3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which the dissenting shareholder seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after the dissenting shareholder has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

(4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation. In the case of a conversion, a demand served on the converting corporation constitutes service on the converted entity, whether the demand is served before, on, or after the effective date of the conversion.

(5) If the corporation sends to the dissenting shareholder, at the address specified in the dissenting shareholder’s demand, a request for the certificates representing the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return the endorsed certificates to the dissenting shareholder. A dissenting shareholder’s failure to deliver the certificates terminates the dissenting shareholder’s rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of the shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only the rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

(B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, or in the case of a conversion may be the converted entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to a complaint is required. Upon the filing of a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from evidence submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have power and authority specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at a rate and from a date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

(C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

(D)(1) The right and obligation of a dissenting shareholder to receive fair cash value and to sell such shares as to which the dissenting shareholder seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

(a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

(b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

(c) The dissenting shareholder withdraws the dissenting shareholder’s demand, with the consent of the corporation by its directors;

(d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

(2) For purposes of division (D)(1) of this section, if the merger, consolidation, or conversion has become effective and the surviving, new, or converted entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the partners of a surviving, new, or converted partnership or the comparable representatives of any other surviving , new, or converted entity.

(E) From the time of the dissenting shareholder’s giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

Effective Date: 07-01-1994; 10-12-2006

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Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 9:00 a.m., Eastern Daylight Time, on August 8, 2007.

Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone

  •  Calltoll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

  •  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

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A	Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

	For Against Abstain	For Against Abstain
1. To adopt the Agreement and Plan of Merger, dated as of May 6, 2007, by and among Liberty Mutual Insurance Company, Waterfall Merger Corp. and Ohio Casualty Corporation.	☐ ☐ ☐

2.  To approve the adjournment or postponement of the Special Meeting of Shareholders, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.

☐ ☐ ☐

THIS PROXY WHEN PROPERLY EXECUTED AND DATED WILL BE VOTED AS DIRECTED OR,

IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2.

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The signature or signatures to this proxy must be the same as the name or names which appear hereon. Persons signing as attorneys, executors, administrators, trustees or guardians should give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

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Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

Proxy — Ohio Casualty Corporation

This proxy is solicited on behalf of the Board of Directors

SPECIAL MEETING OF SHAREHOLDERS AUGUST 08, 2007

Each undersigned shareholder of Ohio Casualty Corporation (the “Company”) hereby constitutes and appoints Dan R. Carmichael and Debra K. Crane, or either of them, with full power of substitution in each of them, as proxy or proxies of the undersigned to vote at the Special Meeting of Shareholders (the “Special Meeting”) of the Company to be held in the Ohio Casualty University Auditorium at Ohio Casualty Corporation, 9450 Seward Road, Fairfield, Ohio 45014, on August 8, 2007 at 9:00 a.m., local time, and at any adjournment thereof, all of the common shares of the Company the undersigned is entitled to vote at the Special Meeting, or at any adjournment thereof, including any common shares held on the undersigned’s behalf in The Ohio Casualty Insurance Company Employee Savings Plan, as indicated on the reverse.

THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ON THE REVERSE SIDE. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED “FOR” THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MAY 6, 2007, BY AND AMONG LIBERTY MUTUAL INSURANCE COMPANY, WATERFALL MERGER CORP. AND OHIO CASUALTY CORPORATION AND “FOR” THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO ADOPT THE FIRST PROPOSAL DESCRIBED ABOVE. IF ANY OTHER MATTERS ARE BROUGHT BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS.

All proxies previously given by the undersigned are hereby revoked.

PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.